UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Northrop Grumman Corporation

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April 8, 2011

On behalf of the Board of Directors and management team, we cordially invite you to attend Northrop Grumman Corporation’s 2011 Annual Meeting of Shareholders. This year’s meeting will be held Wednesday, May 18, 2011 at the Udvar-Hazy Center, Smithsonian National Air and Space Museum, located in Chantilly, Virginia, beginning at 8:00 a.m. Eastern Daylight Time.

We look forward to meeting those of you who are able to attend the meeting, which will be our first annual meeting in the Washington, D.C. area. For those who are unable to attend, live coverage of the meeting will be available on the Northrop Grumman Web site at www.northropgrumman.com.

At this meeting, shareholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. We will also provide a report on our company and will entertain questions of general interest to the shareholders.

Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to attend the meeting. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card.

Thank you for your continued interest in Northrop Grumman Corporation.

Lew Coleman	Wes Bush

Non-executive Chairman	Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

NOTICE

The Annual Meeting of Shareholders of Northrop Grumman Corporation will be held on Wednesday, May 18, 2011 at 8:00 a.m. Eastern Daylight Time at the Steven F. Udvar-Hazy Center, Smithsonian National Air and Space Museum, 14390 Air and Space Museum Parkway, Chantilly, Virginia, 20151.

Shareholders of record at the close of business on March 22, 2011 are entitled to vote at the Annual Meeting. The following items are on the agenda:

(1)	The election of the eleven nominees named in the attached Proxy Statement as directors to hold office until the 2012 Annual Meeting of Shareholders;

(2)	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditor for fiscal year ending December 31, 2011;

(3)	A proposal to approve the 2011 Long-Term Incentive Stock Plan;

(4)	A proposal to approve on an advisory basis, the compensation of our named executive officers;

(5)	A proposal to vote on the preferred frequency of future advisory votes on the compensation of our named executive officers;

(6)	Three shareholder proposals included and discussed in the accompanying Proxy Statement; and

(7)	Other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders are invited to attend the Annual Meeting. To be admitted you will need a form of photo identification. If your broker holds your shares in “street name”, you will also need proof of beneficial ownership of Northrop Grumman common stock.

By order of the Board of Directors,

Jennifer C. McGarey

Corporate Vice President and Secretary

1840 Century Park East

Los Angeles, California 90067

April 8, 2011

IMPORTANT

To assure your representation at the Annual Meeting, please sign, date and return the enclosed proxy card for which a return envelope is provided. No postage is required if mailed in the United States.

You may also submit a proxy by telephone or over the Internet. For instructions on submitting an electronic proxy please see page 2 of this Proxy Statement or the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting:

The Proxy Statement for the 2011 Annual Meeting of Shareholders and the Annual Report for the year ended December 31, 2010 are available at: www.edocumentview.com/noc.

i

Voting on Other Matters	96
Proposals of Shareholders for the 2012 Annual Meeting	96
Shareholder Nominees for Director Election at the 2012 Annual Meeting	96
Householding Information	96
Cost of Soliciting Proxies	96
EXHIBIT A: NORTHROP GRUMMAN 2011 LONG-TERM INCENTIVE STOCK PLAN	A-1

ii

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is issued in connection with the solicitation of the enclosed proxy by the Board of Directors of Northrop Grumman Corporation for use at the 2011 Annual Meeting of Shareholders. Our principal office is located at 1840 Century Park East, Los Angeles, California, 90067. We intend to mail a Notice of Internet Availability of Proxy Materials to shareholders of record and to make this Proxy Statement and accompanying materials available on the Internet on or about April 8, 2011.

Instead of mailing a printed copy of this Proxy Statement and accompanying materials to each shareholder of record, we have elected to provide a Notice of Internet Availability of Proxy Materials as permitted by the rules of the SEC. Such Notice instructs you as to how you may access and review all of the proxy materials and how you may provide your proxy. If you would like to receive a printed or e-mail copy of this Proxy Statement and accompanying materials from us, you must follow the instructions for requesting such materials included in the Notice.

Outstanding Voting Securities

On March 22, 2011 there were 292,543,316 shares of our common stock outstanding. Holders of record at the close of business on that date are entitled to vote at the Annual Meeting. Each share is entitled to one vote.

Voting at the Meeting or by Proxy

Shares represented by a properly executed proxy will be voted at the meeting in accordance with the shareholder’s instructions. If no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. Therefore, if no instructions are given, the proxyholders named on the card will vote FOR each of the eleven director nominees listed under Proposal One, FOR Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2011, FOR Proposal Three, the management proposal to approve the 2011 Long-Term Incentive Stock Plan, FOR Proposal Four, the management proposal to approve on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2011 Annual Meeting of Shareholders, FOR Proposal Five, the management proposal to adopt an annual vote as to the preferred frequency for the advisory vote on the compensation of our named executive officers, AGAINST Proposal Six, the shareholder proposal regarding cumulative voting, AGAINST Proposal Seven, the shareholder proposal regarding additional disclosure of political contributions, and AGAINST Proposal Eight, the shareholder proposal regarding shareholder action by written consent. If shares are held on an individual’s behalf under any of our savings plans, the proxy will serve to provide confidential instructions to the plan Trustee or Voting Manager who then votes the participant’s shares in accordance with the individual’s instructions. For those participants who do not return executed proxy cards, the applicable Trustee or Voting Manager will vote their plan shares in the same proportion as shares held under the plan for which voting directions have been received, unless the Employee Retirement Income Security Act (ERISA) requires a different procedure.

A shareholder who executes a proxy may revoke it at any time before its exercise by delivering a written notice of revocation to the corporate secretary or by signing and delivering another proxy that is dated later. A shareholder attending the meeting in person may revoke the proxy by giving notice of revocation to the inspector of election at the meeting or by voting at the meeting. If any other matters are properly brought before the meeting, the enclosed proxy card gives discretionary authority to the proxyholders named on the card to vote the shares in their best judgment.

Voting instructions from savings plan participants must be received by the plan Trustee or Voting Manager by 11:59 p.m. Eastern Time on May 15, 2011 to be used by the plan Trustee or Voting Manager to determine the votes for plan shares.

With respect to the election of directors, shareholders may vote for, against, or abstain in regards to each nominee. With respect to the frequency of the advisory vote on executive compensation, shareholders may vote for such advisory vote to occur every 1, 2 or 3 years or abstain from voting. With respect to each other proposal, shareholders may vote for the proposal, against the proposal or abstain from voting.

Brokers who hold shares of common stock for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members. Members of the New York Stock Exchange (NYSE) are permitted to vote their clients’ proxies in their own discretion on certain matters if the clients have not furnished voting instructions within ten days of the meeting. However, NYSE Rule 452 defines various proposals as “non-discretionary,” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the withheld votes are referred to as “broker non-votes.” We expect the NYSE will deem Proposal Two to be discretionary such that brokers will be entitled to vote shares on behalf of their clients in the absence of instructions received ten days prior to the meeting.

For Proposal One, the election of directors, a nominee will be elected if the votes cast “for” his or her election exceed the votes cast “against” his or her election. Abstentions and broker non-votes will not have any effect on the outcome of a nominee’s election.

Proposal Two, the ratification of the appointment of Deloitte & Touche LLP as our independent auditor, will be adopted by shareholders if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes (if any) will not have any effect on the outcome of Proposal Two.

Proposal Three, the approval of the 2011 Long-Term Incentive Stock Plan, will be adopted by shareholders upon the affirmative vote of a majority of the votes cast on the proposal. For Proposal Three only, New York Stock Exchange Rules require additionally that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal and that abstentions be treated as votes cast on the proposal. Abstentions on Proposal Three will therefore have the same effect as votes cast against the proposal. Broker non-votes will not be treated as votes cast on Proposal Three, so they will negatively affect whether the votes cast on Proposal Three represent over 50% in interest of all securities entitled to vote on the proposal, but they will not affect the actual vote on Proposal Three.

Proposal Four, the advisory vote on the compensation of our named executive officers, will be adopted by shareholders if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not have any effect on Proposal Four.

Proposal Five, the advisory vote on the frequency of the advisory vote on executive compensation, will be adopted by the shareholders if the votes cast for one of the three frequency alternatives exceed the votes cast against that frequency alternative. For this purpose, when considering whether a particular frequency alternative is adopted by shareholders, votes cast for one of the other two frequency alternatives will be deemed votes cast against the frequency alternative under consideration. Abstentions and broker non-votes will not have any effect on Proposal Five. If a particular frequency is not adopted by the required vote of the shareholders, the Board of Directors will nonetheless consider the votes cast for each frequency alternative in determining the frequency for future advisory votes on executive compensation.

Proposals Six, Seven and Eight and all other proposals properly submitted for shareholder action at the meeting will be adopted by the shareholders if the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes (if brokers cannot vote on the proposal absent client instruction) will not have any effect on the outcome of Proposals Six, Seven and Eight or other proposals properly brought before the meeting.

The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum at the Annual Meeting. Persons returning executed proxy cards will be counted as present for purposes of establishing a quorum even if they abstain from voting on any or all proposals. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and broker non-votes on other proposals will not affect the presence of a quorum.

Voting by Telephone or on the Internet

Registered shareholders and participants in our savings plans may grant a proxy for their shares over the telephone or on the Internet.

Our Bylaws specifically permit electronically transmitted proxies. The procedures available to registered shareholders to permit them to transmit proxies electronically are designed to authenticate the identity of each shareholder.

Registered shareholders and plan participants may vote on the Internet, as well as view the documents, by logging on to www.envisionreports.com/noc and following the instructions given. Any registered shareholder or plan participant may also grant a proxy by calling 800-652-VOTE (800-652-8683) (toll-free) with a touch-tone telephone and following the recorded instructions. Registered shareholders and plan participants may go to www.edocumentview.com/noc to view the Proxy Statement and Annual Report on the Internet.

Persons who own stock beneficially through a bank, broker or other agent may not vote directly. They will instead need to instruct the record owner as to the voting of their shares using the procedure identified by the bank, broker or other agent. Beneficial owners who hold our common stock in “street name” through a broker receive voting instruction forms from their broker. Most beneficial owners will be able to provide voting instructions by telephone or the Internet by following the instructions on the form they receive from their broker. Beneficial owners may view the Proxy Statement and Annual Report on the Internet by logging on to http:// www.edocumentview.com/noc.

The method used to grant a proxy or give voting instructions will not affect a registered shareholder’s right to attend or vote at the Annual Meeting. A person who beneficially owns shares of common stock through a bank, broker or other nominee can vote his or her shares in person at the Annual Meeting only if he or she obtains from the bank, broker or other nominee a proxy, often referred to as a “legal proxy”, to vote those shares, and presents such proxy to the inspector of election at the meeting together with his or her ballot.

VOTING SECURITIES

Stock Ownership of Certain Beneficial Owners

On December 31, 2010, there were 291,049,655 shares of our common stock outstanding. The following entities beneficially owned, to our knowledge, more than five percent of the outstanding common stock as of December 31, 2010:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Street Bank and Trust Company	32,935,400 shares	(a)	11.32%
One Lincoln Street, Boston, MA 02111
Capital World Investors	23,437,743 shares	(b)	8.05%
333 South Hope Street, Los Angeles, CA 90071
BlackRock Inc.	23,187,826 shares	(c)	7.97%
40 East 52nd Street, New York, NY 10022
Alliance Bernstein L.P.	19,946,562 shares	(d)	6.85%
1345 Avenue of the Americas, New York, NY 10105

(a)	This information was provided by State Street Bank and Trust Company (“State Street”) in a Schedule 13G filed with the SEC on February 14, 2011. According to State Street, as of December 31, 2010, State Street had shared voting power over 32,935,400 shares and shared dispositive power over 32,837,370 shares. This total includes 21,622,459 shares held in the Defined Contributions Master Trust for the Northrop Grumman Savings Plan for which State Street acts as a trustee.
(b)	This information was provided by Capital World Investors, a division of Capital Research and Management Company, in a Schedule 13G/A filed with the SEC on February 14, 2011. According to Capital World Investors, as of December 31, 2010, Capital World Investors had sole dispositive power over 23,437,743 shares and sole voting power over 9,787,743 shares.
(c)	This information was provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on February 7, 2011. According to BlackRock, Inc., as of December 31, 2010, BlackRock, Inc. had sole voting and dispositive power over 23,187,826 shares.
(d)	This information was provided by Alliance Bernstein L.P. in a Schedule 13G filed with the SEC on February 9, 2011. According to Alliance Bernstein L.P., as of December 31, 2010, Alliance Bernstein L.P. had sole voting power over 15,989,780 shares, sole dispositive power over 19,931,887 shares and shared dispositive power over 14,675 shares.

Stock Ownership of Officers and Directors

The following table shows beneficial ownership (as defined by applicable rules for proxy statement reporting purposes) of our common stock as of March 22, 2011 by each director nominee, by the Named Executive Officers and all directors and Named Executive Officers as a group. None of the persons named below beneficially owns in excess of 1% of the outstanding common stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person. No family relationship exists between any of the nominees for director or executive officers of the company.

	Shares of Common Stock Beneficially Owned		Share Equivalents(1)	Shares Subject to Option(2)	Total
Non-Employee Directors
Lewis W. Coleman (3)	5,094	(4)	26,366	10,500	41,960
Victor H. Fazio	6,248	(5)	18,247	6,000	30,495
Donald E. Felsinger	0		13,284	0	13,284
Stephen E. Frank	1,000		10,074	0	11,074
Bruce S. Gordon	0		5,157	0	5,157
Madeleine A. Kleiner	0		5,157	0	5,157
Karl J. Krapek	0		9,222	0	9,222
Richard B. Myers	0		9,235	0	9,235
Aulana L. Peters	12,475		12,694	6,000	31,169
Kevin W. Sharer	2,995		21,939	6,000	30,934
Named Executive Officers
Wesley G. Bush	132,918	(6)	4,758	848,878	986,554
James F. Palmer	38,769		0	273,749	312,518
Gary W. Ervin	24,904		6,149	215,916	246,969
James F. Pitts	40,539		0	316,566	357,105
Sheila C. Cheston	0	(7)	0	0	0
Linda A. Mills	20,576	(8)	8,585	177,583	206,744
James L. Cameron	6,111		0	16,341	22,452
Other Executive Officers	177,417		5,391	643,207	826,015
Directors and Executive Officers as a Group (25 persons)	469,046		156,258	2,520,740	3,146,044	(9)

(1)	Share equivalents for directors represent non-voting deferred stock units acquired under the 1993 Stock Plan for Non-Employee Directors (“1993 Directors Plan”) some of which are paid out in shares of common stock at the conclusion of a director-specified deferral period, and others are paid out upon termination of the director’s service on the Board of Directors. Certain of the Named Executive Officers hold share equivalents with pass-through voting rights in the Northrop Grumman Savings Plan.
(2)	These shares subject to option are either currently exercisable or exercisable within 60 days as of March 22, 2011.
(3)	Mr. Coleman is also non-executive Chairman of the Board of Directors.
(4)	Includes 108 shares in The Coleman Family Trust of which Mr. Coleman is a trustee.
(5)	Total includes 1,297 shares held in our Dividend Reinvestment Plan.
(6)	The shares are held in the W.G. and N.F. Bush Family Trust of which Mr. Bush and his wife are trustees.
(7)	Ms. Cheston was hired in August 2010.
(8)	Includes 14,745 shares held by the Linda Anne Mills Living Trust.
(9)	Total represents 1.075% of the outstanding common stock.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the 2011 Annual Meeting of Shareholders all directors will be elected for a term expiring at the next annual meeting held after their election to that term.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the eleven director nominees listed in the table below. Each of the eleven director nominees has consented to serve, and we do not know of any reason why any of them would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

The following paragraphs include information each of the eleven nominees has provided to us about the positions he or she currently holds, their principal occupation and experience for the past five years, and the other companies of which each nominee currently serves as a director or has served as a director during the past five years. In addition, the information below includes each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that each nominee should serve as a director. All the nominees are presently serving on the Board of Directors and all nominees will be elected for a one year term.

Nominees for Director

WESLEY G. BUSH, 50. Chief Executive Officer and President, Northrop Grumman Corporation. Director since 2009

Mr. Wes Bush was elected Chief Executive Officer and President effective January 1, 2010 and has served on the Board of Directors since September 2009. Mr. Bush served as President and Chief Operating Officer from March 2007 through December 2009, as President and Chief Financial Officer from May 2006 through March 2007 and as Corporate Vice President and Chief Financial Officer from March 2005 to May 2006. Following the acquisition of TRW by Northrop Grumman, he was named Corporate Vice President and President of the Space Technology sector. Mr. Bush joined TRW in 1987 and during his career with that company held various leadership positions including president and CEO TRW Aeronautical Systems, vice president and general manager of TRW’s telecommunications programs division and vice president and general manager of TRW Ventures. Mr. Bush serves on the board of several non-profit organizations, including the Smithsonian National Air and Space Museum, Conservation International and the Business-Higher Education Forum. He also serves on the National Infrastructure Advisory Council.

Mr. Bush has 27 years of experience in the aerospace and defense industry which have included a broad array of management experience. He has held a number of key positions at our company including chief financial officer, chief operating officer and currently CEO and President. Mr. Bush has extensive international business experience. His service on the boards of non-profit organizations which focus on issues involving homeland security, conservation and higher education in science, technology, engineering, and math enhance the knowledge of the Board of Directors in these key areas. Mr. Bush is the only member of management who serves on the Board of Directors.

LEWIS W. COLEMAN, 69. Non-executive Chairman of the Board, Northrop Grumman Corporation President and Chief Financial Officer, DreamWorks Animation SKG, a film animation studio. Director since 2001

Mr. Lewis W. Coleman has been the President of DreamWorks Animation since December 2005 and Chief Financial Officer since March 2007. He has been a director of DreamWorks Animation since 2006. Previously he was the President of the Gordon and Betty Moore Foundation from its founding in 2000 to 2004. Prior to that, Mr. Coleman was employed by Banc of America Securities, formerly known as Montgomery Securities where he was a Senior Managing Director from 1995 to 1998 and Chairman from 1998 to 2000. Before he joined Montgomery Securities, Mr. Coleman was formerly chairman of Banc of America Securities L.L.C., a subsidiary of Bank of America Corporation in San Francisco and also served as vice chairman of the Board of Directors and chief financial officer for Bank of America and Bankamerica Corp. Before that, Mr. Coleman was head of the World Banking Group, assuming that position after he earlier directed its capital markets division where he was responsible for all global trading and underwriting activity. He joined the bank in 1986 as chief credit officer for the group. Mr. Coleman spent the previous thirteen years at Wells Fargo Bank where his positions included Head of International Banking, Chief Personnel Officer and Chairman of the Credit Policy Committee. Mr. Coleman earned a bachelor’s degree in economics from Stanford University and currently serves as a director of DreamWorks Animation. During the past five years, he served as a director of Regal Entertainment and Chiron Corporation which was acquired by Novartis AG in April 2006.

Mr. Coleman brings extensive banking and financial experience and has demonstrated his board leadership skills since serving as our lead independent director and now as the non-executive Chairman of the Board. He is also active in several non-profit organizations which allows him to bring a broad perspective to our Board of Directors on a number of non-financial issues. These non-profit organizations include several environmental groups and The National Academies Board on Science, Technology and Economic Policy, which focuses on issues of trade, tax, human resources, research and development, and statistical policy.

VICTOR H. FAZIO, 68. Senior Advisor, Akin Gump Strauss Hauer & Feld LLP, a law firm. Director since 2000

Mr. Victor H. Fazio was named Senior Advisor at Akin Gump Strauss Hauer & Feld LLP in May 2005 after serving as senior partner at Clark & Weinstock since 1999. Prior to that Mr. Fazio was a Member of Congress for 20 years representing California’s third congressional district. During that time he served as a member of the Armed Services, Budget and Ethics Committees and was a member of the House Appropriations Committee where he served as Subcommittee Chair or ranking member for 18 years. Mr. Fazio was a member of the elected Leadership in the House from 1989-1998 including four years as Chair of his Party’s Caucus, the third ranking position. From 1975 to 1978, Mr. Fazio served in the California Assembly and was a member of the staff of the California Assembly Speaker from 1971 to 1975. He is a member of the board of directors of various private companies and non-profit organizations including the Ice Energy Corporation, Peyton Street Independent Financial Services, Energy Future Coalition, the Campaign Finance Institute, the Committee for a Responsible Federal Budget, Center for Strategic Budgetary Assessments, The Information Technology and Innovation Foundation, UC Davis Medical School Advisory Board, UC Davis Foundation, and the U.S. Capitol Historical Society.

Mr. Fazio’s service in Congress brings to our Board of Directors expertise in budgeting, appropriations and national security. He also has public policy experience from running for and serving in public office. As a Senior Advisor for Akin Gump Strauss Hauer & Feld LLP, he has represented clients for a wide variety of public policy matters. His extensive board experience with the American Stock Exchange and our Board of Directors, as well as his service as Chair of the Governance Committee, gives him broad-based corporate governance expertise and a deep knowledge of our company’s governance culture and history.

DONALD E. FELSINGER, 63. Chairman and Chief Executive Officer, Sempra Energy, an energy services holding company. Director since 2007

Mr. Donald E. Felsinger is Chairman of the Board of Directors and Chief Executive Officer of Sempra Energy, a position he has held since February 1, 2006. Beginning in January 2005, Mr. Felsinger was President and Chief Operating Officer of Sempra Energy and a member of the board of directors, and from 1998 through 2004, he was Group President and Chief Executive Officer of Sempra Global. Prior to the merger that formed Sempra Energy he served as President and Chief Operating Officer of Enova Corporation, the parent company of San Diego Gas & Electric (SDG&E). Prior positions included President and Chief Executive Officer of SDG&E, Executive Vice President of Enova Corporation, and Executive Vice President of SDG&E. Mr. Felsinger serves on the board of Archer Daniels Midland and is a member of The Conference Board, the Committee Encouraging Corporate Philanthropy, and the USA/Mexico Chamber of Commerce.

Mr. Felsinger brings extensive experience as a board member, chair and CEO with Fortune 500 companies. His leadership roles at Sempra Energy and other energy companies have allowed him to provide our Board of Directors with his expertise in mergers and acquisitions, environmental matters, corporate governance, strategic planning, engineering, finance, human resources, compliance, risk management, international business and public affairs. Mr. Felsinger possesses in-depth knowledge of executive compensation and benefits practices and serves as Chair of the Compensation Committee.

STEPHEN E. FRANK, 69. Retired Chairman, President and Chief Executive Officer, Southern California Edison, an electric utility company. Director since 2005

Mr. Stephen E. Frank served as Chairman, President and Chief Executive Officer of Southern California Edison from 1995 until his retirement in January 2002. During this time he served on the boards of directors of that company and its parent, Edison International. Prior to joining Southern California Edison in 1995, Mr. Frank was President and Chief Operating Officer of Florida Power and Light Company as well as a director of FPL Group, the parent company. He also has served as Executive Vice President and Chief Financial Officer of TRW Inc., as well as Vice President, Controller, and Treasurer of GTE Corporation. His earlier career included financial and sales management positions with U.S. Steel Corporation. He earned a bachelor’s degree from Dartmouth College and an MBA in finance from the University of Michigan. He also completed the Advanced Management Program at Harvard Business School. Mr. Frank serves on the board of directors of Washington Mutual, Inc., NV Energy Inc., and AEGIS Insurance Services Limited. He served on the board of Intermec, Inc., Puget Energy, Inc. and LNR Property Corporation during the past five years. He also serves as a board member of the Los Angeles Philharmonic Association and the Reno Philharmonic Association.

Mr. Frank has experience as an executive officer and director of several public companies and brings to our Board of Directors a strong background in finance and operating management in a variety of diversified industries and organizations. He has served in such senior leadership positions as chairman, CEO, president, chief financial officer and controller. Mr. Frank holds an MBA in Finance, is an audit committee financial expert as defined by SEC rules and serves as Chair of the Audit Committee.

BRUCE S. GORDON, 65. Former President & CEO, NAACP and Retired President, Retail Markets Group, Verizon Communications Inc., a telecommunications company. Director since 2008

Mr. Bruce S. Gordon served as President and Chief Executive Officer of the National Association for the Advancement of Colored People (NAACP) from June 2005 to March 2007. In 2003, Mr. Gordon retired from Verizon Communications Inc., where he had served as President, Retail Markets Group since 2000. Prior to that, Mr. Gordon served as Group President of the Enterprise Business Unit, President of Consumer Services, Vice President of Marketing and Sales, and Vice President of Sales for Bell Atlantic Corporation (Verizon’s predecessor). He is a trustee of the U.S. Fund for UNICEF, National Underground Railroad Freedom Center; and a member of the Executive Leadership Council. Mr. Gordon is a director of Tyco International Ltd. and CBS Corporation. He currently serves as a diversity consultant to Fortune 500 companies.

Mr. Gordon brings business leadership skills from his experience with corporate and non-profit enterprises. Mr. Gordon possesses strong skills in marketing and human resources. He has led diversity efforts and gained a reputation as a leader and consensus builder. In addition, his service on boards of other large public companies provides our Board of Directors with insight into large company governance best practices.

MADELEINE A. KLEINER, 59. Former Executive Vice President and General Counsel, Hilton Hotels Corporation, a hotel and resort company. Director since 2008

Ms. Madeleine A. Kleiner served as executive vice president, general counsel and corporate secretary for Hilton Hotels Corporation from January 2001 until February 2008 when she completed her responsibilities in connection with the sale of the company. From 1999 through 2001 she served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. Ms. Kleiner served as senior executive vice president, chief administrative officer and general counsel of H.F. Ahmanson & Company and its subsidiary, Home Savings of America until the company was acquired in 1998, and prior to that was a partner at the law firm of Gibson, Dunn and Crutcher where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance and securities transactions and compliance. Ms. Kleiner is vice chair of the UCLA Medical Center Board of Advisors and a member of the board of the New Village Charter School.

Ms. Kleiner’s experience as general counsel and overseeing the corporate secretarial function for two public companies and as outside counsel to numerous public companies has provided her and brings to our Board of Directors expertise in corporate governance, implementation of Sarbanes-Oxley controls, risk management, securities transactions, mergers and acquisitions, human resources, government relations and crisis management. She also is an audit committee financial expert as defined by SEC rules. Ms. Kleiner’s training as a lawyer combined with the experience of being a member of executive management of a number of companies makes her a resource for our Board of Directors in its analysis of a variety of business issues.

KARL J. KRAPEK, 62. Retired President and Chief Operating Officer, United Technologies Corporation, an aerospace and building systems company. Director since 2008

Mr. Karl J. Krapek retired as president and chief operating officer of United Technologies Corporation in January 2002. At United Technologies Corporation, he served 20 years in various management positions, including executive vice president and director in 1997; president and chief executive officer of Pratt & Whitney in 1992; chairman, president and chief executive officer of Carrier Corporation in 1990; and president of Otis Elevator Company in 1989. Prior to joining United Technologies Corporation, he was manager of Car Assembly Operations for the Pontiac Motor Car Division of General Motors Corporation. In 2002, Mr. Krapek became a co-founder of The Keystone Companies, which develops residential and commercial real estate. He chairs the Strategic Planning Committee for the Board of Directors at St. Francis Care, Inc. Mr. Krapek is lead independent director of The Connecticut Bank and Trust Company, and a director of Prudential Financial, Inc. and is lead independent director of Visteon Corporation. He was a director of Delta Airlines Inc. and Alcatel Lucent during the past five years.

Mr. Krapek brings industry experience, leadership skills and public company board experience to our Board of Directors. He has deep operational experience in aerospace and defense in domestic and international business operations and technology. Mr. Krapek also excels in strategic planning and performance improvement. He holds leadership positions at several non-profit charitable and educational organizations.

RICHARD B. MYERS, 69. General, United States Air Force (Ret.) and Former Chairman of the Joint Chiefs of Staff. Director since 2006

General Richard B. Myers retired from his position as the fifteenth Chairman of the Joint Chiefs of Staff in September 2005 after serving in that position for four years. In this capacity, he served as the principal military advisor to the President, the Secretary of Defense, and the National Security Council. Prior to becoming Chairman, he served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. As the Vice Chairman, General Myers served as the Chairman of the Joint Requirements Oversight Council, Vice Chairman of the Defense Acquisition Board, and as a member of the National Security Council Deputies Committee and the Nuclear Weapons Council. During his military career, General Myers’ commands included Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; Commander Pacific Air Forces; and Commander of U.S. Forces Japan and 5th Air Force at Yokota Air Base, Japan. General Myers is a director of Deere & Company, United Technologies, and Aon Corp. He is Foundation Professor of Military History and Leadership at Kansas State University and occupies the Colin L. Powell Chair for National Security Ethics, Leadership and Character at the National Defense University.

During his extensive career as a senior military officer and Chairman of the Joint Chiefs of Staff, General Myers has held leadership positions at the highest levels of the United States government and armed forces. He possesses a deep understanding of crisis management, and is a leading expert on national security and global geo-political issues. He has extensive experience with Department of Defense operational requirements and is able to provide our Board of Directors with advice on issues related to the intelligence community. General Myers is a recipient of the Presidential Medal of Freedom and serves on boards of several large public companies.

AULANA L. PETERS, 69. Retired Partner, Gibson, Dunn & Crutcher, a law firm. Director since 1992

Ms. Aulana L. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From 2001 to 2002, Ms. Peters served as a member of the Public Oversight Board of the American Institute of Certified Public Accountants. Ms. Peters has also served as a member of the Financial Accounting Standards Board Steering Committee for its Financial Reporting Project and as a member of the Public Oversight Board’s Panel on Audit Effectiveness. Currently Ms. Peters serves on the U.S. Comptroller General’s Accountability Advisory Council, the International Public Interest Oversight Board, and the Board of Trustees, Mayo Clinic. Ms. Peters is a director of 3M Company and Deere & Company. She served on the board of Merrill Lynch & Co. during the past five years.

Ms. Peters served as a Commissioner of the SEC and as a partner in a major law firm. She brings to our Board of Directors extensive public board experience, as well as public accounting and audit committee expertise. Ms. Peters’ memberships on the International Public Interest Oversight Board for Auditing and Professional Ethics, the U.S. Comptroller General Accountability Advisory Panel and the Advisory Board to the Public Company Accounting Oversight Board (PCAOB) give our Board of Directors access to thought leadership in auditing, ethics and professional standards. Ms. Peters has authored numerous articles on corporate governance and Sarbanes-Oxley compliance and is an audit committee financial expert as defined by SEC rules.

KEVIN W. SHARER, 63. Chairman, Chief Executive Officer and President, Amgen Inc., a biotechnology company. Director since 2003

Mr. Kevin W. Sharer has served as Chairman of the Board of Amgen since December 2000 and as Chief Executive Officer since 2000. Mr. Sharer joined Amgen in 1992 as President, Chief Operating Officer and member of the board of directors. Before joining Amgen, Mr. Sharer was Executive Vice President and President of the Business Markets Division at MCI Communications. Prior to MCI, he served in a variety of executive capacities at General Electric and was a consultant for McKinsey & Company. He is chairman of the board of trustees of the Los Angeles County Museum of Natural History. Mr. Sharer also serves on the board of directors of Chevron Corporation.

Mr. Sharer’s position as the chief executive officer of a large public company has enabled him to develop significant expertise in strategy, marketing, organization, international and domestic business and crisis management. He brings to our Board of Directors extensive knowledge of human resources and compensation issues as well as experience in dealing with regulatory agencies. Mr. Sharer also served as an officer in the U.S. Navy. He holds board leadership positions at large public companies and non-profit organizations.

Vote Required

To be elected, a nominee must receive more votes cast “for” than votes cast “against” his or her election. Even if a nominee is not re-elected, he or she will remain in office until a successor is elected or until his or her earlier resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELEVEN NOMINEES FOR DIRECTOR LISTED ABOVE.

GOVERNANCE OF THE COMPANY

Principles of Corporate Governance

The primary responsibility of the Board of Directors is to foster our company’s long-term success representing the interests of our shareholders. In accordance with this philosophy, the Board of Directors has adopted Principles of Corporate Governance that reinforce our values by promoting responsible business practices and good corporate citizenship. The Board of Directors reviews these principles at least annually and considers opportunities for improvement and modification based on changed circumstances. You may obtain a copy of the Principles of Corporate Governance on our website (www.northropgrumman.com) or as described in the “Available Information” section below.

Role of the Board and Director Responsibility

Our day-to-day business and affairs are conducted by our employees and officers, under the direction of the chief executive officer and the oversight of the Board of Directors. In discharging the obligation of oversight, directors ask questions of and raise issues with management. Directors also communicate freely amongst themselves both at and apart from formal meetings.

The Board of Directors’ general oversight responsibilities include, but are not limited to the following:

•	review, approve, and monitor our long-range business strategies and significant corporate actions;

•	oversee and evaluate management’s performance;

•	oversee senior executive succession planning;

•

oversee policies to maintain our integrity and ethics, including the integrity of our financial statements, compliance with law and ethics, and the integrity of our relationships with customers and suppliers; and

•	provide advice and counsel to management.

Director Nomination Process

The Governance Committee identifies and evaluates director candidates and may employ a third party search firm to assist in this process. Board members also suggest director candidates to the Governance Committee and the Governance Committee will also consider shareholder nominees if such shareholder nominations have been submitted in writing, accompanied both by a description of the proposed nominee’s qualifications and an indication of the consent of the proposed nominee and relevant biographical information. The shareholder recommendation should be addressed to the Governance Committee in care of the corporate secretary. The Governance Committee will evaluate candidates recommended by shareholders in the same manner as all other candidates brought to the attention of the Governance Committee. The Governance Committee has not had any director candidates put forward by a shareholder or a group of shareholders who beneficially owned more than five percent of our stock for at least one year.

The Governance Committee carefully considers all candidates on the basis of background and experience, consistent with the criteria set forth in the Principles of Corporate Governance and recommends to the Board of Directors nominees for election. In making its selection, the Governance Committee bears in mind that the foremost responsibility of a director is to represent the interests of our shareholders as a whole. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest or other consideration that might prevent service on our Board of Directors. In evaluating candidates, the Governance Committee also considers the integrity and reputation of the individual as well as the particular skills and experience most beneficial to the Board of Directors at that time. The Governance Committee may also evaluate whether a director candidate is willing to submit to a background check necessary for obtaining a top secret clearance.

As set forth in the Governance Committee Charter, the Governance Committee is responsible for establishing the criteria for Board membership. The Governance Committee includes diversity as a key criterion for board composition. While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our Board of Directors. To accomplish that objective, the Governance Committee seeks to achieve diversity including race, gender and national origin as well as differences in perspective, professional experience, education, skill and other qualities that contribute to our Board of Directors. The Governance Committee considers diversity amongst other important criteria for board membership and regularly monitors the composition of the Board of Directors with respect to its definition of diversity. We have established a number of programs and initiatives to help further diversity and inclusion throughout our company.

In accordance with our Bylaws and Certificate of Incorporation, directors are elected by the shareholders for a one-year term expiring at the Annual Meeting of Shareholders following their election. Generally, in order to be elected or re-elected to the Board of Directors, a director nominee must receive more votes cast for rather than against his or her election or re-election unless one or more shareholders provide notice of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a director election. Between annual meetings of the shareholders, the Board of Directors has the authority, under our Bylaws and Certificate of Incorporation, to fill any vacant positions.

Effect of a Failure by an Incumbent Director to Receive the Required Vote for Re-Election

Following the annual meeting at which the directors are elected, each director is required to tender a resignation that will be effective upon (i) the failure to receive the required vote at any future meeting at which such director faces re-election and (ii) the Board of Directors’ acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Governance Committee will consider whether the Board of Directors should accept the director’s resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation and will also request that all non-independent directors abstain from participating in the decision regarding the resignation unless the Board of Directors determines that the participation of one or more such directors is necessary under the circumstances. The Governance Committee and the Board of Directors may consider any factor they deem relevant in deciding whether to accept a resignation, including, without limitation, any harm to our company that may result from accepting the resignation, the underlying reasons for the vote against the director, and whether action in lieu of accepting the resignation would address the underlying reasons for such votes against the director.

The Board of Directors will decide whether to accept or reject a resignation within 90 days following the certification of the election results, unless the Board of Directors determines that compelling circumstances require additional time. The Board of Directors’ decision will be disclosed in a periodic or current report to be filed with the SEC within four business days of such decision.

Director Independence

The Board of Directors has established an objective that at least 75% of the directors be independent directors. The Board of Directors annually determines the independence of directors based on a review by the directors and the Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she meets the requirements for independent directors under the applicable rules of the New York Stock Exchange and the SEC and has no material relationship with our company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with our company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

Our Principles of Corporate Governance provide that a director may be deemed not to have a material relationship with our company if he or she:

•

Has not within the prior three years been a director, executive officer or trustee of a charitable organization that received annual contributions from our company exceeding the greater of $1 million, or 2% of the charitable organization’s annual gross revenues, where the gifts were not normal matching charitable gifts, did not go through normal corporate charitable donation approval processes or were made “on behalf of” a director;

•

Has not within the prior three years been employed by, a partner in or otherwise affiliated with any law firm or investment bank in which the director’s compensation was contingent on the services performed for our company or in which the director personally performed services for our company and the annual fees we paid during the preceding fiscal year did not exceed the greater of $1 million or 2% of the gross annual revenues of such firm; and

•

Has not within the prior three years owned, and has no immediate family member who owned, either directly or indirectly as a partner, shareholder or officer of another company, more than 5% of the equity of an organization that has a business relationship with (including significant purchasers of goods or services), or more than 5% ownership in, our company.

In February 2011, the Board of Directors and the Governance Committee reviewed directors’ responses to a questionnaire asking about their and their immediate family members’ relationships with our company and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between our Company and the directors or parties related to the directors. The Board of Directors considered that Mr. Felsinger, Mr. Frank, Mr. Gordon, Mr. Krapek, Gen. Myers, Ms. Peters and Mr. Sharer serve as members of the boards of for-profit organizations to which we have made payments in the usual course of our business and each individual has no other relationship with such entity outside the role of director. The Board of Directors considered that Mr. Fazio, Mr. Felsinger, Mr. Frank, Ms. Kleiner, Gen. Myers and Mr. Sharer serve as members of the boards of charitable and other non-profit organizations to which we have made contributions in the usual course of our charitable contributions program. In all cases our annual contribution did not exceed the greater of $1,000,000 or 2% of the charitable and non-profit organization’s annual gross revenue. In addition, Mr. Sharer’s daughter is employed by us in a non-executive position, and her compensation is below the threshold required for disclosure by the SEC and was determined by the Board of Directors not to interfere with Mr. Sharer’s independence.

The Governance Committee determined that the ten non-employee directors are independent. All of the members of the Audit, Compensation, Governance, and Policy Committees are independent. The Governance Committee reported its conclusion to the Board of Directors, and the Board of Directors then considered each director individually and, in applying the standards described above and considering the facts listed above concerning certain of the directors, determined that none of the ten non-employee directors has had during the last three years any material relationship with our company that would compromise his or her independence.

Accordingly, the Board of Directors affirmatively determined that all of the directors, except Mr. Bush, our Chief Executive Officer and President, are independent. The independent directors constitute approximately 91% of the members of our Board of Directors.

Chairperson of the Board

Our Bylaws establish the position of chairperson of the board. The chairperson of the board will generally be an independent director or the chief executive officer. An independent chairperson of the board will:

•	Serve as a liaison between the chief executive officer and the independent directors;

•	Advise on the quality, quantity and timeliness of the information sent to the Board of Directors;

•

Prepare the agendas of the Board of Directors meetings and assist the chairpersons of each standing committee with preparation of agendas for the respective committee meetings, taking into account the requests of other board and committee members;

•	Set an appropriate schedule for Board of Directors meetings to assure that there is sufficient time for discussion of all agenda items;

•	Along with the Chairperson of the Governance Committee, interview all candidates for the Board of Directors and make recommendations to the Governance Committee and the Board of Directors;

•	Have the authority to call meetings of the independent directors; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

Prior to January 1, 2010, we had a single person serving in the roles of chairman of the board and chief executive officer. Beginning January 1, 2010, Mr. Bush became Chief Executive Officer while maintaining his President title, and Mr. Coleman became our non-executive Chairman of the Board. The Board of Directors believes that it is in the best interests of our company and our shareholders to have the flexibility to determine the best director to serve as chairperson of the board. Our Governance Committee and our Board of Directors considered a number of factors to determine who would be the best director to serve as chairperson of the board, including the additional management responsibilities that Mr. Bush would have as both chief executive officer and president and Mr. Coleman’s experience and performance as lead independent director, and concluded that Mr. Coleman would be the best director to serve in the role of chairperson of the board.

Lead Independent Director

If at any time the chairperson of the board is not independent, the independent directors will designate from among them a lead independent director. If so designated, the lead independent director will:

•

Subject to any contrary provision in our Bylaws, preside at all meetings of the Board of Directors at which the chairperson of the board is not present, including executive sessions of the independent directors;

•	Serve as liaison between the chairperson of the board and the independent directors;

•	Advise on the quality, quantity and timeliness of the information sent to the Board of Directors;

•

Provide the chairperson of the board with input as to the preparation of the agendas of the Board of Directors and Committee meetings, taking into account the requests of the other committee and board members;

•	Advise the chairperson of the board on the appropriate schedule of Board of Directors meetings to assure that there is sufficient time for discussion of all agenda items;

•	Have the authority to call meetings of the independent directors;

•

Interview, along with the chairperson of the board and the Chairperson of the Governance Committee, all candidates for the Board of Directors and make recommendations to the Governance Committee and the Board of Directors; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

Board Membership

All new directors receive an orientation that is individually designed for each director taking into account his or her experience, background, education and committee assignments. This orientation includes one-on-one meetings with senior management and extensive written materials about our company and our various products and operations. We also maintain a list of continuing director education opportunities, and all directors are encouraged to periodically attend, at our expense, director continuing education programs offered by various organizations.

Directors should not serve on more than four other boards of publicly traded companies in addition to our Board of Directors without the approval of the Chairperson of the Governance Committee. A director who is a full time employee of our company may not serve on the board of more than two other public companies unless approved by the Board of Directors. When a director’s principal occupation or business association changes substantially during his or her tenure as a director, the Board of Directors expects the director to tender his or her resignation for consideration by the Governance Committee, which subsequently will recommend to the Board of Directors the action, if any, to be taken with respect to the resignation. We have a retirement policy whereby a director will retire at the Annual Meeting of Shareholders following his or her 72nd birthday.

Board Meetings and Executive Sessions

On an annual basis, the Board of Directors holds an extended meeting to review our company’s long-term strategy for each of our businesses, as well as for our company as a whole.

The Board of Directors holds its meetings at company locations other than our corporate headquarters on a regular basis to provide the directors with an in-depth review of the business at that location, a first-hand view of the operations and an opportunity for the board members to interact with management at the facility.

The non-employee directors meet in executive session following each in-person Board of Directors meeting and on other occasions as needed. The non-executive chairperson of the board or the lead independent director presides over the executive sessions. The Audit Committee meets in executive session at each in-person meeting, and regularly requests separate executive sessions with representatives from the independent registered public accounting firm and our Vice President, Internal Audit. The Compensation Committee also meets in executive session at each regular meeting, and regularly requests the Compensation Committee’s compensation consultant report to the Compensation Committee in executive session. All other committees may meet without management present as they deem necessary.

The chairperson of the board, in consultation with the lead independent director, if any, and committee chairpersons, establishes the agenda for each Board of Directors meeting. Any other member of the Board of Directors is free to suggest the addition of any other item(s). The chairpersons of the committees coordinate committee meeting agendas with appropriate members of management. Other committee members are free to suggest additional agenda items.

Evaluation and Succession Planning

Every year the Board of Directors conducts an assessment of its performance and at the conclusion of the evaluation process discusses its results. The Board of Directors also considers the performance of each individual director on a regular basis.

The Board of Directors believes that providing for continuity of leadership is critical to the success of our company. Therefore, processes are in place to:

•	annually evaluate the chief executive officer based on a specific set of performance objectives;

•

annually provide the Compensation Committee with an assessment of persons considered potential successors to certain management positions and the Compensation Committee reports and discusses the results of these reviews with the Board of Directors; and

•	support continuity of top leadership, including chief executive officer succession.

RISK MANAGEMENT

The Board of Directors as a whole has responsibility for risk oversight. The Audit Committee discusses guidelines and policies with respect to risk assessment and risk management including insurance risk management, major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee annually receives a report from the Chief Financial Officer addressing the company’s risk management process and system, the nature of the material risks the company faces, and how the company responds to and mitigates these risks. Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for our company. The Audit Committee periodically reports to the full Board of Directors concerning risk management, including the significant risks our company faces and the processes, policies and procedures we employ to monitor and control such risks.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Policy Committee. The membership of these committees is usually determined at the organizational meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. All the committees are composed entirely of independent directors. The membership of each committee during 2010 was as follows, with the chairperson listed first:

Audit	Compensation	Governance	Policy
Stephen E. Frank Thomas B. Fargo Victor H. Fazio Madeleine A. Kleiner Aulana L. Peters	Donald E. Felsinger Lewis W. Coleman Bruce S. Gordon Karl J. Krapek Richard B. Myers	Victor H. Fazio Lewis W. Coleman Donald E. Felsinger Stephen E. Frank Madeleine A. Kleiner Aulana L. Peters	Richard B. Myers Thomas B. Fargo Bruce S. Gordon Karl J. Krapek Kevin W. Sharer

The current membership of each committee remains unchanged, except for the resignation of Admiral Thomas B. Fargo from the Board of Directors and its Committees on March 21, 2011.

Audit Committee

The Audit Committee meets periodically with management and with both our independent registered public accounting firm and our internal audit management to review audit results and the adequacy of and compliance with our system of internal controls.

The Audit Committee’s responsibilities include, among other things:

•	appoint, subject to shareholder ratification at each Annual Meeting of Shareholders, discharge, compensate, retain, oversee and evaluate the work of our independent registered public accounting firm;

•

review and pre-approve each service and related fees considered to be auditing services and non-prohibited non-audit services to be provided by our independent registered public accounting firm pursuant to pre-approval policies and procedures established by the Audit Committee;

•

review critical accounting policies, material alternative accounting treatments and the ramifications of such treatments, and material written communications from our independent registered public accounting firm, including reports or management letters on significant deficiencies and material weaknesses in internal control over financial reporting;

•	oversee the internal audit program, including advising on leadership of the internal audit department and reviewing significant issues raised by internal audit;

•	review with our independent registered public accounting firm and internal audit the scope and plan of their respective audits and degree of coordination of their plans;

•	set and periodically review company hiring policies for employees or former employees of our independent registered public accounting firm;

•

prior to filing our annual report on Form 10-K and our quarterly reports on Form 10-Q with the SEC, meet, review and discuss with management, internal audit and our independent registered public accounting firm the financial statements included in such report, the management’s discussion and analysis section, management’s assessment of and report on the effectiveness of internal control over financial reporting, matters covered by the certification by our principal executive officer and principal financial officer and our quarterly earnings press release and included financial information;

•	initiate special investigations, and have the authority to engage independent counsel, accounting and other advisers as the Audit Committee determines necessary to carry out its responsibilities; and

•

establish and periodically review procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter. The Audit Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Audit Committee charter can be found on our website (www.northropgrumman.com).

The Board of Directors has determined that all members of the Audit Committee are independent and financially literate. Further, the Board of Directors has determined that Mr. Frank, Ms. Kleiner and Ms. Peters possess accounting or related financial management expertise within the meaning of the New York Stock Exchange listing standards and that each qualifies as an “audit committee financial expert” as defined by SEC rules. See “Board Meetings and Executive Sessions” section above for a discussion of the Audit Committee’s meetings in executive sessions.

Every year, the Audit Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Audit Committee held 13 meetings in 2010.

Compensation Committee

The Compensation Committee administers and provides strategic direction for our executive compensation and benefit programs and oversees our management development and succession process. The Compensation Committee oversees all of our compensation and benefit programs and actions that affect the Named Executive Officers as well as all other elected officers.

The Compensation Committee’s responsibilities include, among other things:

•	set, or recommend to the Board of Directors for determination, the compensation of the chief executive officer;

•	review and approve the compensation of all of our other elected officers;

•	administer our employee benefit plans;

•	establish annual and long-term performance objectives for our elected officers;

•

evaluate the performance of the chief executive officer and all elected officers against their goals and objectives and make recommendations to the Board of Directors with respect to our incentive compensation plans; and

•	review and recommend the compensation of directors to the Board of Directors.

The Compensation Committee also has the authority to appoint and dismiss advisors and compensation consultants and approve their compensation. These advisors and compensation consultants report directly to the Compensation Committee.

The Compensation Committee Charter describes the responsibilities of the Compensation Committee and its oversight of the various compensation programs. The charter allows the Compensation Committee to delegate its authority to a subcommittee, and the Compensation Committee may also delegate authority to the chief executive officer to grant equity awards to our employees who are not elected officers. The Compensation Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Compensation Committee charter can be found on the Company’s website (www.northropgrumman.com).

Every year the Compensation Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Compensation Committee held ten meetings in 2010.

Governance Committee

The Governance Committee assists the Board of Directors in identifying qualified potential candidates to serve on the Board of Directors and its committees, coordinates the process for the Board of Directors to evaluate its performance, and makes recommendations to the Board of Directors on various matters of corporate governance. The Governance Committee also reviews and recommends action to the Board of Directors on matters concerning transactions with related persons.

The Governance Committee’s responsibilities also include, among other things:

•	establish the criteria for board membership, including among other things, diversity, experience and integrity;

•	recommend nominees for election at each annual meeting or special meeting of shareholders where directors are to be elected;

•	identify committee membership qualifications and recommend to the Board of Directors appropriate committee member appointments; and

•	develop and recommend to the Board of Directors our Principles of Corporate Governance including updates as appropriate.

The responsibilities of the Governance Committee are more fully described in the Governance Committee Charter. The charter allows the Governance Committee to delegate its authority to a subcommittee. The Governance Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Governance Committee charter can be found on the Company’s website (www.northropgrumman.com).

Every year the Governance Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Governance Committee held five meetings in 2010.

Policy Committee

The Policy Committee assists the Board of Directors in identifying, evaluating and monitoring global security, political and social issues and trends and their impact on our business activities and performance.

The Policy Committee’s responsibilities include, among other things:

•	review and monitor our policies and programs on corporate responsibility;

•	analyze our global reputation and public relations programs;

•	review and monitor our government relations strategy, civic actions and political action committees; and

•	review and monitor our community relations activities.

The responsibilities of the Policy Committee are more fully described in the Policy Committee Charter. The Policy Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Policy Committee charter can be found on the Company’s website (www.northropgrumman.com).

Every year the Policy Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Policy Committee held four meetings in 2010.

Attendance at Board of Directors and Committee Meetings and the Annual Meeting

During 2010, the Board of Directors held 18 meetings which included seven telephonic meetings. Each of the eleven current directors serving in 2010 attended at least 95% of the total number of board and committee meetings he or she was eligible to attend. Board members are expected to attend the Annual Meeting of Shareholders except where the failure to attend is due to unavoidable circumstances. All members of the Board of Directors attended the 2010 Annual Meeting.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested person may communicate with any of our directors, our Board of Directors as a group, our non-employee directors as a group or our non-executive chairman of the Board through the corporate secretary by writing to the following address: Office of the Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, CA 90067. The corporate secretary will forward all correspondence to the director or directors to whom it is addressed, except for job inquiries, surveys, business solicitations or advertisements, and other inappropriate material. The corporate secretary may forward certain correspondence elsewhere within our company for review and possible response.

Interested persons may report any concerns relating to accounting matters, internal accounting controls or auditing matters to non-management directors confidentially or anonymously by writing directly to the Chairperson of the Audit Committee, Northrop Grumman Board of Directors c/o Corporate Ethics Office, 1840 Century Park East, Los Angeles, CA 90067.

STANDARDS OF BUSINESS CONDUCT

We have adopted Standards of Business Conduct that apply to our Board of Directors, chief executive officer, chief financial officer and all employees. You may obtain a copy of our Standards of Business Conduct on the Company’s website (www.northropgrumman.com).

We will disclose amendments to provisions of our Standards of Business Conduct by posting amendments on our website. In addition, any waivers of the provisions of our Standards of Business Conduct that apply to our directors or executive officers will be disclosed in a current report on Form 8-K.

AVAILABLE INFORMATION

Our website is http://www.northropgrumman.com. The following corporate governance and committee charter documents are available in the Investor Relations section of the website under Corporate Governance:

•	Principles of Corporate Governance;

•	Standards of Business Conduct;

•	Policy and Procedure Regarding Company Transactions with Related Persons; and

•	Charters for the Audit Committee, Compensation Committee, Governance Committee and Policy Committee.

Copies of these documents are also available free to any shareholder on request to the Corporate Secretary Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, CA 90067.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

Related Person Transaction Policy

The Board of Directors has approved a written policy and procedures for the review, approval and ratification of transactions among our company and our directors, executive officers, and related persons. A copy of the policy is available on the Company’s website (www.northropgrumman.com) or as described in the “Available Information” section above. The policy requires that all related person transactions must be reviewed by the Governance Committee. The Governance Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to our company.

The policy defines a related person transaction as any transaction in which our company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has or will have a direct or indirect material interest. A related person includes any of our directors or executive officers, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, an immediate family member of any such person and any firm, corporation, or other entity controlled by any such person. The Office of the Corporate Secretary may determine that a transaction in an amount less than $120,000 should nonetheless be deemed a related person transaction and should therefore be submitted to the Governance Committee for review and approval.

The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons, and to notify the Office of the Corporate Secretary of changes in that information. Based on that information, the Office of the Corporate Secretary maintains a master list of related persons for purposes of tracking and reporting related person transactions.

If the Governance Committee does not recommend ratification of a related person transaction, or the Board of Directors does not ratify a related person transaction that is pending or ongoing, the Governance Committee will refer the transaction to management for amendment or termination and determine whether other action is appropriate.

Certain Relationships and Related Person Transactions

In 2010, except as disclosed in the paragraph below, none of our directors or executive officers was a participant in or had a relationship regarded as a related person transaction, as considered under our corporate written policy and applicable regulations of the SEC and the New York Stock Exchange listing standards.

As discussed under the “Corporate Office Relocation” section of the Compensation Discussion and Analysis, current or newly hired salaried, exempt, full-time employees who agree to relocate to the company’s new corporate headquarters in Virginia are being provided assistance under our relocation program. We entered into an agreement with Brookfield Global Relocation Services, LLC, which we refer to as Brookfield, to assist with providing relocation services under our program, including purchases of the current residences of eligible employees on our behalf. In October 2010, Brookfield, on the behalf of our company, purchased Mr. Bush’s primary residence in California for $5,050,000. The amount was determined by obtaining three home appraisals, the two closest of which were averaged for the final guaranteed buy-out price. This process is consistent with company policy on guaranteed buy-out transactions. Brookfield simultaneously leased such residence back to Mr. Bush for use by Mr. Bush and his family until his family completes their relocation to the Washington, D.C. metro area. The lease is month to month and may be terminated by Mr. Bush upon 30-days written notice. Mr. Bush pays monthly rent of $22,000, which amount was determined based on a home appraisal conducted by a state certified appraisal company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are listed previously in the section “Committees of the Board of Directors.” No member of the Compensation Committee has had a relationship with our company or any of our subsidiaries other than as directors and shareholders and no member has ever been an officer or employee of our company or any of our subsidiaries, a participant in a “related person” transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors.

CERTAIN INDEMNIFICATION AGREEMENTS

Our bylaws require us to indemnify our directors and executive officers generally to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers. Under the indemnification agreements, we have agreed to hold harmless and indemnify each indemnitee generally to the full extent permitted by Delaware Law and against all expenses, liabilities and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee is or was a director or officer of our company or any other entity at our request, provided however, that the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company. The indemnity does not cover liability if a court determines such indemnification is not lawful.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based on our review of Forms 3, 4 and 5 we have received or have filed on behalf of our officers and directors, and of written representation from those persons that they were not required to file a Form 5, we identified one transaction each for Mr. Palmer, Mr. Ervin, Darryl M. Fraser, Alexander C. Livanos and Ms. Mills that, due to an administrative error on the part of the Company, were filed one day late during the fiscal year ended December 31, 2010. These filings related to awards of Restricted Performance Stock Rights and Stock Options granted pursuant to our 2001 Long Term Incentive Stock Plan. We believe that all our other filings were made on a timely basis during the fiscal year ended December 31, 2010.

DIRECTOR COMPENSATION

Director Compensation Table

The table below provides information on the compensation of our non-employee directors for fiscal year 2010. Our non-employee directors received a mix of a cash retainer, stock awards and fees for serving on committees and/or as a committee chairperson, as shown below. All directors are also eligible to participate in our Matching Gifts Program for Education. Under this program, the company matches director contributions, up to $10,000 per year per director, to eligible educational programs in accordance with the rules of the program.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation		Total ($)
Lewis W. Coleman	350,000	120,000	2,621,977	(3)	3,091,977
Thomas B. Fargo (5)	120,000	120,000	2,500	(4)	242,500
Victor H. Fazio	120,000	120,000	5,000	(4)	245,000
Donald E. Felsinger	110,000	120,000			230,000
Stephen E. Frank	123,750	120,000			243,750
Bruce S. Gordon	100,000	120,000	10,099	(6)	230,099
Madeleine A. Kleiner	110,000	120,000	10,000	(4)	240,000
Karl J. Krapek (5)	110,000	120,000			230,000
Richard B. Myers (5)	117,500	120,000	10,000	(4)	247,500
Aulana L. Peters	110,000	120,000	5,000	(4)	235,000
Kevin W. Sharer	100,000	120,000			220,000

(1)	Effective October 1, 2008, our non-employee directors earned an annual board retainer of $220,000, $100,000 of which was paid in cash and the remainder of which was required to be deferred into a stock unit account pursuant to the 1993 Stock Plan for Non-Employee Directors, as amended, (the “1993 Directors Plan”). The other annual retainers were paid in cash as follows:

Type of Retainer	Amount $
Audit Committee Retainer	10,000
Audit Committee Chair Retainer	25,000
Compensation Committee Chair Retainer	10,000
Governance Committee Chair Retainer	10,000
Policy Committee Chair Retainer	7,500
Non-executive Chairman of the Board Retainer	250,000

(2)	Represents the target value of stock units awarded to each of our non-employee directors in 2010 under the 1993 Directors Plan. As described in footnote 1 above, of the $220,000 annual board retainer earned by our non-employee directors, $120,000 was required to be deferred into a stock unit account (“Automatic Stock Units”) pursuant to the 1993 Directors Plan. Effective January 1, 2010, the amended 1993 Directors Plan provides that the Automatic Stock Units be paid at the conclusion of board service or earlier, as specified by the director, if he or she has more than five years of service. In addition, each director may elect to defer payment of all or a portion of his or her remaining board retainer fee and other annual committee retainer fees, which are placed into a stock unit account (“Elective Stock Units”). The Elective Stock Units are paid at the conclusion of board service or earlier as specified by the director, regardless of years of service. All deferral elections must be made prior to the beginning of the year for which the retainer and fees will be paid. Directors are credited with dividend equivalents in connection with the accumulated stock units until the shares of common stock related to such stock units are issued. The amount reported in this column for each director reflects the aggregate fair value on the date of grant, as determined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, of the stock units for each director, excluding any assumed forfeitures.

Assumptions used to calculate these amounts are included in Note 18 of our consolidated financial statement included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, beginning on page 101.

(3)	Our company maintains a comprehensive security program. As a component of that program, our company provides certain individuals with residential and/or travel protection that the company considers necessary to address our security requirements. In deciding what types of protection to provide, the Company and the Board of Directors consider both security risks faced by those in our industry in general, and security risks specific to our company, its directors and employees. Based upon advice from our security experts, including outside advisors, and input from government agencies, the Board of Directors has required that Mr. Coleman and certain NEOs and elected officers receive residential and travel protection.

The amounts reflected in the “All Other Compensation” column include expenses for residential and personal security required for Mr. Coleman as Non-Executive Chairman. These expenses are treated as perquisites under relevant SEC guidance, even though the need for such expenses arises from the risks attendant with his position with the company. The company calculates the cost of travel security coverage based on the hourly rates and overhead fees charged directly to company by the firms providing security personnel. If company security personnel are used, their hourly rates are used to calculate the cost of coverage for each trip. During 2010, the company incurred $2,525,095 in costs related to security protection for Mr. Coleman. These costs included $434,874 attributable to personal and dependent travel on company aircraft consistent with the company’s security program. In addition, Mr. Coleman received a tax gross up of $95,979 related to these security costs.

(4)	During fiscal year 2010, matching contributions were made through our Matching Gifts Program for Education to eligible educational institutions in an amount matching the contribution of the director to that institution on behalf of the following directors and in the following amounts: Adm. Fargo, $2,500; Mr. Fazio, $5,000; Ms. Kleiner, $10,000; Gen. Myers, $10,000; and Ms. Peters, $5,000.

(5)	These directors received an additional $10,000 for service on an Ad Hoc Committee of the Board of Directors during 2010.

(6)	Includes spouse travel on corporate aircraft.

Deferred Stock Units

As of December 31, 2010, the non-employee directors had the following aggregate number of deferred stock units accumulated in their deferral accounts for all years of service as a director, including additional stock units credited as a result of dividend equivalents earned on the stock units.

Name	Automatic Stock Units	Elective Stock Units	Total
Lewis W. Coleman	10,776	15,590	26,366
Thomas B. Fargo	5,870	0	5,870
Victor H. Fazio	10,776	10,503	21,279
Donald E. Felsinger	7,748	5,536	13,284
Stephen E. Frank	10,074	0	10,074
Bruce S. Gordon	5,157	0	5,157
Madeleine A. Kleiner	5,157	0	5,157
Karl J. Krapek	5,157	4,065	9,222
Richard B. Myers	9,235	0	9,235
Aulana L. Peters	10,776	1,918	12,694
Kevin W. Sharer	10,776	11,163	21,939

Prior Non-Employee Directors Equity Plans

The 1995 Stock Plan for Non-Employee Directors, as amended, which we refer to as the 1995 Directors Plan, provided for the annual grant of nonqualified stock options to each non-employee director to purchase shares of common stock with an exercise price equal to the fair market value of a share of common stock on the grant date. Since June 2005, no new grants have been issued pursuant to the 1995 Directors Plan. All stock options currently outstanding under the 1995 Directors Plan have a term of ten years from the date of grant. If the individual ceases to serve as a director, the stock options continue to be exercisable for the lesser of five years or the expiration of the original term of the stock options. If the termination of the individual’s service is for cause, the stock options terminate and are automatically forfeited when the director ceases to serve.

Each non-employee director had the following aggregate number of shares underlying outstanding stock option awards that are exercisable as of December 31, 2010:

Name	# Shares Underlying Outstanding Option Awards
Lewis W. Coleman	10,500
Thomas B. Fargo	0
Victor H. Fazio	6,000
Donald E. Felsinger	0
Stephen E. Frank	0
Bruce S. Gordon	0
Madeleine A. Kleiner	0
Karl J. Krapek	0
Richard B. Myers	0
Aulana L. Peters	6,000
Kevin W. Sharer	6,000

Under the Northrop Grumman Non-Employee Directors Equity Participation Plan, which we refer to as the Director Equity Plan, non-employee directors had an amount equal to 50% of their annual retainer credited to an equity participation account and converted into stock units based on the then fair market value of the common stock. Generally, if a participating non-employee director terminates service on the Board of Directors after completion of at least three consecutive years of service on the Board of Directors or retires from the Board of Directors as a result of a total disability or a debilitating illness as defined in the Director Equity Plan, the participant will be entitled to receive the full balance of the participant’s equity participant account in annual installments. If a participant terminates service on the Board of Directors prior to completing three consecutive year of service and such termination occurs because he or she will have attained age 70 prior to the annual meeting of shareholders, the participant will be entitled to a partial amount of his or her equity participation account. Upon a change in control of Northrop Grumman as defined in the Director Equity Plan, non-employee directors will immediately become entitled to receive the full balance of their equity participation account under the Director Equity Plan regardless of the number of years of consecutive service, although payments of such benefits will not commence until the termination of his or her service. No new annual accruals have been credited to the Director Equity Plan and no new participants have been added to the Director Equity Plan since May 31, 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Northrop Grumman Corporation (“the company”) is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities over the company’s accounting, auditing and financial reporting processes and risk management process, and for monitoring compliance with certain regulatory and compliance matters. The Audit Committee’s written charter describes the Audit Committee’s responsibilities and has been approved by the Board of Directors.

Management is responsible for preparing the company’s financial statements and for the financial reporting process, including evaluating the effectiveness of disclosure controls and procedures and internal control over financial reporting.

Deloitte & Touche LLP (“Deloitte”), our independent auditor, is responsible for performing an independent audit of the company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of the company’s internal control over financial reporting.

In connection with the preparation of the company’s financial statements as of and for the year ended December 31, 2010, the Audit Committee reviewed and discussed the audited financial statements with the company’s Chief Executive Officer and Chief Financial Officer and Deloitte. The Audit Committee also discussed with Deloitte the communications required under applicable professional auditing standards and regulations and, with and without management present, discussed and reviewed the results of Deloitte’s examination of the financial statements. Additionally, the Audit Committee discussed with internal audit the results of their audits completed during 2010.

The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with Deloitte that firm’s independence from the company.

Based on the Audit Committee’s review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2010 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee also reappointed Deloitte to serve as our independent auditors for 2011, and requested that this appointment be submitted to our shareholders for ratification at their annual meeting.

AUDIT COMMITTEE

STEPHEN E. FRANK, CHAIRMAN

VICTOR H. FAZIO

MADELEINE A. KLEINER

AULANA L. PETERS

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. The Board has approved that recommendation.

COMPENSATION COMMITTEE

DONALD E. FELSINGER, CHAIRMAN

LEWIS W. COLEMAN

BRUCE S. GORDON

KARL J. KRAPEK

RICHARD B. MYERS

Compensation Discussion & Analysis (CD&A)

This Compensation Discussion and Analysis (“CD&A”) is presented in the following sections:

Compensation Philosophy: describes the principles forming the foundation of Northrop Grumman’s compensation and benefits programs for executives.

Section I—Compensation Initiatives: provides an overview of significant recent actions affecting the compensation for our Named Executive Officers (“NEOs”) whose compensation appears in the tables following this discussion.

Section II—Elements of Compensation: provides more details on the Company’s main compensation elements for NEOs—salary, annual incentives (or bonus), long-term incentive compensation, and other benefits.

Section III—Policies and Procedures: discusses additional information on our policies and procedures related to NEO compensation.

Overview

Northrop Grumman is a leading global security company whose 75,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, and technical services to government and commercial customers worldwide. The goal of our executive compensation program is to support a pay-for-performance culture that attracts, motivates and retains talented executives who will provide leadership for our business and drive its long-term growth, and whose interests are aligned with the interests of our shareholders.

Our fiscal year 2010 Named Executive Officers (“NEOs”) are:

Wesley G. Bush	Chief Executive Officer & President

James F. Palmer	Corporate Vice President & Chief Financial Officer

Sheila Cheston	Corporate Vice President & General Counsel

Gary W. Ervin	Corporate Vice President & President, Aerospace Systems

James F. Pitts	Corporate Vice President & President, Electronic Systems

Linda A. Mills	Corporate Vice President & President, Information Systems

James L. Cameron	Corporate Vice President & President, Technical Systems (retired from the Company in April 2010)

During 2010, the Company experienced transitions among its NEOs, with certain payments incurred in connection with these transitions. The details are set forth in the CD&A section. The Company is including as Named Executive Officers for 2010 not only those who must be listed as a result of these payments, but also those officers who would have been Named Executive Officers but for the transitions that occurred.

2010 Fiscal Year Financial and Business Performance

Northrop Grumman demonstrated substantial improvement in its business performance in 2010. Operating income and cash generation were particularly strong, exceeding our guidance for the year and demonstrating improvement across our businesses. Our employees continue to focus on performance and building a track record of consistent execution while addressing our customers’ expectations for affordable, high-quality products and services.

We generated outstanding results while undertaking several strategic initiatives. These include the Shipbuilding spin-off, which was completed in March 2011, the Gulf Coast consolidation, debt restructuring to reduce future interest expense and extend maturities, and ongoing streamlining activities across our Company, including the efforts related to our corporate office relocation to the Washington D.C. area. We also restructured our incentive compensation plans to drive behaviors that are consistent with our focus on long-term performance and supportive of our customers’ affordability and efficiency initiatives. Northrop Grumman is well positioned to continue creating value for our customers and shareholders.

Highlights of our 2010 financial results include:

•	Sales increased from $33.8 billion to $34.8 billion

•	Earnings per share from continuing operations increased 39% to $6.77 driven by higher segment operating margin rate and higher segment operating income

•	Cash from operations of $2.5 billion, exceeding the upper end of our prior guidance

•	Free cash flow of $1.7 billion, exceeding the upper end of our prior guidance

•	19.7 million shares repurchased, made possible by strong cash flow and proceeds from the TASC sale

•	Quarterly dividend raised 9.3% in May 2010, the Company’s seventh consecutive annual increase

•	Total backlog at year-end of more than $64 billion and for the year, new awards totaled $30 billion

Compensation Philosophy

The following compensation principles were approved by the Compensation Committee of the Board of Directors (which we refer to simply as the Committee in this Compensation Discussion and Analysis) and form the basis of the Northrop Grumman Executive Compensation Philosophy:

•

Compensation programs will be directly aligned with and reinforce shareholder interests, and accordingly must be performance based, transparent, defensible, and designed to provide pay commensurate with Company results. Compensation is designed to motivate and reward NEOs for delivering operational and strategic performance to maximize shareholder value while demonstrating the Company’s values, behaviors, and leadership competencies.

•

Compensation and benefits will be competitive within the market to attract and retain key talent that drives the desired business results. Two market peer groups have been utilized to appropriately determine competitive pay levels. These peer groups represent a smaller, targeted selection of companies from our industry; and a broader selection of companies from general industry. Both peer groups consist of companies that are broadly similar in terms of size and complexity. Each year, these two peer groups are reviewed by the Committee and adjusted to the extent the Committee deems appropriate.

•

A significant part of compensation will be at risk based on Company financial and individual performance, and absolute and relative shareholder value. The appropriate level of equity-related compensation linked to shareholder value will be delivered through long-term incentives.

•

Compensation will be disclosed and explained in a transparent, understandable manner. Clear and concise goals will be established to enable the assessment of performance by the Committee and by shareholders through the CD&A.

•

Compensation programs will be consistent with financial objectives relative to our business conditions. Alignment to peer companies will be considered when developing programs and goals; however, measures oriented to strongly improving the Company’s own business results will be the predominant factor.

•

Successful accomplishment of business goals in both annual operating performance and the achievement of increased shareholder value will produce significant individual rewards, and failure to attain business goals will negatively affect the pay of our executives.

•

To promote alignment of management and shareholder interests, elected officers will meet stock ownership guidelines in the following denominations of base salary: CEO and President, 7x; all other elected officers, 3x. The Committee will monitor attainment of the ownership guidelines on an annual basis.

•

The mix of long-term awards, selection of performance criteria and oversight of compensation programs, together with other programs such as the Company’s stock ownership guidelines, will be designed to mitigate excessive risk by emphasizing a long-term focus on compensation and financial performance.

•

The NEO compensation strategy will be consistent in philosophy for all incentive plan participants to ensure proper alignment, accountability, and line-of-sight regarding commitments and priorities. NEO compensation will differ from that of other incentive plan participants in that NEOs will have a greater percentage of variable compensation that is at risk based on performance.

Section I

Compensation Initiatives

The Committee oversees the Company’s executive compensation and benefit programs. The Committee is comprised exclusively of independent directors and oversees all our compensation and benefit programs, and actions that affect the NEOs as well as all other officers elected by the Board of Directors (“elected officers”). The Committee also provides strategic direction for the Company’s total compensation and benefits structure and reviews CEO and senior executive succession plans. In its oversight of the Company’s compensation programs, the Committee is guided by the compensation philosophy set forth above.

Significant Activity in 2010

A number of actions were taken in 2010 that are consistent with the Company’s goal of maintaining competitive compensation practices that align with shareholder interests while focusing on increasing shareholder value. These included the following:

•

Risk Assessment. During the first quarter of 2010, the Committee engaged George Paulin of Frederic W. Cook & Co, Inc. (“F.W. Cook & Co.”), the independent compensation consultant to the Committee, to perform a risk assessment of our Company’s executive compensation programs. The result of Mr. Paulin’s analysis was a finding that our executive compensation programs are appropriately structured to support a low risk profile. This determination was consistent with an internal review of all non-executive employee incentive and commission plans performed in late 2009.

•	Change-In-Control Program. During its March 2010 meeting, the Committee terminated all change-in-control agreements and plans at Northrop Grumman as of December 31, 2010.

•

Annual Incentive Plan (“AIP”). In 2010, financial target values were modified so that future payouts will be based on the performance of a group of leading U.S. and European aerospace and defense companies. Non-financial targets were also established.

•

Long-Term Incentive Stock Plan (“LTISP”). Beginning in 2010, grants of Restricted Performance Stock Rights (“RPSRs”) to elected officers who are also members of the Corporate Policy Council (CPC) are linked to relative Total Shareholder Return (TSR) as the sole performance criteria, and participants other than the CPC members are linked to financial performance metrics that were based upon a defined group of leading U.S. and European aerospace and defense companies as measured by sales. TSR is measured against the same set of U.S. and European aerospace and defense companies as well as the S&P Industrials Index. For all participants, the LTISP no longer provides for a minimum long-term incentive award equal to 30% of an individual’s target. Payouts can range from 0% to 200% of target, based on Company performance.

•

Stock Holding Requirement. A new holding-period requirement was implemented in February 2010 and became effective for all new long-term incentive grants beginning in 2010, further emphasizing the importance of sustainable performance and appropriate risk-management behaviors. All elected and appointed officers of the Company are required to hold 50% of their net shares from all RPSR grants made in 2010 or later and stock option exercises for a period of three years. These restrictions will generally continue upon termination and retirement; however, exercises or payments following termination or retirement and occurring after one year from separation from the Company will not be subject to the holding requirement.

•

Non-Qualified Executive Benefit Plans. The Northrop Grumman Deferred Compensation Plan (“DCP”) was frozen as of December 31, 2010 such that no new deferrals are allowed as of January 1, 2011. In addition, for elected officers of the Company who are also CPC members, all contributions (employer and employee contributions) made to the Northrop Grumman Savings Excess Plan (“SEP”) shall be capped at a lifetime maximum of $5 million, effective as of January 1, 2011. This cap includes contributions made prior to such date and for periods of service prior to CPC membership.

•	Severance Plans. Effective August 1, 2010, Northrop Grumman amended its severance plans to exclude the CEO from eligibility. Mr. Bush relinquished this benefit when he became CEO on January 1, 2010.

•

Say on Pay. The Company values feedback from shareholders on its executive compensation programs and related disclosures, and beginning in 2011 shareholders will have an opportunity to provide feedback through an advisory vote at the shareholders meeting (‘Say on Pay’).

•

Pay At Risk Compensation Mix. For 2010, over 90% of the CEO’s pay, and over 80% of the other NEOs’ pay (excluding Mr. Cameron), was based on compensation that is variable and at risk. Pay at risk is the sum of actual annual incentive and long-term incentive grant value as a percentage of total direct compensation earned during the year. Total direct compensation represents base salary, actual annual bonus, and long-term incentive grant value.

•

Executive Policies. Beginning in 2010, Company executives are prohibited from pledging shares as collateral for loans. Also, in the first quarter of 2010 the Company strengthened its Executive Compensation Recoupment Policy to allow for the recovery of incentive compensation payments based on restated financial results regardless of whether misconduct was determined to have been the cause of the restatement.

•

Retention of Key Employees. Special long-term incentive stock grants for the CEO and CFO were awarded by the Committee for purposes of retention and recognition. In February 2010, Mr. Bush was granted 163,584 stock options with an exercise price of $59.56 that will vest over 3 years, at 33% each year. Mr. Bush’s stock option grant will expire after 7 years, in February 2017. The approximate economic value of this grant of stock options was $1,500,000. Mr. Palmer was granted 258,800 stock options with an exercise price of $59.56 that will vest over 4 years. Fifty percent of Mr. Palmer’s stock options will vest 3 years from the date of grant, the remaining 50% will vest 4 years from the date of grant. Mr. Palmer’s stock option grant will expire after 7 years, in February 2017. The approximate economic value of this grant of stock options was $2,500,000. Mr. Palmer was also granted 42,000 restricted stock rights, of which 100% will vest 4 years from the date of grant. The approximate economic value of this grant of restricted performance stock rights was $2,500,000. These retention grants were in addition to Mr. Bush’s and Mr. Palmer’s regular long-term incentive grants awarded in February 2010. Economic value represents an estimated value of the grant based on an analysis from Aon Hewitt that accounts for our plan design provisions, including minimum and maximum payout, the vesting period, and other variables such as Company performance and stock price.

Significant Activity in Early 2011

•	The following actions were approved by the Committee in February 2011:

•

Long-Term Incentives. For elected officers who are also members of the CPC, the mix of grant value for 2011 regular annual equity awards was adjusted from a ratio of 50% stock options and 50% RPSRs, to a ratio of 33% stock options, 33% RPSRs , and 33% RSRs . The RSRs will become 100% vested four years from the date of grant. Vesting for stock options and RPSRs remains unchanged. The Committee decided to change the mix of long-term incentive awards to better balance the objectives of executive retention as well as rewarding both absolute and relative TSR, and also considered peer-group practices in making its decision.

•

Retention of Key Employees. Special long-term incentive grants were awarded by the Committee to certain elected officers for purposes of retention. This included Mr. Ervin, who was granted a retention award of 18,491 RSRs. Mr. Ervin’s retention grant will become 100% vested four years from the date of grant. The approximate economic value of this grant of restricted performance stock rights was $1,000,000.

Compensation Risk Assessment

The Board actively monitors the Company’s overall risk profile, including the potential risk posed by the Company’s compensation programs. During the fourth quarter of 2009 an internal assessment was performed by the Company. This was followed by a risk assessment of the Company’s executive compensation programs in the first quarter of 2010 by the Committee’s compensation consultant, George Paulin of F.W. Cook & Co. Mr. Paulin’s findings confirmed those of the Company’s internal review that our executive compensation programs are designed to drive a pay for performance culture and do not create risks that are reasonably likely to have a material adverse risk on the company.

As a part of these risk assessments by Mr. Paulin and management, the following were considered:

•

the Board and the Committee exercise close oversight of the performance measures utilized in the annual and long-term incentive plans, both of which serve to drive long-term performance and enhance shareholder value;

•

the incentive compensation performance measures and goals are intended to be complimentary in a way that achievement of annual incentive plan measures serves to enhance long-term performance of the Company; and

•

the balance in performance metrics rewards long-term performance over short-term gain. Moreover, in addition to other risk-mitigating features incorporated into the Company’s compensation programs such as holding-period requirements, stock ownership guidelines, and an incentive compensation recoupment policy, the Company relies upon a rigorous system of internal controls to prevent any individual employee from creating material adverse risk in pursuit of an annual or long-term award.

CEO Transition and Compensation

On September 15, 2009, Dr. Ronald D. Sugar, CEO and Chairman of the Board, notified the Board of Directors of his intention to retire from the Company on June 30, 2010, and resigned from his positions as Chairman of the Board and CEO and as a director of the Company on December 31, 2009. On September 16, 2009, Mr. Bush was elected by the Board to the position of CEO and President, effective January 1, 2010. The Board also elected Mr. Bush to the Company’s Board of Directors effective immediately. On January 1, 2010, Dr. Sugar assumed the title Chairman Emeritus of the Company and remained as an employee of the Company to assist with transitional issues until June 30, 2010. Concurrent with Dr. Sugar’s transition to Chairman Emeritus, Mr. Lewis W. Coleman became Chairman of the Board. Previously, Mr. Coleman served as Lead Independent Director and was Chairman of the Compensation Committee. He also served on the Governance Committee.

At the time of his election as CEO, Mr. Bush was the Company’s then current President and Chief Operating Officer. Upon succeeding Dr. Sugar as CEO, Mr. Bush no longer serves as Chief Operating Officer, but continues to perform the functions of that office. Mr. Bush is not covered by any employment agreement with the Company, including change-in-control agreements, and he is not eligible for any benefits under the Company’s severance programs. In addition, at the time he became CEO, Mr. Bush relinquished all of his rights under the CPC Supplemental Executive Retirement Program (the “CPC SERP”) including any benefits already accrued under that plan.

A summary of Mr. Bush’s compensation package, effective January 1, 2010 is below:

•	Base salary of $1,350,000.

•	Target annual cash incentive award of 150% of Mr. Bush’s base salary.

•

An award of stock options and RPSRs with an aggregate value on the grant date of approximately $8.5 million (granted in February 2010). For purposes of retention as described above, the Committee awarded Mr. Bush an additional stock option grant with an aggregate value on the grant date of $1.5 million for a combined aggregate economic value of approximately $10 million (granted in February 2010).

•	Termination of all change-in-control agreements entered into between the Company and Mr. Bush based on his request that he not participate in change-in-control agreements.

•

At his request, Mr. Bush will no longer be covered by or eligible for any benefits under the Company’s Severance Plan for Elected and Appointed Officers or under any other Company severance plan program or policy.

•	Mr. Bush will not participate in the Northrop Grumman Supplemental Retirement Income Program for the CEO (this plan is now closed to new participants).

•

Effective January 1, 2010, Mr. Bush relinquished all rights under the CPC SERP including any benefits already accrued under that plan. This plan had previously provided a benefit accrual of 3.33% of final average pay per year of service on the CPC.

•

Mr. Bush will participate in the Officers Supplemental Executive Retirement Program (the “OSERP”) similar to other appointed (non-elected) Company officers. As a participant in the OSERP, Mr. Bush will accrue benefits at 1% of final average pay for each year over 20 years of service. For additional information, please refer to the Pension Benefits table.

Section II

2010 Elements of Compensation

The 2010 compensation elements for the NEOs are summarized in the table below and then described in more detail following the table:

Element of Compensation	Objectives	If Variable, Performance Measured	Cash or Equity

Salaries

•     targeted at a competitive market median on a job-by-job basis

•     adjusted above or below median based on executive’s experience, skills and sustained performance

•     serves to recruit and retain the talent necessary to run our businesses

		Not variable	cash

Annual Incentive

•     designed to motivate executives to attain vital short-term Company goals

•     intended to provide a competitive level of compensation when the individual and the Company achieve the performance objectives established and approved by the Committee

•     tying the CEO’s annual incentive directly to financial performance provides the most effective alignment with shareholder interests

		• Variable, based on Company performance • 2010 Company performance criteria: • new business awards • pension-adjusted operating margin • free cash flow conversion • non-financial metrics	cash

Long-Term Incentives

•     for 2010, long-term incentives granted in the form of stock options (50%) and Restricted Performance Stock Rights (50%). In addition, stock options and Restricted Stock Rights were also granted to certain NEOs for retention or recruitment.

See below

Stock Options	• provides direct alignment with shareholder interest while serving as a retention tool	• Variable, based on Company stock price	equity

Restricted Performance Stock Rights (“RPSRs”)	• designed to establish a long-term performance perspective for the executives • stock-based arrangement creates shareholder-managers interested in Northrop Grumman’s sustained growth and prosperity	• Variable, based on Relative Total Shareholder Return (elected officers who are CPC members only, including the NEOs)	equity

Restricted Stock Rights (“RSRs”)	• stock-based arrangement that serves as a retention tool and creates shareholder-managers interested in Northrop Grumman’s sustained growth and prosperity	• Variable, based on Company stock price	equity

Other Benefits	• supplemental retirement, savings, medical, and severance plans provided consistent with industry practice	Not variable	cash

Benchmarking

Although the Company does not solely tie compensation to that paid by peer groups, the Committee has determined that to support the objective of attracting and retaining leading executive talent, its total compensation program (base salary, target annual incentive awards, target long-term incentive award values and benefits) should in aggregate approximate the 50th percentile of the market. To assess market levels of compensation, the Company collects compensation data on both a Target Industry Peer Group and a General Industry Peer Group.

Consistent with the Compensation Philosophy discussed above, in September 2010 the Committee initiated a review of the existing peer groups previously established for benchmarking compensation of the Company’s executives. The Committee’s review was performed with the counsel of F. W. Cook & Co. and resulted in a modified and expanded Target Industry Peer Group. The General Industry Peer Group reflects criteria that were approved by the Committee that did not change in 2010. The criteria for this peer group continues to be Fortune 100 companies participating in the Aon Hewitt executive compensation survey, excluding financial services organizations because of the unique nature of compensation arrangements in that industry. These peer groups are considered when evaluating compensation for all NEOs. In 2010, the Company retained Aon Hewitt to provide competitive market data on positions at all levels. For additional detail on the Company’s peer groups, please see Section III, Policies and Procedures.

Salaries

Base salaries of the NEOs are targeted at the competitive median on a job-by-job basis with individual variations explained by differences in each incumbent’s experience, skills, and sustained performance. Internal pay relationships are also considered. The Committee reviews the salaries of the NEOs on an annual basis, or at the time of promotion or a substantial change in responsibilities, and makes adjustments as needed based on the Company’s Compensation Philosophy described above.

In February 2010, the Committee approved base salary increases for certain sector presidents, including Mr. Ervin, Mr. Pitts, and Ms. Mills. The Committee took this action to more closely align salaries of the sector presidents with the market and to reflect the impact their roles have in the Company achieving its objectives.

Annual Incentives

Under the Company’s shareholder-approved 2002 Incentive Compensation Plan, the Committee approves annual incentive compensation targets for each executive position that vary with market levels, individual job level, scope, and overall influence on the Company’s business results. The Committee considers both the recommendations of its compensation consultant and those of management in determining appropriate annual incentive target levels for the NEOs. The target incentive award (“Target Bonus”) represents a percentage of each executive’s base salary and, after the year has ended, provides a basis upon which a final award amount is determined by the Committee based on its assessment of Company performance against pre-determined performance criteria.

2010 Annual Incentive Targets

Name	Title	Target Payout %	Payout Range % of Salary
Wesley G. Bush	Chief Executive Officer & President	150%	0% - 300%
James F. Palmer	Corporate VP & Chief Financial Officer	75%	0% - 150%
Sheila Cheston	Corporate VP & General Counsel	75%	0% - 150%
Gary W. Ervin	Corporate VP & President, Aerospace Systems	75%	0% - 150%
James F. Pitts	Corporate VP & President, Electronic Systems	75%	0% - 150%
Linda A. Mills	Corporate VP & President, Information Systems	75%	0% - 150%
James L. Cameron	Corporate VP & President, Technical Services (retired)	75%	0% - 150%

For 2010, each NEOs Target Bonus was evaluated based on a Northrop Grumman Company Performance Factor (“CPF”) and an Individual Performance Factor (“IPF”). Within the annual incentive formula described below, the CPF can range from 0% to 200%. The IPF can range from 0-125%. Final bonus award payments are capped at 200% of an individual’s target bonus.

Annual incentive formula for 2010:

Base Salary x Target % = Target Bonus

Target Bonus x CPF x IPF = Final Bonus Award

In addition, in order to establish performance-based parameters for the payments of annual incentives for purposes of allowing amounts to be deductible under Section 162(m) of the Internal Revenue Code, the Committee approved a bonus pool that appropriates an amount (“Tentative Appropriated Incentive Compensation”) not to exceed 2-  1/2% of the Company’s Economic Earnings for the performance year. “Economic Earnings” is defined as “income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense), plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report.” These terms provide that the maximum potential individual incentive compensation award for a performance year for an officer subject to 162(m) shall be limited to no more than thirty percent (30%) of the Tentative Appropriated Incentive Compensation for the CEO, and seventeen and one-half percent (17.5%) for each of the other covered NEOs. Actual payouts for the 2010 performance year were far less than these limits, ranging from 1% to 3.7% of the Tentative Appropriated Incentive Compensation.

At the conclusion of each calendar year, an annual performance evaluation for each NEO, other than the CEO, is conducted by the CEO and reviewed with the Committee in order to establish the IPF for those NEOs. Each NEO’s individual performance is determined based upon consideration of the following factors:

•	Financial Performance of the sector and Company as a whole

•	Performance on non-financial goals, including Company-level goals and sector-specific operating factors

•	Strategic leadership and vision, both at the sector level and in support of the Company’s objectives

•	Program execution and performance

•	Customer relationships

•	Peer and employee relationships/engagement

At the end of the fiscal year, the Committee reviews all performance information, as well as the comparison to market data, and approves bonus amounts. The Committee approves bonus amounts for all NEOs, subject to ratification by the independent members of the Board with respect to the CEO’s bonus. The Committee has full discretion to make adjustments to the annual payout if it determines such adjustment is warranted. For example, in instances where Company performance has been impacted by unforeseen events (natural disasters, significant acquisitions or divestitures, etc.), the Committee has exercised its authority in the past to modify the final awards. The Committee has also adjusted payouts downward in the past despite performance targets having been met when it determined circumstances existed that had a negative impact on the Company and they were not reflected in the performance calculation.

2010 Annual Incentive Goals and Results

For the 2010 performance year, the Committee determined that Northrop Grumman performance would be based on achievement of both financial and non-financial goals. The final Company performance factor (CPF) equals the financial metric score multiplied by the assessment for the non-financial metrics, which is scored in the range of 80% to 120%. The three financial metrics focus on capturing new business awards, expanding the current pension-adjusted operating margin rate and free cash flow conversion (calculated as free cash flow before discretionary pension funding divided by net income). The six non-financial metrics are customer satisfaction, diversity, engagement (attrition), environmental, quality, and safety. They are determined as follows:

Customer Satisfaction – measured in terms of feedback received from customers including customer generated performance scores, award fees, and verbal and written feedback. For example, Department of Defense and Department of Energy contracts that meet certain thresholds are required to provide feedback through the Contractor Performance Assessment Reporting System.

Diversity – measured in terms of improving representation of females and People Of Color (PoC) in mid-level and senior-level management positions with respect to peer and broader industry benchmarks.

Engagement (attrition) – measured in terms of voluntary attrition, which is an indicator of engagement levels within an organization as companies with high employee engagement retain a more motivated and productive workforce.

Environmental Sustainability – measured in terms of the reduction, in metric tons, of greenhouse gases emissions.

Quality – measured using program-specific objectives within each of Northrop Grumman’s sectors. This metric integrates measures of quality including defect rates, process quality, supplier quality, planning quality, and other appropriate criteria for program type and phase.

Safety – measured by Total Case Rate, and defined as the number of Occupational Safety & Health Administration recordable injuries (any medical treatment requiring more than first aid) per 100 full-time employees.

The score for operating margin is adjusted based upon the amount of earnings charges recorded for the year. The adjustment can increase the score by a maximum of five percentage points if the actual operating margin rate is equal to or above target and minimal charges are recorded, or can decrease the score by up to five percentage points if significant charges are recorded and the target operating margin rate is not achieved. Each CPF metric/goal is described below and shown with its relative weighting.

Metric/Goal	Weighting	Threshold Performance	Target Performance	Maximum Performance	2010 Actual Performance (as adjusted)
Business Awards (Amounts in Billions)	20%	$27.0	$30.0	$37.0	$31.8
Pension-Adjusted Operating Margin Rate *	40%	8.0%	9.0%	10.0%	9.3%
Free Cash Flow Conversion	40%	80%	100%	135%	119%

*	This goal is adjusted for net FAS/CAS pension expense.

For 2010, the Committee used its discretion to adjust the financial metric scores for four unusual, non-recurring items: financial impacts resulting from the shipbuilding strategic actions; IRS tax settlement for years 2004 through 2006; cash tender offers for outstanding debt securities; and the purchase of the new headquarters facility in Virginia. Three of the adjustments increased the score and one of the adjustments decreased the score.

After adjusting for the four unusual items described above, the adjusted financial performance score was 142%. For non-financial metrics, the calculated score was 107%. Multiplying the financial metric and non-financial metric scores yields 152%. Based on an overall assessment of performance at the five operating units, the CEO recommended to the Committee a final CPF of 150%. After reviewing the Company’s overall performance, the Committee approved a final CPF of 150%.

During its meeting in February 2011, the Committee applied the Company financial score of 150% to Mr. Bush’s target bonus. For 2010, Mr. Bush’s target bonus was equal to 150% of his base salary. The calculation resulted in an annual incentive payout of $3,037,500 for the 2010 performance year.

Details on the range of bonuses that could have been payable based on 2010 performance are provided in the Grants of Plan-Based Awards table. Actual bonus payouts for 2010 performance are provided in the Summary Compensation Table.

Long-Term Incentive Compensation

2010 Stock Option and Restricted Performance Stock Right (“RPSR”) Awards

With respect to the amount of long-term incentive awards granted to the NEOs in 2010, the Committee determined target award values for the NEOs based on the peer group analysis discussed in this CD&A, applying value-based guidelines which focus on the value awarded versus the number of shares granted (share-based guidelines). The Committee believes that value-based guidelines more effectively allow for the delivery of target opportunities that are consistent with median awards given to individuals holding comparable positions at peer companies.

2010 Long-Term Incentive Target Value

Name	Title	Target Value as % of Salary
Wesley G. Bush	Chief Executive Officer & President	644%
James F. Palmer	Corporate VP & Chief Financial Officer	248%
Gary W. Ervin	Corporate VP & President, Aerospace Systems	248%
Sheila Cheston	Corporate VP & General Counsel	248%
James F. Pitts	Corporate VP & President, Electronic Systems	248%
Linda A. Mills	Corporate VP & President, Information Systems	248%
James L. Cameron	Corporate VP & President, Technical Services (retired)	248%

In 2010, after determining the target award value for the NEOs above based on the peer group analysis above, the Committee granted approximately 50% of the target value in the form of stock options and approximately 50% of the target value in the form of RPSRs. The Company believes it is important to utilize performance-based units such as RPSRs in combination with stock options, as these long-term incentives focus on creating shareholder value. The RPSRs cover the period from 2010 – 2012. Stock options granted to the NEOs in 2010 vest in 33.3% annual installments, becoming fully vested after three years, and expire after seven years.

The Committee evaluates RPSR performance requirements each year to ensure they are aligned with the Company’s objectives. For the 2010 grant, the Committee reviewed the performance metrics with management and determined that for the Company’s elected officers who are members of the CPC, including all NEOs, performance would be measured in terms of relative Total Shareholder Return (“TSR”). Relative TSR was selected as the performance metric as it has the most direct line of sight to creating value for our shareholders. TSR is measured by comparing Northrop Grumman share performance over a three-year period to the performance of a defined group of leading U.S. and European aerospace and defense companies (as measured by annual sales), and to the S&P Industrials Index which comprises companies within the S&P 500 classified as Industrials.

Shares that ultimately are vested and paid out under an RPSR award to the executive can vary from 0% to 200% of the original number of shares granted. RPSR awards may be paid in shares, cash or a combination of shares and cash. Dividends are not paid or earned on RPSR awards.

2010 Retention and Recruitment Awards

Special long-term incentive stock grants for the CEO and CFO were awarded by the Committee for purposes of retention. In February 2010, Mr. Bush was granted 163,584 stock options with an exercise price of $59.56 that will vest over three years, at 33% each year. Mr. Bush’s stock option grant will expire after seven years, in February 2017.

Mr. Palmer was granted 258,800 stock options with an exercise price of $59.56 that will vest over four years. Fifty percent of Mr. Palmer’s stock options will vest three years from the date of grant, the remaining 50% will vest four years from the date of grant. Mr. Palmer’s stock option grant will expire after seven years, in February 2017. Mr. Palmer was also granted 42,000 RSRs, of which 100% will vest four years from the date of grant. These retention grants were in addition to Mr. Bush’s and Mr. Palmer’s regular long-term incentive grants awarded in February 2010.

Ms. Cheston was hired effective August 5, 2010. As part of her compensation package, Ms. Cheston received long-term incentive grants in November 2010 that included stock options, RPSRs, and RSRs. Ms. Cheston was granted 79,975 stock options with an exercise price of $64.07 that will vest over three years, at 33% each year. Her stock option grant will expire after seven years, in November 2017. Ms. Cheston was granted 18,925 RPSRs at $64.07 which may be earned based on the performance period ending on December 31, 2012. Ms. Cheston’s RPSR award will be determined based on total shareholder return over three years as described above. Please see “Special Agreement with Ms. Cheston” below for information regarding her grant of RSRs.

More details on the 2010 stock option, RPSR, and RSR grants to the NEOs are provided in the Grants of Plan-Based Awards Table.

Recently Completed RPSR Performance Period (2008 – 2010)

During the first quarter of each year, the Committee reviews the Company’s financial performance achievement against established goals to determine payout multiples for RPSRs with a performance period that ended in the prior year. The Committee has full authority to make adjustments to the payout multiple if it determines such adjustment is warranted. For example, in instances where Company performance has been impacted by unforeseen events (natural disasters, significant acquisitions or divestitures, etc.), the Committee has used discretion in the past to modify the final awards. Individual performance is not relevant to the amount of the final payout for RPSRs.

During the February 2011 meeting, the Committee reviewed performance for the January 1, 2008 to December 31, 2010 RPSR performance period. For the 2008 grant, the Committee had established performance criteria based on equally weighted results of Return on Net Assets (RONA) and cumulative, pension-adjusted, operating margin. Target performance was based upon achieving a 200 basis point improvement in RONA over three years and achieving the cumulative amount of pension-adjusted operating margin contained in the 2008 long-range plan over the three-year performance period.

The amount of cumulative pension adjusted operating margin over the three year period was less than the threshold amount, resulting in a score of 0%, primarily because of the $3.1 billion goodwill impairment charge taken in 2008. The actual RONA (unadjusted) of 15.8% exceeded the maximum amount, resulting in a score of 200%. Based on equal weighting for each metric, the final performance for the 2008 grant was determined to be 100%. Further details on the RPSR awards for January 1, 2008 to December 31, 2010 performance period are provided in the “Outstanding Equity Awards at 2010 Fiscal Year End” table.

Special Agreement with Ms. Cheston

Ms. Cheston began employment with the Company in August 2010. As part of the new hire compensation package that Ms. Cheston was provided, the Company agreed to compensate her for the benefits she forfeited upon ending her employment with her former employer. In partial consideration of these benefits, Ms. Cheston was assured a bonus payment for 2010 under the AIP of not less than $525,000 and was also given an $800,000 signing bonus to be paid in three installments: the first installment of $500,000 was paid within 30 days of her date of hire; the second installment of $150,000 will be paid on the first anniversary of her date of hire; and the third installment of $150,000 will be paid on the second anniversary of her hire date. Ms. Cheston was also provided a grant of 33,000 RSRs of which 50% will vest on the first anniversary of the grant date and the remaining 50% will vest on the second anniversary of the grant date. Ms. Cheston’s RSRs were granted on November 11, 2010 at $64.07, the closing stock price on that date. The Company considers this RSR grant to be a special, one-time grant to recruit Ms. Cheston. Additional detail is provided in the Grants of Plan-Based Awards Table.

Other Benefits

This section describes the other benefits NEOs receive. These benefits are non-performance related and are designed to provide a competitive package for purposes of attracting and retaining the executive talent needed to achieve our business objectives. These include benefits under broad-based retirement plans, as well as supplemental executive benefits provided in addition to those provided to all other employees. These supplemental benefits include supplemental pension plans, enhanced health and welfare benefits and the Special Officers Retiree Medical Plan offered at retirement.

Defined Benefit Retirement Plans

The Company maintains tax-qualified defined benefit plans that cover most of the NEOs and the majority of the Company’s workforce. Compensation, age, and service factor into the amount of the benefits provided under the plans. Thus, the plans are structured to reward and retain employees of long service and recognize higher performance levels as evidenced by increases in annual pay. These plans were closed to new entrants on July 1, 2008.

The Company maintains several supplemental defined benefit plans that cover most of the NEOs, many of which the Company became contractually obligated to maintain as a result of acquisitions. These plans (1) provide benefits that would be provided under the tax-qualified plans but for limitations imposed by the Internal Revenue Code and (2) provide larger accruals for elected and appointed officers in recognition of the higher levels of responsibility for such executives.

Although benefits are paid from different plans due to plan and legal requirements, the Company has imposed an overall cap on pension benefits for elected officers including NEOs (subject to small variations due to contractual restrictions under the plans). Each elected officer’s total pension benefit under all pension plans combined is limited to no more than 60% of his or her final average pay.

Ms. Cheston is not eligible for the defined benefit plans described above as she was hired after the Company closed its qualified and supplemental defined benefits plans to new entrants. She is instead eligible for the qualified and supplemental defined contribution plans described below.

Additional information on these defined benefit retirement plans and the cap on elected officer pension benefits is provided in the Pension Benefits Table.

Defined Contribution Plans

The Company maintains tax-qualified defined contribution plans, generally referred to as savings plans, which cover the NEOs and the majority of the Company’s workforce. Participating employees may contribute amounts from their pay to the plans and the Company generally provides a matching contribution. In addition, for employees hired on or after July 1, 2008 (including Ms. Cheston) who do not participate in a defined benefit retirement plan, there is an additional Company contribution called a Retirement Account Contribution (“RAC”). RAC enrollment is automatic and contributions are based on the employee’s age and compensation.

The Company maintains two supplemental defined contribution plans that cover all eligible employees, including the NEOs. The Savings Excess Plan (“SEP”) allows the NEOs and all other eligible employees to defer compensation beyond the limits of the tax-qualified plans and receive a Company matching contribution. The SEP also allows NEOs and all other eligible employees hired on or after July 1, 2008 (including Ms. Cheston) to receive supplemental RAC contributions for eligible pay above the IRS plan compensation limit. For elected officers of the Company who are also CPC members, in 2010 the Committee imposed a lifetime maximum for all contributions (employer and employee contributions) made to the SEP of $5,000,000, effective as of January 1, 2011.

The NEOs and all other eligible employees were also eligible to defer compensation under the Deferred Compensation Plan (“DCP”). No Company match was provided under the DCP, which was closed to future contributions as of December 31, 2010.

The Company maintains a supplemental Officers Retirement Account Contribution Plan, which covers the Company’s elected and appointed officers hired on or after July 1, 2008 who are not eligible for defined benefit retirement plans. Enrollment is automatic and the Company contributes an amount equal to 4% of the officer’s eligible compensation.

Additional information about the nonqualified defined contribution plans is provided in the Nonqualified Deferred Compensation table.

Special Officer Retiree Medical Plan

The Special Officer Retiree Medical Plan (“SORMP”) was closed to new participants in 2007. NEOs who are vested participants in the SORMP are entitled to retiree medical benefits pursuant to the terms of the SORMP. The coverage is essentially a continuation of the NEO’s executive medical benefits plus retiree life insurance. Additional information about the SORMP is provided in the Retiree Medical Arrangement section in this CD&A adjacent to the Termination Payment tables.

Perquisites

NEOs are eligible for certain executive limited perquisites that include financial planning, income tax preparation, physical exams, and personal liability insurance. While almost all other executive perquisites have been eliminated, the perquisites that remain are the most common within the marketplace and are viewed as an important component of our total compensation package to provide protection. On an annual basis, management and the Committee reviews both perquisites and benefits for companies participating in the Aon Hewitt market based database. Perquisites provided to the NEOs in 2010 are detailed in the 2010 Summary Compensation Table.

Use of Company Aircraft

The Board of Directors determined in 2004 that the CEO should avoid traveling by commercial aircraft for purposes of security, rapid availability, and communications connectivity during travel. The Board has since directed that the CEO utilize Company aircraft for all travel. Throughout the year, if the CEO uses Company aircraft for personal travel, the costs for such travel are imputed as income and subject to the appropriate tax reporting according to IRS regulations.

Security Arrangements

The Company maintains a comprehensive security program. As a component of that program, the Company provides certain individuals with residential and/or travel protection that the Company considers necessary to address our security requirements. In deciding what types of protection to provide, the Company and the Board of Directors consider both security risks faced by those in our industry in general, and security risks specific to our company and employees. Based upon advice from our security experts, including outside advisors, and input from government agencies the Company, and the Board of Directors has required that Mr. Bush, Mr. Coleman, and certain NEOs and elected officers receive residential and travel protection. Since the Company requires this under a comprehensive security program and it is not designed to provide personal benefit (other than the intended security), the Company does not view these security arrangements as compensation for the individuals. The Company reports these security arrangements as perquisites as required under applicable SEC rules. In addition, the Company would report them as taxable compensation to the individuals if they were not excludable from income as working condition fringe benefits under Internal Revenue Code §132.

Corporate Office Relocation

In 2010, Northrop Grumman announced that it would move its corporate headquarters from Los Angeles, California to Falls Church, Virginia. The relocation is expected to be completed during the summer of 2011. To minimize disruptions to Company operations, employees agreeing to relocate are being provided assistance under the Company’s relocation program. Those eligible for the program must be current or newly hired salaried, exempt, full-time employees. Mr. Bush and Mr. Palmer are eligible for the program and are relocating to the Virginia office as they are based at corporate headquarters in Los Angeles, California. The other NEOs are not based in Los Angeles, California so they are not required to relocate.

The relocation program provides financial assistance, professional services, and administrative support for the employee, spouse, or domestic partner and dependent family members during the time of transition. The program includes loss on sale assistance for employees who own their home, capped at $250,000. The Company believes such assistance is vital to assuring the retention of essential talent needed to effect a smooth transition of corporate functions to the East Coast. To alleviate the additional tax burden of this benefit and according to our standard relocation policy, as well as other relocation benefits subject to tax withholding, the Company is providing tax gross-up assistance to affected employees participating in the relocation program, including Mr. Bush and Mr. Palmer. The loss on sale of a home and tax gross-up provisions are included as part of the relocation policy for specific positions within the Company.

On September 21, 2010, Mr. Bush agreed to relocate from California to Virginia. His relocation benefits, approved by the Board of Directors, are as follows:

1.	Company purchase of his current residence under the Guaranteed Buy-Out provision of the relocation policy.

2.	Reimbursement of loss on sale of Mr. Bush’s current residence, up to a limit of $250,000. In accordance with the Relocation Policy, the amount of the loss on sale (up to $250,000) will be grossed up. This amount was paid to Mr. Bush in 2010.

3.	Reimbursement for enhancements to Mr. Bush’s new residence in Virginia deemed necessary by the Company for his security under the Company’s security program.

4.	Reimbursement for duplicate housing costs, for a period of up to 60 calendar days. If Mr. Bush resides in a Company-owned residence for any period longer than 60 days, he will pay the Company the full fair market rent value of the housing for that additional period.

5.	Movement of household goods and up to two vehicles.

In accordance with his request, Mr. Bush will not receive any other reimbursements that would normally be provided under the Company’s relocation program. Some of these reimbursements include: expenses related to house hunting trips, new home purchase closing costs, temporary living assistance (lodging, meals, and rental vehicle).

Severance and Change-in-Control Benefits

Effective January 1, 2010, excise tax-gross ups related to change-in-control severance payments were eliminated. Prior to December 31, 2010, the Company also maintained a change-in-control Special Agreement for certain elected officers. During its March 2010 meeting, the Committee approved the termination of all change-in-control agreements and change-in-control severance plans at Northrop Grumman as of December 31, 2010.

Northrop Grumman maintains the Northrop Grumman Severance Plan for Elected and Appointed Officers which offers severance to officers who qualify and are approved to receive such treatment. Generally, executives are unemployed for a time period following a termination, and the purpose of the severance plan is to help bridge the gaps in an executive’s income and health coverage during this period. Mr. Bush is not covered by, or eligible for, any benefits under the Company’s Severance Plan for Elected and Appointed Officers or any other Company severance plan or policy.

The severance benefits provided to the NEOs (other than Mr. Bush) under the Northrop Grumman Severance Plan for Elected and Appointed Officers are the following:

For NEOs (excluding the CEO)

•	Lump sum cash payment = 1 1/2 x (Annual Base Salary + Target Bonus for the year of termination)

•	Continue to pay portion of medical & dental benefits for 18 months concurrent with COBRA coverage. The employee is responsible for his/her portion

•	Outplacement assistance up to 1 year after termination

•	Continued reimbursement of eligible financial planning expenses for the year of termination and the following year, up to a maximum of $15,000 per year

In connection with Mr. Cameron’s separation of employment during 2010, Mr. Cameron became entitled to receive the severance benefits provided for under the Company’s Severance Plan for Elected and Appointed Officers. In addition, Mr. Cameron became entitled to receive additional severance benefits in connection with his separation of employment. The additional benefits included a supplemental lump-sum cash payment in the amount of $1,550,000 relocation benefits consisting of $50,000 for moving Mr. Cameron’s household goods in accordance with the terms of the Company’s relocation policy provided expenses were incurred before November 30, 2010. Mr. Cameron also received an additional period of time to exercise vested stock options and treatment as retirement eligible for purposes of outstanding RPSRs and the SORMP.

Additional information on the benefits provided under severance plans is provided in the Termination Payment tables.

Section III

Policies and Procedures

Independent Consultant

The Committee relies on Mr. George B. Paulin, CEO of F.W. Cook & Co., for advice in determining the levels and structure of executive compensation. The Committee also utilizes competitive salary data provided to F.W. Cook & Co. by Aon Hewitt (formerly Hewitt Associates).

The Committee hired Mr. Paulin to be its independent compensation consultant in 2006. He reports directly to the Committee and F.W. Cook & Co. does not receive any fees or income from, nor does it perform any services for the Company other than providing advice on executive and director compensation pursuant to their engagement by the Committee. Mr. Paulin’s role is to provide an independent review of market data and to advise the Committee on all compensation matters for elected officers, including the NEOs. He does not have authority to approve compensation actions by the Company but he is involved in all aspects of executive compensation, providing information and recommendations directly to the Committee. The Committee and the independent directors of the Board have the authority to make final decisions on compensation actions for the NEOs.

Mr. Paulin’s role includes: advising the Committee on management proposals as requested; serving as a resource to the Committee Chairperson on setting agenda items for Committee meetings and undertaking special projects; reviewing the Company’s total compensation philosophy, peer groups and target competitive positioning for reasonableness and appropriateness; identifying market trends or practices; and providing proactive counsel to the Committee on best practices for Board governance of executive compensation as well as areas of concern or risk in the Company’s executive compensation programs.

Aon Hewitt is retained by the Company to provide competitive market data on positions at all levels. Aon Hewitt also provides this data to Mr. Paulin on behalf of the Committee on an annual basis. The Committee utilizes this market information when compensation decisions are determined for NEOs. Aon Hewitt does not determine compensation amounts or provide compensation recommendations to the Committee for NEOs or any other elected officers or directors.

Role of Management

Throughout the year, the Company’s CEO and other executive officers provide recommendations to the Committee for their review and approval. These recommendations are reviewed by the Chief Human Resources Officer (“CHRO”) and include compensation actions for the elected officers, including the NEOs (other than the CEO), as well as participation in the Company’s various executive benefit and perquisite programs. The CHRO reviews all proposed compensation actions for the elected officers (other than the CEO) and then makes a recommendation to the CEO for his review and approval. The CEO then makes a recommendation to the Committee. Mr. Bush’s recommendation takes into account the leadership, performance, skills and industry knowledge of the other elected officers. The CEO may also seek additional input or request market data from the CHRO to assist with the decision. The CEO’s recommendation is one of many inputs the Committee considers when reviewing compensation actions for the elected officers. Under the direction of the CHRO, the Company provides the Committee historical and prospective breakdowns of the total compensation components for each elected officer.

The Committee evaluates all compensation actions for the CEO and the other elected officers with input from its independent compensation consultant, F.W. Cook & Co., and approves all compensation actions taken with respect to elected officers other than the CEO.

For the CEO, the Committee reviews all compensation actions and then makes a recommendation to the independent directors of the Board to ratify the CEO’s salary and bonus. While the CEO provides the Committee a self-assessment of his performance for the year as input to the Committee’s decision making process, the CEO does not make a compensation recommendation to the Committee for himself.

Management also provides recommendations to the Committee regarding all executive plan designs and strategies. These recommendations include financial goals and criteria for the Company’s annual and long-term incentive plans. Management provides its recommendations based on information gathered from consultants and the market as well as from internal resources, allowing plan designs and strategies to be tied directly to the needs of the Company’s businesses.

Northrop Grumman has an annual compensation review process that takes place during the first quarter each year where it determines regular base salary merit increases, annual bonuses and grants of long-term incentives through an annual review of all employees, including the NEOs (the CEO is not included in this process as Mr. Bush’s compensation review is conducted exclusively by the Committee). The purpose of this review process is to measure individual performance over the course of the performance year against pre-set financial, operational and individual goals. This practice ensures that compensation is tied to the financial and operating performance of the Company, individual achievement, and demonstration of the Company’s strategic initiatives and values.

Peer Groups

The Company does not tie compensation solely to that paid by peer groups. Nevertheless, the Committee has determined that in order to support the objective of attracting and retaining leading executive talent, its total compensation program provided to NEOs (base salary, target annual incentive awards, target long-term incentive award values and benefits) should in the aggregate approximate the 50th percentile in the market. To assess market levels of compensation, the Company collects compensation data on both a Target Industry Peer Group and a General Industry Peer Group. The Committee has determined that these groups provide a reasonable and relevant comparison of market data however the Committee places greater focus on the Target Industry Peer Group for purposes of comparison since this peer group more directly reflects the environment in which Northrop Grumman competes for executive talent.

Consistent with the Compensation Philosophy discussed above, in 2010 the Committee initiated a review of the existing peer groups previously established for benchmarking compensation of the Company’s executives. This study, prepared for the Committee by Mr. Paulin of F.W. Cook & Co., resulted in modifications to the primary peer group, the Target Industry Peer Group, upon which the Company’s annual market study of executive compensation is based.

The Target Industry Peer Group was expanded from 11 to 15 companies and some companies in the existing peer group were replaced. The objective of these changes was to better approximate the competitive marketplace within which Northrop Grumman operates while enhancing the Company’s ability to obtain market data upon which to evaluate executive compensation. The new group includes six of the nine largest worldwide defense contractors where comparable U.S. data are available and captures companies participating in Aon Hewitt’s executive compensation survey.

Within the new Target Industry Peer Group, nine companies are peers of these peers (i.e., identified at least three times as peers by other companies in their proxies) that participate in the Aon Hewitt survey. Within the overall group, the median revenue size is $26.1 billion, the median number of employee is 91,700, and the median market capitalization (as of October 31, 2010) is $25.7 billion. Northrop Grumman compared to the new peer group as follows: revenue, $34.8 billion; employees, 120,700; market capitalization $18.8 billion.

The General Industry Peer Group is larger and consists of Fortune 100 companies participating in Aon Hewitt’s executive compensation database and excludes financial services companies due to the unique nature of their pay models and changes from year to year based on companies participating in Aon Hewitt’s annual executive compensation survey. This peer group represents a broader, secondary reference that allows the Company to assess executive compensation levels in the overall marketplace of companies of similar revenue size to Northrop Grumman.

To evaluate competitive pay levels in the marketplace, both the Company and the Committee review data reported in the Aon Hewitt survey, including the 25th, 50th, and 75th percentile information and employ statistical regression analysis to assess market pay on an adjusted basis, as determined by revenue size. In addition, there is an examination of proxy data taken from a subset of these companies for specific individuals.

For 2010, the Target Industry Peer Group was the following 15 companies:

2010 Target Industry Peer Group (current)
3M Co. *	Johnson Controls, Inc. *
The Boeing Co.	L-3 Communications Holdings, Inc. *
Caterpillar, Inc. *	Lockheed Martin Corp.
Emerson Electric Co. *	Raytheon Co.
General Dynamics Corp.	SAIC, Inc. *
Goodrich Corp. *	Textron, Inc. *
Honeywell International, Inc.	United Technologies Corp.
ITT Corp. *

*	Added in 2010. The following companies were removed: Alcoa, Inc., The Dow Chemical Co., E. I. du Pont de Nemours & Co, General Electric Co., Johnson & Johnson

For 2010, the General Industry Peer Group consisted of the following 47 companies:

2010 General Industry Peer Group
Abbott Laboratories	Merck & Co., Inc.
Aetna, Inc.	PepsiCo, Inc.
AT&T, Inc.	Pfizer, Inc
Caterpillar, Inc.	Philip Morris International
Chevron Corporation	Procter & Gamble
CHS, Inc.	Raytheon Company
Comcast Corporation	Sunoco, Inc.
CVS Corporation	SUPERVALU INC.
Delta Air Lines Inc.	Target Corporation
E. I. du Pont de Nemours and Company	The Boeing Company
FedEx Corporation	The Coca-Cola Company
Ford Motor Company	The Dow Chemical Company
General Dynamics Corporation	The Home Depot, Inc.
General Electric Company	The Kroger Co.
Honeywell International, Inc.	The Walt Disney Company
Humana, Inc.	Tyson Foods Incorporated
IBM Corporation	United Parcel Service
Ingram Micro, Inc.	United Technologies Corporation
Johnson & Johnson	UnitedHealth Group
Johnson Controls, Inc.	Valero Energy Corporation
Kraft Foods, Inc.	Verizon Communications, Inc.
Lockheed Martin Corporation	Walgreen Co.
Lowe’s Companies, Inc.	Wellpoint, Inc.
Medco Health Solutions, Inc.

Each executive position that can be compared to relevant peer company data is benchmarked to the relevant data. Executive positions that are unique to the Company and cannot be benchmarked to the market are compared internally based on their relative duties and responsibilities. In its December 2010 review of pay levels for the Company’s senior officers, including the NEOs, it was the opinion of F.W. Cook & Co. that total compensation levels versus the market appropriately reflect business and personal performance, as well as time in position.

For all the NEOs (excluding Mr. Cameron), the average variance to market for target total compensation was 112% of the size-adjusted median of the Target Industry Peer Group and 120% of the General Industry Peer Group based on the total compensation market study provided to the Committee by F. W. Cook & Co. during the December 2010 meeting. Target total compensation includes base salary, target annual incentive awards, target long-term incentive award values and benefits. Position to market for individual NEOs ranged from -11% below to 40% above the size-adjusted median of the Target Industry Peer Group, and from 16% to 33% above the size-adjusted median of the General Industry Peer Group. Mr. Cameron was not included in the 2010 market study as he was no longer with the Company when the analysis was performed.

Total Compensation—Tally Sheets

The Company utilizes a review process that provides the Committee a total compensation and benefits perspective for each NEO. In conjunction with the Committee’s review of pay to market, the Company has available for the Committee a set of tally sheets that captures a total compensation and benefits picture of each NEO to ensure that compensation decisions are made within a total compensation framework.

The tally sheet provides a broad perspective that covers the normal annual compensation actions as well as an annualized value of the benefits and perquisites each NEO receives. Thus, the value of nonqualified deferred compensation, outstanding equity awards, health and welfare benefits, pension benefits and perquisites is also included.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code generally limits the annual tax deduction to $1 million per person for compensation paid to the Company’s CEO and the next three highest-paid NEOs (other than the CFO). Qualifying performance-based compensation is not subject to the deduction limit. The Company’s annual incentive payments, stock options and RPSRs are generally designed to qualify as performance-based compensation under this definition and to be fully deductible. Our grants of RSRs are not considered performance-based under Section 162(m) and, as such, may not be fully deductible.

As noted above, compensation decisions are made, among other things, to ensure market competitive rates are maintained and retention of critical executives is achieved. Sometimes these decisions result in compensation amounts being non-deductible under Code Section 162(m). In 2010, since the CEO’s salary was above the $1,000,000 threshold, a portion of his salary and his perquisites are not deductible by the Company.

Grant Date for Equity Awards

Historically, annual grant cycles for stock options and other equity awards occur at the same time as salary increases and annual incentive grants. This typically occurs in February each calendar year. This timing allows the Committee to make decisions on three compensation components at the same time, utilizing a total compensation perspective. The Committee reviews and approves long-term incentive grants during its scheduled meeting and establishes the grant price for stock options. The grant price is equal to the closing price of the Company’s stock on the date of grant.

At its February 2010 meeting, the Committee reviewed and approved the long-term incentives for the NEOs (except for Ms. Cheston who was not then employed by us) and other participating employees. The 2010 grants were approved after the filing of the Company’s Annual Report on Form 10-K for fiscal year 2009. The Committee believes it is important to have the grant occur following the release of detailed financial information about the Company. This approach allows for the stock price to be fully reflective of the market’s consideration of material information disclosed in the Company’s Annual Report on Form 10-K. Ms. Cheston was hired effective August 5, 2010. As part of her compensation package, Ms. Cheston received long-term incentive grants on November 11, 2010 that included stock options, RPSRs, and RSRs. For additional detail, please see above, Section II, “Long-Term Incentive Compensation”, as well as the 2010 Grants of Plan-Based Awards table.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for its NEOs and other elected officers to further promote alignment of management and shareholder interests. These guidelines require that the CEO and other elected officers own Company stock denominated as a multiple of their annual salaries that can be accumulated over a five-year period from the date of hire or promotion into an elected officer position.

The Stock Ownership guidelines are as follows:

• CEO and President:	7x base salary

• Other Elected Officers:	3x base salary

Shares that satisfy the stock ownership guidelines include:

•	Company stock owned outright by an officer

•	RSRs, whether or not vested

•	Value of equivalent shares held in the Northrop Grumman Savings Plan or Northrop Grumman Financial Security and Savings Program

Stock options and unvested RPSRs are not included in calculating ownership until they are converted to actual shares owned.

During its September 2010 meeting, the Committee performed its annual review of the ownership of all elected officers. Mr. Bush is progressing towards compliance with the CEO guideline and was compliant with his stock ownership guideline while serving as President and Chief Operating Officer, prior to becoming CEO. Mr. Palmer is compliant with the guideline, while the remaining NEOs (excluding Mr. Cameron) are progressing towards compliance. The Committee is satisfied with the efforts of all officers to be in compliance. The Committee continues to monitor officer compliance and will conduct a full review again in 2011.

In September 2008, the Committee approved a stock trading program under SEC Rule 10b5-1. Under this program, eligible employees (NEOs, vice presidents and directors) may establish a plan during any quarterly window period under which sales may occur over the following twelve months, commencing no sooner than the next window period. Annually the Corporate Secretary will disclose to the Committee the plans adopted, terminated or modified by elected officers.

Stock Holding Requirement

In February 2010, the Company implemented a new holding period requirement that became effective for all new long-term incentive grants beginning in 2010, further emphasizing the importance of sustainable performance and appropriate risk-management behaviors. All elected and appointed officers of the Company will be required to hold 50% of their net shares from all future RPSR payments and stock option exercises for a period of three years. These restrictions will generally continue upon termination and retirement, however, exercises or payments following termination or retirement and occurring after one year from separation from the Company will not be subject to the holding requirement.

Executive Compensation Recoupment

Ethical behavior and integrity remain an important priority for the Northrop Grumman leadership. In support of this, the Committee approved an executive compensation recoupment policy (also known as a “clawback” policy) at its December 2008 meeting that became effective in the first quarter of 2009. The policy applies to the Company’s NEOs and all other employees at the level of vice president or higher. When first adopted, this policy provided for recovery by the Company of annual and long-term incentive compensation when those incentive payments were determined to have been based on financial results that were later restated due to misconduct.

In the first quarter of 2010, the Committee approved strengthening the policy to allow for the recovery of incentive compensation payments based on restated financial results regardless whether misconduct was the cause of the restatement. The Committee believes this broader definition governing the basis for incentive compensation recoupment better serves shareholder interests and those of the Company.

The Committee is responsible for investigating the extent to which incentive compensation payments were based on inaccurate financial results and determining whether such payments should be recovered by the Company.

2010 Summary Compensation Table

Name & Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Wesley G. Bush	2010	1,334,615	0	8,349,848	7,155,165	3,037,500	699,987	2,272,297	22,849,412
Chief Executive Officer and President	2009	950,000	0	4,121,084	2,382,560	1,068,750	1,702,285	157,401	10,382,080
	2008	938,462	0	3,845,416	2,661,467	1,197,000	1,270,015	180,390	10,092,750

James F. Palmer	2010	820,194	0	4,907,860	4,477,369	1,000,000	994,044	151,137	12,350,604
Corporate Vice President and Chief Financial Officer	2009 2008	800,001 787,501	233,333 233,333	2,015,552 1,880,681	1,165,941 1,300,932	820,000 816,000	520,661 89,055	133,373 203,450	5,688,861 5,310,952

Sheila Cheston (7)	2010	218,077	500,000	3,746,402	873,730	820,000	0	40,887	6,199,096
Corporate Vice President and General Counsel

Gary W. Ervin (7)	2010	781,731	0	2,406,340	1,524,405	1,000,000	483,435	195,386	6,391,297
Corporate Vice President and President, Aerospace Systems	2009	598,077	0	1,576,450	912,554	600,000	286,428	97,280	4,070,789

James F. Pitts (8)	2010	781,732	0	2,406,340	1,524,405	1,000,000	1,793,114	122,898	7,628,488
Corporate Vice President and President, Electronic Systems	2009 2008	600,001 592,309	0 0	1,576,450 1,539,217	912,554 1,064,905	600,000 630,000	0 1,656,520	76,107 69,528	3,765,112 5,552,479

Linda Mills (7)	2010	721,154	0	2,208,350	1,400,034	900,000	1,551,922	265,335	7,046,795
Corporate Vice President and President, Information Systems

James L. Cameron (7)	2010	264,215	0	2,687,797	2,031,920	189,410	157,533	3,029,384	8,360,259
Corporate Vice President and President, Technical Services

Footnotes:

(1)	The amounts in this column include amounts deferred under the savings and nonqualified deferred compensation plans. Ms. Cheston was hired in 2010. The amount listed in this column is for a portion of the year only.

(2)	Pursuant to his March 12, 2007 offer letter, Mr. Palmer received a signing bonus of $700,000 in three installments ($233,333) each in 2007, 2008 and 2009. Pursuant to her June 7, 2010 offer letter, Ms. Cheston received the first installment of an $800,000 signing bonus (in the amount of $500,000) in 2010, with the remaining two installments of $150,000 each due on the first and second anniversary of her hire date.

(3)	The dollar value shown in these columns is equal to the total grant date fair value of equity awards made during the year. For discussion on valuation assumptions, see the discussion in Footnote 18 of the Company’s 2010 Form 10-K for the fiscal year ended December 31, 2010, adjusted to exclude forfeitures. The maximum grant date value, which assumes a 200% maximum payout of 2010 Restricted Performance Stock Rights (RPSRs) for each NEO is listed below:

• Wesley G. Bush	$13,061,508

• James F. Palmer	$3,764,192

• Sheila Cheston	$2,425,049

• Gary W. Ervin	$3,764,192

• James F. Pitts	$3,764,192

• Linda A. Mills	$3,454,480

• James L. Cameron	$2,133,644

(4)	The amounts in this column include amounts deferred under the savings and nonqualified deferred compensation plans. These amounts were paid under the Company’s annual bonus plan during 2011, 2010 and 2009 based on performance achieved during the prior year, as described in the Compensation Discussion and Analysis.

(5)	There were no above-market earnings in the nonqualified deferred compensation plans (see the description of these plans under the Nonqualified Deferred Compensation table). The amounts in this column relate solely to the increased present value of the executive’s pension plan benefits (see the description of these plans under the Pension Benefits table), except for Ms. Cheston who did not accrue a benefit under the defined benefit plans since she was hired after July 1, 2008, the date the plan was closed to new entrants.

(6)	The 2010 amount listed in this column for Mr. Bush includes medical, dental, life and disability premiums ($47,951), company contributions to Northrop Grumman defined contribution plans ($96,135), personal liability insurance ($1,000), financial planning/income tax preparation ($22,000), reimbursement of loss on sale of current residence ($250,000) and in accordance with the relocation policy, tax gross-up of loss on sale of current residence ($212,963). In addition, the company incurred $1,642,248 in costs related to security protection for Mr. Bush. These costs included $178,399 attributable to personal and dependent travel on company aircraft consistent with the company’s security program.

The 2010 amount listed in this column for Mr. Palmer includes medical, dental, life and disability premiums ($38,133), company contributions to Northrop Grumman defined contribution plans ($65,608), financial planning/income tax preparation ($15,000) and personal liability insurance ($500), personal and dependent travel including company aircraft ($2,907), and security costs ($28,989).

The 2010 amount listed in this column for Ms. Cheston includes medical, dental, life and disability premiums ($4,124), company contributions to Northrop Grumman defined contribution plans ($23,396), personal liability insurance ($167), and security costs ($13,200) for a portion of the year.

The 2010 amount listed in this column for Mr. Ervin includes medical, dental, life and disability premiums ($38,018), company contributions to Northrop Grumman defined contribution plans ($55,269), financial planning/income tax preparation ($14,571), personal liability insurance ($500), and security costs ($87,028).

The 2010 amount listed in this column for Mr. Pitts includes medical, dental, life and disability premiums ($47,837), company contributions to Northrop Grumman defined contribution plans ($54,044), financial planning/income tax preparation ($15,000), personal liability insurance ($541), and security costs ($5,476).

The 2010 amount listed in this column for Ms. Mills includes medical, dental, life and disability premiums ($38,018), company contributions to Northrop Grumman defined contribution plans ($44,945), financial planning/income tax preparation ($15,000), personal liability insurance ($500), personal and dependent travel including company aircraft ($128), and security costs ($166,744).

The 2010 amount listed in this column for Mr. Cameron includes medical, dental, life and disability premiums ($15,392), company contributions to Northrop Grumman defined contribution plans ($27,412), personal liability insurance ($167), relocation expenses and gross-up according to standard relocation policy ($7,288) and lump-sum severance payments ($2,979,125).

Method for Calculating Personal Use of Company Aircraft Value

The following method was used to calculate the value of personal use of Company aircraft described in the paragraphs above. The Company calculates the incremental cost of each element, which includes trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included. The amount related to the loss of tax deduction to the Company on account of personal use of corporate aircraft under the Internal Revenue Code is not included.

Method for Calculating Personal Security Costs

As discussed above under “Security Arrangements,” the Company provides certain NEOs with residential and personal security protection due to the nature of our business, which dictates certain security and personal safety requirements. The amounts reflected in the “All Other Compensation” column include expenses for residential and personal security that are treated as perquisites under relevant SEC guidance, even though the need for such expenses arises from the risks attendant with their positions with the Company. The Company calculates the cost of travel security coverage based on the hourly rates and overhead fees charged directly to the Company by the firms providing security personnel. If Company security personnel are used, their hourly rates are used to calculate the cost of coverage for each trip.

(7)	Ms. Cheston was hired in 2010; therefore data for 2008 and 2009 are not applicable. Mr. Ervin was not a named executive officer for the 2008 proxy; therefore data for 2008 is not applicable. Ms. Mills was not a named executive officer for 2008 or 2009; therefore, data for these years is not applicable. Mr. Cameron’s employment terminated April 30, 2010. He was not a named executive officer for 2008 or 2009; therefore, data for these two years is not applicable. Under the terms of his severance agreement, Mr. Cameron received prorata retirement treatment for his 2008 and 2009 RPSR and vested option grants. His remaining unvested equity compensation awards were forfeited.

(8)	As explained in a footnote to the 2008 Pension Benefits, the reported value of Mr. Pitts’ pension benefits as of December 31, 2008 included an overlap of benefits under two non-qualified plans. The overlapping value was attributable to the SEC rules on assumed retirement ages. The value reported for Mr. Pitts in the 2009 Pension Benefits table no longer reflected the overlap as a result of his attainment of early retirement eligibility under both plans. The net result is that the value of Mr. Pitts’ pension benefits reported at the end of 2008 is $2,940,091 higher than the value of the benefits reported at the end of 2009. Thus, his net accrual for 2009 under the SEC rules was negative, which is reported as zero.

2010 Grants of Plan-Based Awards

Name & Principal Position	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Wesley G. Bush	Incentive Plan		0	2,025,000	4,050,000
Chief Executive	RPSR	2/16/10				0	109,650	219,300				8,349,848
Officer and	Options	2/16/10								627,084	59.56	7,155,165
President

James F. Palmer	Incentive Plan		0	618,750	1,237,500
Corporate Vice	RPSR	2/16/10				0	31,600	63,200				2,406,340
President and Chief	RSR	2/16/10							42,000			2,501,520
Financial Officer	Options	2/16/10								392,400	59.56	4,477,369

Sheila Cheston	Incentive Plan		525,000	525,000	1,050,000
Corporate Vice	RPSR	11/11/10				0	18,925	37,850				1,632,092
President and	RSR	11/11/10							33,000			2,114,310
General Counsel	Options	11/11/10								79,975	64.07	873,730

Gary W. Ervin	Incentive Plan		0	618,750	1,237,500
Corporate Vice	RPSR	2/16/10				0	31,600	63,200				2,406,340
President and	Options	2/16/10								133,600	59.56	1,524,405
President,
Aerospace Systems

James F. Pitts	Incentive Plan		0	618,750	1,237,500
Corporate Vice	RPSR	2/16/10				0	31,600	63,200				2,406,340
President and	Options	2/16/10								133,600	59.56	1,524,405
President,
Electronic Systems

Linda Mills	Incentive Plan		0	562,500	1,125,000
Corporate Vice	RPSR	2/16/10				0	29,000	58,000				2,208,350
President and	Options	2/16/10								122,700	59.56	1,400,034
President,
Information Systems

James L. Cameron (6)	Incentive Plan		0	126,274	252,548	0
Corporate Vice	RPSR	2/16/10					19,350	38,700				1,473,503
President and President,	RPSR Modification	5/10/10					16,443	32,886				1,214,294
Technical Services	Options	2/16/10								81,800	59.56	933,356
	Option Modification	5/7/10								32,683	44.99	101,334
	Option Modification	5/7/10								34,733	80.82	253,914
	Option Modification	5/7/10								24,000	71.85	219,990
	Option Modification	5/7/10								47,000	60.11	430,492
	Option Modification	5/7/10								13,000	52.49	78,122
	Option Modification	5/7/10								12,000	43.08	14,712

Footnotes:

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s annual bonus plan based on performance during 2010, as described in the Compensation Discussion and Analysis. The actual bonus amounts that were paid in 2011 based on 2010 performance are shown in the Summary Compensation Table above in the column titled “Non-Equity Incentive Plan Compensation”. The threshold for Ms. Cheston includes the amount guaranteed to her for 2010 in accordance with the terms of her offer letter dated June 7, 2010.

(2)	These amounts relate to Restricted Performance Stock Rights (RPSRs) granted in 2010 under the 2001 Long-Term Incentive Stock Plan. Each RPSR represents the right to receive a share of the Company’s common stock upon vesting of the RPSR. The RPSRs may be earned based on Total Shareholder Return over a three-year performance period commencing January 1, 2010 and ending December 31, 2012. The payout will occur in early 2013 and may range from 0% to 200% of the rights awarded. Earned RPSRs may be paid in shares, cash or a combination of shares and cash. An executive must remain employed through the performance period to earn an award, although pro-rata vesting results if employment terminates earlier due to retirement, death or disability. See the Severance/Change-in-Control section for treatment of RPSRs in these situations and upon a change-in-control.

(3)	These amounts relate to Restricted Stock Rights (RSRs) granted in 2010 under the 2001 Long-Term Incentive Stock Plan. Each RSR represents the right to receive a share of the Company’s common stock upon vesting of the RSR. An executive must remain employed through a vesting period to earn an award (100% after four years for Mr. Palmer, although full vesting results from death or disability or qualifying termination and 50% per year over two years for Ms. Cheston, although full vesting results from accidental death, disability or qualifying termination). See the Severance/Change-in-Control section for treatment of RSRs in these situations and upon a change-in-control. Earned RSRs may be paid in either shares or cash.

(4)	These amounts relate to non-qualified stock options granted in 2010 under the 2001 Long-Term Incentive Stock Plan. The exercise price for the stock options equals the closing price of the Company’s common stock on the date of grant. The retention portion of Mr. Palmer’s stock options will vest 50% three years from date of grant, with the remaining 50% vesting four years from date of grant. All other NEOs’ stock options vest in one-third installments on the first three anniversaries of the grant date and become fully vested after three years. The stock options may also vest upon a change-in-control under certain circumstances, and a portion of the stock options may vest upon termination due to retirement, death or disability (see more on these issues in the Severance/Change-in-Control section). The stock options expire seven years from the date of the grant.

(5)	For assumptions used in calculating the grant date fair value per share, see the discussion in Footnote 18 of the Company’s 2010 Form 10-K for the fiscal year ended December 31, 2010, adjusted to exclude forfeitures.

(6)	The Committee approved a modification of Mr. Cameron’s outstanding stock-based awards to allow him to receive a pro-rata share of his RPSR awards and to exercise his vested options for five years after termination date or the original expiration date of the grants, whichever is shorter.

Outstanding Equity Awards at 2010 Fiscal Year End

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2) (#)	Market Value of Shares or Units of Stock that Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3) ($)
Wesley G. Bush	0	463,500	0	2/16/10	59.56	2/16/17	0	0	109,650	7,103,127
Chief Executive Officer and President	0	163,584	0	2/16/10	59.56	2/16/17	0	0	0	0
	109,700	219,400	0	2/17/09	44.99	2/17/16	0	0	57,250	3,708,655
	111,633	55,817	0	2/27/08	80.82	2/27/15	0	0	36,600	2,370,948
	48,000	16,000	0	2/28/07	71.85	2/28/17	0	0	0	0
	54,000	0	0	2/15/06	65.10	2/15/16	0	0	0	0
	45,000	0	0	6/14/04	52.49	6/14/14	0	0	0	0
	40,000	0	0	8/20/03	47.11	8/20/13	0	0	0	0
	50,000	0	0	12/18/02	47.18	12/18/12	0	0	0	0

James F. Palmer	0	258,800	0	2/16/10	59.56	2/16/17	42,000	2,720,760	31,600	2,047,048
Corporate Vice President and Chief Financial Officer	0	133,600	0	2/16/10	59.56	2/16/17	10,000	647,800	28,000	1,813,840
	53,683	107,367	0	2/17/09	44.99	2/17/16	0	0	17,900	1,159,562
	54,566	27,284	0	2/27/08	80.82	2/27/15	0	0	0	0
	30,000	10,000	0	3/12/07	73.82	3/12/17	0	0	0	0

Sheila Cheston	0	79,975	0	11/11/10	64.07	11/11/17	33,000	2,137,740	18,925	1,225,962
Corporate Vice President and General Counsel

Gary W. Ervin	0	133,600	0	2/16/10	59.56	2/16/17	0	0	31,600	2,047,048
Corporate Vice President and President, Aerospace Systems	42,016	84,034	0	2/17/09	44.99	2/17/16	0	0	21,900	1,418,682
	34,733	17,367	0	2/27/08	80.82	2/27/15	0	0	11,400	738,492
	11,250	3,750	0	9/19/07	79.86	9/19/17	0	0	0	0
	12,000	0	0	6/14/04	52.49	6/14/14	0	0	0	0
	12,000	0	0	8/20/02	57.40	8/20/12	0	0	0	0

James F. Pitts	0	133,600	0	2/16/10	59.56	2/16/17	0	0	31,600	2,047,048
Corporate Vice President and President, Electronic Systems	42,016	84,034	0	2/17/09	44.99	2/17/16	0	0	21,900	1,418,682
	44,666	22,334	0	2/27/08	80.82	2/27/15	0	0	14,650	949,027
	27,000	9,000	0	2/28/07	71.85	2/28/17	0	0	0	0
	40,000	0	0	2/15/06	65.10	2/15/16	0	0	0	0
	12,000	0	0	10/1/05	54.35	10/1/15	0	0	0	0
	18,000	0	0	6/14/04	52.49	6/14/14	0	0	0	0
	15,000	0	0	8/20/02	57.40	8/20/12	0	0	0	0

Linda Mills	0	122,700	0	2/16/10	59.56	2/16/17	0	0	29,000	1,878,620
Corporate Vice President and President, Information Systems	42,016	84,034	0	2/17/09	44.99	2/17/16	0	0	21,900	1,418,682
	29,766	14,884	0	2/27/08	80.82	2/27/15	0	0	9,750	631,605
	8,000	0	0	6/14/04	52.49	6/14/14	0	0	0	0

James L. Cameron	0	0	0	2/16/10	59.56	4/30/15	0	0	0	0
Corporate Vice President and President, Technical Services	32,683	0	0	2/17/09	44.99	4/30/15	0	0	7,577	490,838
	34,733	0	0	2/27/08	80.82	2/27/15	0	0	8,866	574,339
	24,000	0	0	2/28/07	71.85	4/30/15	0	0	0	0
	47,000	0	0	1/1/06	60.11	4/30/15	0	0	0	0
	13,000	0	0	6/14/04	52.49	6/14/14	0	0	0	0
	12,000	0	0	9/26/03	43.08	9/26/13	0	0	0	0

Footnotes:

(1)	Options awarded after 2007 vest at a rate of 33 1/3% per year on the grant’s anniversary date over the first three years of the seven-year option term. Options granted prior to 2008 vest at a rate of 25% per year on the grant’s anniversary date over the first four years of the ten-year option term. Mr. Palmer’s 2010 retention award of 258,800 options will vest at a rate of 50% three years from date of grant and 50% four years from date of grant, with a seven-year option term.

(2)	Outstanding Restricted Stock Rights (RSRs) vest as follows: 42,000 outstanding for Mr. Palmer vest on February 16, 2014; and 10,000 outstanding for Mr. Palmer vested on March 12, 2011. 33,000 outstanding RSRs for Ms. Cheston will vest 50% on each November 11 for the next two years.

(3)	Based on closing price of Company’s stock on December 31, 2010 of $64.78.

(4)	These are target numbers for Restricted Performance Stock Rights (RPSRs). The first RPSR for each NEO vests based on performance for the three-year cycle ending on December 31, 2012, the second based on performance for the three-year cycle ending on December 31, 2011, and the third based on performance for three-year cycle ending on December 31, 2010. As a new hire in 2010, Ms. Cheston does not have any awards for 2008 and 2009. Due to his termination date of April 30, 2010, Mr. Cameron forfeited his 2010 awards.

2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting ($)
Wesley G. Bush	0	0	67,840	4,204,950
Chief Executive Officer and President

James F. Palmer	0	0	27,400	1,676,344
Corporate Vice President and Chief Financial Officer

Sheila Cheston (2)	0	0	0	0
Corporate Vice President and General Counsel

Gary W. Ervin	2,000	32,080	15,225	906,801
Corporate Vice President and President, Aerospace Systems

James F. Pitts	0	0	15,660	932,710
Corporate Vice President and President, Electronic Systems

Linda Mills	7,000	82,180	7,612	453,371
Corporate Vice President and President, Information Systems

James L. Cameron	0	0	13,920	829,075
Corporate Vice President and President, Technical Services

(1)	All shares in this column are RPSRs except Mr. Palmer’s which includes 10,000 RSRs that vested in March 2010.

(2)	Ms. Cheston commenced employment in 2010 and did not have any options or stock awards vesting during 2010.

2010 Pension Benefits

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value Of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Wesley G. Bush	OSERP (2)	23.67	1,669,860
Chief Executive Officer and President	ERISA 2	8.00	2,664,813
	Northrop Grumman Pension Plan	8.00	291,074
	Northrop Grumman SRIP (see notes below regarding frozen plans)	15.67	3,150,711
	Northrop Grumman S&MS Salaried Pension Plan (see notes below regarding frozen plans)	15.67	339,775

James F. Palmer	CPC SERP	3.83	1,202,756
Corporate Vice President and	ERISA 2	3.83	553,255
Chief Financial Officer	Supplemental Retirement Replacement Plan (see notes below regarding frozen plans)	N/A	1,480,238	103,584
	Northrop Grumman Pension Plan	3.83	98,459

Sheila Cheston (3)	N/A	0.00	0
Corporate Vice President and
General Counsel

Gary W. Ervin	CPC SERP	3.33	349,606
Corporate Vice President and	ERISA 2	9.33	785,891
President, Aerospace Systems	Northrop Grumman Pension Plan	9.33	230,918

James F. Pitts	CPC SERP	5.25	1,404,634
Corporate Vice President and	ERISA 2	7.50	1,359,924
President, Electronic Systems	ES Executive Pension Plan	37.54	5,572,483
	Northrop Grumman Pension Plan	37.54	1,082,407

Linda Mills	CPC SERP	2.92	1,088,700
Corporate Vice President and	Northrop Grumman SRIP	31.58	3,624,971
President, Information Systems	Northrop Grumman S&MS Salaried Pension Plan	31.58	1,274,644

James L. Cameron	CPC SERP	4.33	355,796
Corporate Vice President and	ERISA 2	6.67	482,275
President, Technical Services	Northrop Grumman Pension Plan	6.67	157,141

Footnotes:

(1)	The Company’s qualified pension plans were closed to new entrants in 2008.

While benefits may be spread over different plans, it is Company policy that an executive’s total benefit under these plans is limited to 60% of his final average pay.

The pension values included in this table are the present value of the benefits expected to be paid in the future. They do not represent actual lump sum values that may be paid from a plan. The amount of future payments is based on the current accrued pension benefit as of December 31, 2010. Pursuant to the SEC disclosure rules: (i) the actuarial assumptions used to calculate amounts for this table are the same as those used for Northrop Grumman’s financial statements and (ii) all pension values are determined assuming the NEO works until the specified retirement age, which is the earliest unreduced retirement age (as defined in each plan).

(2)	Mr. Bush participated in the CPC SERP through December 31, 2009. On January 1, 2010, he relinquished all future and accrued benefits under the CPC SERP and continued participation in the OSERP. Under the rules of the OSERP, Mr. Bush’s total years of service with Northrop Grumman are used in determining his pension benefit (as described in more detail in the OSERP section below).

(3)	Ms. Cheston was hired after June 30, 2008 and as a result, she is not eligible to participate in any of the Company’s qualified or nonqualified pension plans. Refer to the Nonqualified Deferred Compensation Table for more information on her retirement benefits.

(4)	Service listed above in the CPC SERP represents employment while in a CPC position. The pension benefits for Ms. Mills under the CPC SERP are based on an alternate formula (as described in more detail in the CPC SERP section below) which includes total Northrop Grumman service.

GENERAL EXPLANATION OF THE TABLE

The Company is part of an industry that has a long tradition of offering pension benefits to employees. Through acquisitions, the Company has acquired numerous pension plans applying to different groups of employees. Through changes in employment, individual employees may be covered by several different pension plans. However, an NEO’s total benefit under these plans is limited to 60% of his final average pay. The accrued pension benefit cannot be reduced unilaterally or taken away so all of these historical pension plans have been maintained. This background is helpful to keep in mind when reviewing the following description of the plans.

Pension plans provide income during retirement as well as benefits in special circumstances including death and disability. In general, the pension plans are structured to reward and retain employees of long service and recognize higher achievement levels as evidenced by increases in annual pay. The term “qualified plan” generally means a plan that qualifies for favorable tax treatment under Internal Revenue Code Section 401, which covers a broad base of employees. The term “nonqualified plan” generally means a plan that is limited to a specified group of management personnel. The nonqualified plans supplement the qualified plans and (1) provide benefits that would be covered under the Company’s qualified plans but for limitations imposed by the Internal Revenue Code and (2) provide larger accruals for elected and appointed officers in recognition of the higher levels of responsibility for such service.

The amounts in the table are based on the specific provisions of each plan, which are described in more detail below. There are two basic types of pension benefits reflected in the Pension Benefits Table: non-cash balance type benefits and cash balance type benefits. For purposes of the amounts in the table: non-cash balance type benefits are determined based on the annual pension earned as of December 31, 2010, and include any supplemental payments. Cash balance type benefits are based on the account balance as of December 31, 2010, plus a future investment credit, converted to an annuity using the applicable conversion factors.

Mr. Bush, Mr. Palmer, Mr. Ervin and Mr. Cameron participate in the Northrop Grumman Pension Plan (“NGPP”), the Northrop Grumman ERISA Supplemental Plan (“ERISA 1”), and the Northrop Grumman Supplemental Plan 2 (“ERISA 2”). Mr. Pitts participates in the NGPP, ERISA 2 and the Northrop Grumman Electronic Systems Executive Pension Plan (“ES EPP”). Ms. Mills participates in the Northrop Grumman Space & Mission Systems Salaried Pension Plan (“S&MS SPP”) and in the Northrop Grumman Supplementary Retirement Income Plan (“SRIP”). Each NEO except Mr. Bush and Ms. Cheston also participates in the CPC Supplemental Executive Retirement Program (“CPC SERP”). Mr. Bush participates in the Officers Supplemental Executive Retirement Program (“OSERP”). In addition to these plans, Mr. Bush has certain benefits from historical qualified and nonqualified plans in which he previously participated. Mr. Palmer has certain benefits that make him whole for benefits forfeited as a result of his employment with the Company.

The change in pension values shown in the Summary Compensation Table includes the effect of:

•	additional service from December 31, 2009 to December 31, 2010;

•	changes in eligible pension pay;

•	changes in applicable pay cap limits;

•	changes in actuarial assumptions; and

•	removal of Mr. Bush from the CPC SERP.

DESCRIPTION OF QUALIFIED PLANS USED FOR PENSION BENEFITS TABLE CALCULATIONS

Northrop Grumman Pension Plan (NGPP) and Northrop Grumman Space & Mission Systems Salaried Pension Plan (S&MS SPP)

These plans are part of the Northrop Grumman Pension Program (“Program”) which was closed to new entrants effective July 1, 2008. The general benefit structure of plans within the Program is similar except for the historical benefit formulas, the transition benefit formulas and the timing of the transition period, all of which are described below.

The Program is a group of defined benefit pension plans qualified under Internal Revenue Code Section 401. The Program provides up to three component pieces of benefits depending on when a participant is hired and terminates. The following chart illustrates the component pieces of the Program benefit (described in more detail after the chart):

Part A Benefit under the historical plan formula before the transition period	+

Part B

(5-Year Transition Benefit)

Benefit based on a formula similar to the one under the historical plan formula during the transition period

or

(if greater)

Part C

(5-Year Transition Benefit)

Benefit under the cash balance formula during the transition period

		+	Part D Benefit under the cash balance formula after the transition period	=	Pension Benefit

The components of the pension benefit are the historical benefit (the Part A benefit), the transition benefit (the greater of the Part B benefit or the Part C benefit) and the cash balance benefit (the Part D benefit). Eligible employees who joined the Program after the transition date associated with their pension plan accrue only the cash balance benefit (Part D) from their date of participation.

The qualified benefit for each eligible NEO except Mr. Palmer and Mr. Cameron is the sum of these three benefits (Part A + Part B or C + Part D). Mr. Palmer and Mr. Cameron joined the Program after the transition period began, so they receive only a Part D benefit.

The transition period for the NGPP is July 1, 2003 through June 30, 2008 while the transition period for the S&MS SPP is January 1, 2005 through December 31, 2009. During the transition period, each eligible participant earns the greater of (i) the benefit calculated under a formula similar to his or her historical plan (Part B) or (ii) the cash balance formula benefit (Part C).

The Program’s cash balance formula (Parts C and D benefits) uses a participant’s points (age plus years of service) to determine a pay-based credit amount (a percentage of eligible pay) on a monthly basis. Interest is credited monthly on the amount in the participant’s hypothetical individual account. At normal retirement age, a participant’s balance in the hypothetical account is converted into an annuity payable for life, using factors specified in the Program. There are various forms of annuities from which the participant can choose, including a single life annuity or a joint-and-survivor annuity.

Specific Elements of the Program

The following paragraphs describe specific elements of the Program in more detail.

•	Formulas Under Historical Plans:

•

Northrop Grumman Retirement Plan (NGRP). The NGRP is a sub-plan of the NGPP. It provides a benefit equal to years of benefit service multiplied by final average pay (as limited by Code section 401(a)(17)) multiplied by 1.6667%. Final average pay is the average of the highest-paid three plan years during the greater of (i) the last ten consecutive years of participation, or (ii) all consecutive years of participation since January 1, 1997. Mr. Bush and Mr. Ervin have historical (Part A) benefits under this formula.

•

Northrop Grumman Electronic Systems Pension Plan (NG ESPP). The NG ESPP is a sub-plan of the NGPP and provides a benefit equal to 2% multiplied by the sum of all years of pensionable compensation (as limited by Code section 401(a)(17)) from January 1, 1995 plus a frozen benefit accrued under the prior Westinghouse Pension Plan, if any. Participants hired prior to January 1,1995 who elect an annuity form of payment for their Westinghouse frozen benefit are eligible for an annual pre-age 62 supplemental benefit equal to $144 per year of service. This supplemental benefit is paid to those who retire prior to age 62 with payments ceasing at age 62. The NG ESPP was a contributory plan until April 1, 2000. Mr. Pitts has a historical (Part A) benefit under this formula.

•

Northrop Grumman Space & Mission Systems Salaried Pension Plan (S&MS SPP). The S&MS SPP provides a benefit equal to years of benefit service (maximum of 35) multiplied by final average pay (as limited by Code section 401(a)(17)) multiplied by 1.5% reduced by years of benefit service (maximum of 35) multiplied by the lesser of final average pay and Covered Compensation multiplied by 0.4%. Participants with more than 35 years of benefit service receive an additional benefit of 1.33% multiplied by years of benefit service in excess of 35 multiplied by final average pay. Participants hired prior to January 1, 2000 are eligible for a pre-age 62 supplemental benefit equal to the reduction stated above. This supplemental benefit is paid to those who retire prior to age 62, with payments ceasing at age 62. Final average pay is the highest average of the 5 consecutive plan years of eligible earnings. Covered Compensation is the 35-year average of Social Security Wage Bases (SSWB) through Social Security Normal Retirement Age assuming no change in SSWB from the year of termination. Ms. Mills has a historical (Part A) benefit under this formula.

•

Cash Balance Formula. Table 1 shows the pre-July 1, 2008 (January 1, 2010 for Ms. Mills) percentage of pay credit specified at each point level for Mr. Bush, Mr. Ervin and Mr. Pitts. The percentage of pay credit for Mr. Palmer, Ms. Mills and Mr. Cameron is 1.5% less than the Table 1 amount at all point levels for both all eligible pay and for eligible pay in excess of the Social Security Wage Base (SSWB). Interest is credited monthly based on the 30-year Treasury bond rate.

•	Effective July 1, 2008 (January 1, 2010 for Ms. Mills), the cash balance formula for all eligible NEOs is based on Table 2.

Table 1 (Heritage)

	Credit Amount
Points (attained age and total service)	All Eligible Pay	Eligible Pay in Excess of Social Security Wage Base
Under 25	6.0%	6.0%
25 to 34	6.5%	6.0%
35 to 44	7.0%	6.0%
45 to 54	7.5%	6.0%
55 to 64	8.0%	6.0%
65 to 74	8.5%	6.0%
75 to 84	9.0%	6.0%
Over 84	9.5%	6.0%

Table 2 (New Formula)

	Credit Amount
Points (attained age and total service)	All Eligible Pay	Eligible Pay in Excess of Social Security Wage Base
Under 25	3.5%	4.0%
25 to 34	4.0%	4.0%
35 to 44	4.5%	4.0%
45 to 54	5.0%	4.0%
55 to 64	5.5%	4.0%
65 to 74	6.5%	4.0%
75 to 84	7.5%	4.0%
Over 84	9.0%	4.0%

•

Vesting. Participants vest in their Program benefits upon completion of three years of service. As of December 31, 2010, each eligible NEO has a nonforfeitable right to receive retirement benefits, which are payable upon early (if eligible) or normal retirement, as elected by the NEO.

•

Form of Benefit. The standard form of benefit is a monthly annuity payable for the life of the participant. At normal retirement the annual benefit under the cash balance formula is equal to the accumulated account balance divided by 9. All annual benefits are divided by 12 to determine the monthly annuity. Other annuity options may be elected; however, each of them is actuarially equivalent in value to the standard form. The NG ESPP also allows a lump-sum form of distribution to be elected on a portion of the historical (Part A) benefit.

•	Pay. Pay for purposes of the final average pay, the NG ESPP and the cash balance formulas is basically salary plus the annual cash bonus.

•

Normal Retirement. Normal retirement means the benefit is not reduced for early commencement. It is generally specified in each formula: age 65 for the historical NGRP and NG ESPP formulas and the later of age 65 and three years of vesting service for the S&MS SPP and the cash balance formulas.

•

Early Retirement. Early retirement eligibility for the historical NGRP, the historical S&MS SPP and the cash balance formula occurs when the participant attains both age 55 and completes 10 years of service. Early retirement eligibility for the NG ESPP occurs when the participant attains either age 58 and completes 30 years of service or attains age 60 and completes 10 years of service. Alternatively, an NG ESPP participant may elect to commence an actuarially reduced vested benefit at any time following termination. Early retirement benefits under both the historical and cash balance formulas may be reduced for commencement prior to normal retirement. This is to reflect the longer period of time over which the benefit will be paid.

Mr. Bush, Mr. Pitts and Ms. Mills have completed 10 or more years of service; hence, they are eligible for early retirement under the NGPP upon attainment of the early retirement age requirement. Early retirement benefits for each NEO cannot commence prior to termination of employment.

DESCRIPTION OF NONQUALIFIED PENSION PLANS

ERISA 1 and ERISA 2 (Collectively the “ERISA Plans”)

ERISA 1 is a nonqualified plan. It provides benefits that would have been paid under the NGRP but for the Code section 415 limit on the annual benefit that may be paid under a qualified plan. ERISA 2 is a nonqualified plan which provides benefits that would have been paid under the NGPP but for the Code section 401(a)(17) limit on the amount of compensation that may be taken into account under a qualified plan. ERISA 2 also provides benefits based on compensation deferred under a Company deferred compensation plan, because such deferrals are not included as compensation under the qualified plans. Benefits under the ERISA Plans are subject to a general limitation of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the CPC SERP) for all Company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the ERISA plan benefit. Reductions for early retirement apply in the same manner as under the associated qualified plan.

Mr. Bush, Mr. Palmer, Mr. Ervin and Mr. Cameron began participation under the applicable ERISA Plans when each of these NEOs began participation in the NGPP and attained the required pay-related criteria stated above. Mr. Pitts’ participation in ERISA 2 began on July 1, 2003; the date ERISA 2 was amended to cover NG ESPP participants.

Northrop Grumman Supplementary Retirement Income Plan (SRIP)

The SRIP provides benefits that would have been paid under the S&MS SPP but for the Code section 415 limit on annual benefits and the Code section 401(a)(17) limit on the amount of qualified plan compensation. The SRIP also provides benefits based on compensation deferred under the Northrop Grumman deferred compensation plan because such deferrals are not included as compensation under the qualified plans. Benefits under the SRIP are subject to a general limitation of 60% of final average pay (if applicable, reduced for early retirement according to the rules of the CPC SERP) for all Company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus lump sum and annual installment options from 2 to 10 years on a portion of the SRIP benefit. Reductions for early retirement apply in the same manner as under the S&MS SPP. Ms. Mills began participation in the SRIP when she became a participant in the S&MS SPP and attained the required pay-related criteria stated above.

ES Executive Pension Plan

The ES EPP is a nonqualified plan, frozen to new entrants on July 1, 2003. It provides a gross supplemental pension equal to 1.47% of final average pay for each year or portion thereof that the participant was making maximum contributions to the NG ESPP or predecessor plan. Final average pay is the average of the highest five annualized base salaries at December of each year on or after 1995 plus the average of the highest five annual incentive payments since January 1, 1995. The final ES EPP benefit is reduced by benefits from the NG ESPP and ERISA 2. Participants vest in their ES EPP benefits upon attaining age 58 and completion of 30 years of service, attaining age 60 and completion of 10 years of service or attaining age 65 and completion of 5 years of service. These milestones must be attained prior to termination from the Company. Optional forms of payment are the same as those from the NG ESPP.

OSERP

The OSERP is a nonqualified pension plan frozen to officers hired on or after July 1, 2008 and any promoted officers who do not participate in a qualified defined benefit pension plan. They instead participate in the Officers Retirement Account Contribution Plan, which is reported on the Nonqualified Deferred Compensation Plan table.

Mr. Bush participates in the OSERP which provides a total pension benefit equal to a percentage of final average pay (as defined under the NGRP including deferred compensation and without the 401(a)(17) limit) where the percentage is determined by the following formula: 2% for each year of service up to 10 years, 1.5% for each subsequent year up to 20 years, and 1% for each additional year over 20 and less than 45, less any other Company pension benefits. In the OSERP provisions, all years of service with the Company are used to determine the final percentage.

The OSERP benefit when combined with all Company pension benefits cannot exceed the general limit of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the OSERP). Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the OSERP benefit.

Normal Retirement: Age 65.

Early Retirement: Age 55 and completion of 10 years of service. Benefits are reduced by the smaller of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. Points are equal to the sum of age and years of service.

Vesting: Participants vest in their OSERP benefits upon attaining age 55 and completion of 10 years of service or attaining age 65 and completion of 5 years of service. These milestones must be attained prior to termination from the Company.

CPC SERP

The CPC SERP is a nonqualified pension plan, frozen to new entrants on July 1, 2009. Each NEO except Mr. Bush and Ms. Cheston participates in the CPC SERP which provides a pension equal to the greater of an amount accrued under the CPC SERP formula or the benefit calculated using the OSERP provisions.

Effective July 1, 2009, the CPC SERP formula is a percentage of final average pay (as defined under the NGRP including deferred compensation and without the 401(a)(17) limit) where the percentage is determined by the following formula: 3.3334% for each year or portion thereof that the participant has served on the Corporate Policy Council up to 10 years, 1.5% for each subsequent year up to 20 years and 1% for each additional year over 20. The final CPC SERP benefit is determined by deducting any other Company pension benefits accrued for the same period of council service.

CPC SERP participants will have their benefit calculated under the OSERP provisions and if it results in a greater amount, the benefit under the OSERP provisions will be provided from the CPC SERP. The CPC SERP benefit when combined with all Company pension benefits cannot exceed the general limit of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the CPC SERP). Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the CPC SERP benefit.

Normal Retirement: Age 65.

Early Retirement: The later of the first day of the month following termination or the commencement of the participant’s qualified plan benefit. Benefits are reduced by the smaller of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. Points are equal to the sum of age and years of service.

Vesting: Participants vest in their CPC SERP benefits upon becoming vested in their qualified plan benefits.

409A Restrictions on Timing and Optional Forms of Payment

Under IRC section 409A, employees who participate in company-sponsored nonqualified plans such as the ERISA Plans, the SRIP the OSERP, the CPC SERP and the ES EPP are subject to special rules regarding the timing and forms of payment for benefits earned or vested after December 31, 2004 (“post-2004 benefits”). Payment of post-2004 benefits must begin on the first day of the month coincident with or following the later of attainment of age 55 and termination from the Company. The optional forms of payment for post-2004 benefits are limited to single life annuity or a selection of joint and survivor options.

DESCRIPTION OF FROZEN HISTORICAL PLAN BENEFITS

As noted above, Mr. Bush and Mr. Palmer also have benefits under additional historical plans. Except where expressly provided otherwise, all values below are expressed in the form of an annual single life annuity and the NEO’s service and compensation used in calculating the benefits were frozen as of the specified date.

Due to prior employment, Mr. Bush has frozen benefits in two former TRW plans: the S&MS SPP and the SRIP. He is entitled to receive annual benefits at age 65 from these plans. Mr. Bush’s accrued benefit is $48,799 under the S&MS SPP and $460,731 under the SRIP. Should Mr. Bush retire on or after 60, his benefits under these plans will be paid on an unreduced basis; otherwise the benefits are reduced 4% per year for each year benefits commence before age 60. Should Mr. Bush retire before age 62, he will also receive a temporary annual supplemental benefit under the S&MS SPP. Mr. Bush’s temporary benefit would equal $5,957. The temporary supplemental benefit is subject to the same early retirement reduction as the accrued benefit for retirement prior to age 60. Mr. Bush’s benefit amounts under these plans will be updated each year to reflect his current final average earnings as defined by the S&MS SPP and the SRIP although no additional service accrual will apply.

Pursuant to his offer letter, Mr. Palmer is entitled to two different benefits under the Northrop Grumman Corporation Supplemental Retirement Replacement Plan. First, he is entitled to a monthly payment (currently $8,632) for life equal to the amount that would have been paid to him under his former employer’s supplemental retirement plan but for his employment with the Company. Payments will be forfeited if Mr. Palmer’s former employer resumes payments under its supplemental retirement plan. Second, Mr. Palmer is entitled to a payment upon termination of employment equal to the amount (if any) by which (1) below exceeds (2) below:

(1)	the lesser of $588,500 and the present value of the benefits Mr. Palmer forfeited under another former employer’s retirement plans

(2)	the present value of Mr. Palmer’s vested benefits under the Company’s qualified and nonqualified pension plans on his termination (excluding the $8,632 monthly benefit described above), subject to 409A regulations.

As of December 31, 2010, the value of Mr. Palmer’s qualified and nonqualified pension benefits under (2) exceeds the amount in (1). Therefore, no benefit is payable under the second provision of this Plan.

SPECIFIC ASSUMPTIONS USED TO ESTIMATE PRESENT VALUES

Assumed Retirement Age: For all plans, pension benefits are assumed to begin at the earliest retirement age that the participant can receive an unreduced benefit payable from the plan. Benefits under the OSERP, the CPC SERP and the historical NGRP and associated ERISA Plans (i.e., Part A and B benefits) are first unreduced once the NEO accumulates 85 points or reaches age 65. Cash balance benefits and associated ERISA Plans benefits (Part C and D benefits) for all NEO’s except Mr. Palmer and Mr. Cameron will be converted to an annuity on an unreduced basis at age 55. Cash balance and associated ERISA Plans benefits are first unreduced for Mr. Palmer and Mr. Cameron at age 65. For the NG ESPP, the associated ERISA Plans benefits and the ES EPP, vested benefits are first unreduced for the NEO at the earlier of age 60 and completion of 30 years of service or age 65. S&MS SPP and SRIP benefits are first unreduced upon attainment of age 60 if employment preceded January 1, 2000.

When portions of an NEO’s benefit under the “Part A + Part B or Part C + Part D” structure have different unreduced retirement ages, the later unreduced age is used for the entire benefit.

Discount Rate: The applicable discount rates are 6.00% as of December 31, 2009 (6.25% for the S&MS SPP) and 5.75% as of December 31, 2010.

Mortality Table: As was used for financial reporting purposes, RP-2000 projected ten years without collar adjustment as of December 31, 2009 and RP-2000 projected eleven years without collar adjustment as of December 31, 2010.

Present Values: Present values are calculated using the Assumed Retirement Age, Discount Rate, and Mortality Table described above; the Assumed Retirement Age is based on the assumption that each NEO except Mr. Cameron remains employed until his earliest unreduced retirement age. For Mr. Cameron, the Assumed Retirement Age is based on his actual termination date in 2010.

Future Investment Crediting Rate Assumption: Cash balance amounts are projected to the Assumed Retirement Age based on the future investment crediting rate assumptions of 4.37% as of December 31, 2009 and 3.80% as of December 31, 2010. These rates are used in conjunction with the discount rate to estimate the present value amounts for cash balance benefits.

INFORMATION ON EXECUTIVES ELIGIBLE TO RETIRE

Mr. Pitts is eligible to retire early and begin pension benefits immediately under all plans in which he participates. If he were to retire immediately, his total annual benefit amount as of December 31, 2010 (commencing January 1, 2011), combined for all eligible plans, is estimated to be $780,112 plus a supplemental benefit payable from retirement to age 62 of $4,326.

Ms. Mills is eligible to retire early and begin pension benefits immediately under all plans in which she participates. If she were to retire immediately, her total annual benefit amount as of December 31, 2010 (commencing January 1, 2011) is estimated to be $478,367 plus a supplemental benefit payable from retirement to age 62 of $8,774.

Mr. Palmer is currently not eligible for an early retirement benefit under the provisions of our pension plans. However, due to the requirements under IRC section 409A, his nonqualified CPC SERP and ERISA 2 benefits become payable upon his termination of employment from the Company. If Mr. Palmer were to terminate on December 31, 2010, his annual CPC SERP and ERISA 2 benefits are estimated to be $144,363 (commencing January 1, 2011). His qualified plan benefits payable from the NGPP could not commence until Mr. Palmer attains age 65.

2010 Nonqualified Deferred Compensation Plan

Name & Principal Position	Plan Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
Wesley G. Bush Chief Executive Officer and President	Deferred Compensation Savings Excess	0 323,755	0 86,345	239,455 261,564	0 0	1,529,262 2,574,224

James F. Palmer Corporate Vice President and Chief Financial Officer	Deferred Compensation Savings Excess	0 279,039	0 56,130	101,851 211,632	0 0	596,486 1,502,054

Sheila Cheston Corporate Vice President and General Counsel	Deferred Compensation Savings Excess ORAC	0 0 0	0 0 8,723	0 0 276	0 0 0	0 0 8,999

Gary W. Ervin Corporate Vice President and President, Aerospace Systems	Deferred Compensation Savings Excess	0 284,183	0 45,469	0 122,046	0 0	0 1,369,060

James F. Pitts Corporate Vice President and President, Electronic Systems	Deferred Compensation Savings Excess	0 90,938	0 45,469	58,980 20,712	0 0	501,092 251,323

Linda Mills Corporate Vice President and President, Information Systems	Deferred Compensation Savings Excess	263,596	37,429	153,733	0	1,277,528

James L. Cameron Corporate Vice President and President, Technical Services	Deferred Compensation Savings Excess	0 44,029	0 19,894	0 57,700	0 1,452,674	0 0

Footnotes:

(1)	Executive contributions in this column also are included in the salary and non-equity incentive plan columns of the 2010 Summary Compensation Table.

(2)	Company contributions in this column are included under the All Other Compensation column in the 2010 Summary Compensation Table.

(3)	Aggregate earnings in the last fiscal year are not included in the 2010 Summary Compensation Table since they are not above market or preferential.

(4)	The only amounts reflected in this column that previously were reported as compensation to the NEO in the Summary Compensation Table were executive and Company contributions for the respective fiscal year-end and only if the NEO was reported as an NEO for each respective year. Aggregate earnings in this column were not reported previously in the Summary Compensation Table.

All Deferred Compensation Plan balances consist of employee contributions and earnings only; there are no company contributions to this plan. Effective January 1, 2011, there are no further employee contributions to the Deferred Compensation Plan.

Mr. Bush’s SEP account balance consists of $1,994,120 in employee contributions, as adjusted for investment returns.

Mr. Palmer’s SEP account balance consists of $1,299,236 in employee contributions, as adjusted for investment returns.

Mr. Ervin’s SEP account balance consists of $1,147,185 in employee contributions, as adjusted for investment returns.

Mr. Pitts’ SEP account balance consists of $170,910 in employee contributions, as adjusted for investment returns.

Ms. Mills’ SEP account balance consists of $1,100,651 in employee contributions, as adjusted for investment returns.

Outlined below are the material terms of the two nonqualified deferred compensation plans in which the executives may participate. No above market earnings are provided under these plans.

Feature	Savings Excess Plan	Deferred Compensation Plan	Officers Retirement Account Contribution Plan (ORAC)

Compensation Eligible for Deferral	1% to 75% of salary and ICP bonus above IRS limits	Up to 90% of salary and/or ICP bonus	None

Company Allocation	Up to 4%, based on a contribution rate of 8%	None	Equal to 4% of salary and ICP bonus

• First 2% is matched at 100% • Next 2% is matched at 50% • Next 4% is matched at 25%

Participants with a Retirement Account contribution (RAC) under the NG Savings Plan are eligible to receive a RAC-X contribution in this plan.

• Under age 35, 3% of salary and ICP bonus above IRS limits • Age 35-49, 4% of salary and ICP bonus above IRS limits • Age 50 and older, 5% of salary and ICP bonus above IRS limits

Feature	Savings Excess Plan	Deferred Compensation Plan	Officers Retirement Account Contribution Plan (ORAC)

Method of Crediting Earnings

Participants may make elections on a daily basis as to how their account balances will be deemed invested for purposes of crediting earnings to the account. Deemed investments are chosen from a limited list of investment options selected by the Committee administering the Plan.

Participants may make elections on a daily basis as to how their account balances will be deemed invested for purposes of crediting earnings to the account. Deemed investments are chosen from a limited list of investment options selected by the Committee administering the Plan.

Same as Savings Excess Plan.

Vesting	SEP - 100% at all times RAC-X – 100% after 3 years of service	100% at all times	100% after 3 years of service
Distributions

At Termination of Employment	Based on advance election, SEP payment made in lump sum or installments over period of up to 15 years; RAC-X payment in lump sum only.	Based on advance election, payment made in lump sum or installments over a 5, 10, or 15-year period.	Lump sum

Scheduled In-Service Distribution	Not available	Available with advance election. Payment made in lump sum or installments over 2-5 years.	Not available

Non-Scheduled In-Service Distribution	Not available	Up to 90% of the pre-2005 account balance may be distributed. A 10% forfeiture penalty will apply.	Not available

Hardship Withdrawals	Not available	Available	Not available

Because she was hired after June 30, 2008, Ms. Cheston is not eligible to participate in the Company’s qualified and nonqualified pension plans. She is eligible for the Savings Excess Plan and ORAC benefits described above; the other NEOs do not receive ORAC benefits.

All deferred compensation that was not earned and vested before January 1, 2005 is subject to the requirements under Internal Revenue Code section 409A. Those requirements largely restrict an executive’s ability to control the form and timing of distributions from nonqualified plans such as those listed in this chart.

2010 Change-in-Control Program and Severance

In March 2010, the Committee terminated the change-in-control program and all NEOs’ Special Agreements, effective December 31, 2010. The first set of tables below provides estimated payments and benefits that the Company would provide each NEO if his employment terminated on December 31, 2010 for specified reasons. These payments and benefits are payable based on:

•	The Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation

•	The 2001 Long-Term Incentive Stock Plan and terms and conditions of equity awards

•	The Special Officer Retiree Medical Plan

•	Mr. Bush’s CEO letter

•	Mr. Palmer’s offer letter

•	Ms. Cheston’s offer letter

•	The Special Agreements (change-in-control agreements)

We summarize these arrangements before providing the estimated payment and benefit amounts in the tables. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price and the NEO’s age. The amounts described below are in addition to an NEO’s benefits described in the Pension Benefits and Nonqualified Deferred Compensation Tables, as well as benefits generally available to our employees such as distributions under our 401(k) plan, disability or life insurance benefits and accrued vacation.

Severance Plan Benefits

Upon a “qualifying termination” (defined below) the Company has discretion to provide severance benefits to the NEOs under the Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation (“Severance Plan”). Provided the NEO signs a release, he or she will receive: (i) a lump sum severance benefit equal to one and one-half times annual base salary and target bonus, (ii) continued medical and dental coverage for the severance period, (iii) income tax preparation/financial planning fees for one year, and (iv) outplacement expenses up to 15% of salary. The cost of providing continued medical and dental coverage is based upon current premium costs. The cost of providing income tax preparation and financial planning for one year is capped at $15,000.

A “qualifying termination” means one of the following:

•	involuntary termination, other than for cause or mandatory retirement,

•	election to terminate in lieu of accepting a downgrade to a non-officer position,

•	following a divestiture of the NEO’s business unit, election to terminate in lieu of accepting a relocation, or

•	if the NEO’s position is affected by a divestiture, the NEO is not offered salary or bonus at a certain level. As noted below, Mr. Bush is not eligible for severance plan benefits.

Terms of Equity Awards

The terms of equity awards to the NEOs under the 2001 Long-Term Incentive Plan provide for accelerated vesting if an NEO terminates for certain reasons. For stock options and restricted performance stock rights (“RPSRs”), accelerated vesting of a portion of each award results from a termination due to death, disability, or retirement (after age 55 with 10 years of service or mandatory retirement at age 65). An extended exercise period is also provided for options under these circumstances. For restricted stock rights (“RSRs”), accelerated vesting occurs for a termination due to death or disability.

For purposes of estimating the payments due under RPSRs below, Company performance is assumed to be at target levels through the close of each three-year performance period.

The terms of equity awards to the NEOs under the 2001 Long-Term Incentive Plan also provide for accelerated vesting of stock options and RSRs (and for prorated payment in the case of RPSRs) in the event that the NEO is terminated due to a qualifying termination related to a change-in-control (see “Change-in-Control Benefits” below). Prorated payment for RPSRs made upon a qualifying termination will be based on the portion of the three-year performance period prior to the qualifying termination. For example, if the qualifying termination occurred on June 30 in the second year of a three-year performance period, the target number of RPSRs subject to an award would be multiplied by one-half and then multiplied by the earnout percentage that is based on the Company’s performance for the first half of the performance period. Payout of RPSRs for retirements and terminations is made during the normal process for payouts which occur during the first quarter following the end of the performance period.

Retiree Medical Arrangement

The Special Officer Retiree Medical Plan (“SORMP”) was closed to new participants in 2007. NEOs who are vested participants in the SORMP are entitled to retiree medical benefits pursuant to the terms of the SORMP. The coverage is a continuation of the NEO’s executive medical benefits plus retiree life insurance. A participant becomes vested if he or she has either five years of vesting service as an elected officer or 30 years of total service with the Company and its affiliates. A vested participant can commence SORMP benefits at retirement before age 65 if he has attained age 55 and 10 years of service. The estimated cost of the SORMP benefit reflected in the tables below is the present value of the estimated cost to provide future benefits using actuarial calculations and assumptions. Mr. Ervin, Ms. Mills and Ms. Cheston are not eligible for SORMP benefits.

Mr. Palmer’s Offer Letter

Under the terms of his offer letter, if Mr. Palmer’s employment is terminated in a qualifying termination under the Severance Plan or due to death or disability, the Company will provide full vesting of unvested 2007 restricted stock rights (RSRs) on date of qualifying termination.

Ms. Cheston’s Offer Letter

Under the terms of her offer letter, if Ms. Cheston’s employment is terminated in a qualifying termination due to accidental death or disability, the Company will provide full vesting of unvested restricted stock rights (RSRs) on date of qualifying termination. Additionally, any remaining signing bonus would become payable based on the same qualifying termination due to accidental death or disability.

Mr. Bush’s CEO Letter

Mr. Bush was elected to the position of Chief Executive Officer and President effective January 1, 2010. Mr. Bush’s January 2009 Special Agreement continued in effect through December 31, 2009, and he agreed to terminate his January 2010 Special Agreement that was to become effective January 1, 2010. Mr. Bush agreed that he would no longer be covered by, or eligible for, benefits under the Severance Plan for Elected and Appointed Officers or under any other severance plan, program or policy of Northrop Grumman effective January 1, 2010.

Change-in-Control Benefits

During its March 2010 meeting, the Compensation Committee approved the termination of all change-in-control programs and agreements effective January 1, 2011. Through December 31, 2010, the NEOs,

except Mr. Bush and Ms. Cheston, were entitled to severance benefits under their change-in-control agreements (“Special Agreements”) only upon a qualifying termination that occurred during a protected period (of up to six months) prior to a change-in-control or in the 24-month period following a change-in-control. For this purpose, a “qualifying termination” generally occurred if the NEO’s employment was terminated by the Company for reasons other than “Cause” or the NEO terminated employment for specified “Good Reason” during the two-year period following the change-in-control. Mr. Bush’s Special Agreement was terminated effective December 31, 2009. Ms. Cheston was not eligible for change-in-control benefits. Since the Compensation Committee approved the termination of all change-in-control programs and agreements prior to the date Ms. Cheston commenced employment.

The January 2010 Special Agreements provided severance benefits at a “2x” level instead of a “3x” level for all individuals except the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Sector Presidents, General Counsel, and Chief Human Resources Officer. Additionally, the parachute payment excise tax gross-up provisions were eliminated and new modified cut-back provisions were added, which provided that in the event the participant’s benefits are subject to the excise tax, benefits would either be cut-back or paid in full depending on which resulted in the participant receiving greater benefits on an after-tax basis (the Modified Cut-Back Provision).

As reflected in the following tables, through December 31, 2010 and upon a qualifying termination, the Company would have provided the eligible NEOs with the following:

•	a lump sum payment equal to three times the NEO’s highest annualized base salary earned

•	a lump sum payment equal to three times the NEO’s target bonus for the year during which the change in control occurs

•	a lump sum payment equal to the pro rata portion of the NEO’s target bonus for the year during which termination occurs

•	a lump sum payment equal to the increase in the present value of all the NEO’s qualified and nonqualified pension benefits based on an addition in age and service of three years

•	three years of continued welfare benefits

•	reimbursement for the costs of outplacement services for 12 months following the effective date of termination, up to an amount equal to 15% of the NEO’s base salary

Termination Payment Tables

Termination Payments

Wesley G. Bush

Chief Executive Officer and President

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability (*3)
Salary	$0	$0	$0	$0
Short-term Incentives	$0	$0	$0	$0
Long-term Incentives (*1)	$0	$0	$12,455,450	$8,102,235
Benefits and Perquisites
Incremental Pension	$0	$0	$0	$0
Retiree Medical and Life Insurance	$394,376	$394,376	$394,376	$394,376
Medical/Dental Continuation	$0	$0	$0	$0
Life Insurance Coverage	$0	$0	$0	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

(*3)	Retiree medical and life insurance value reflects cost associated with Disability. If termination results from death, the retiree medical and life insurance expense would be less than the disability amount indicated.

Termination Payments

James F. Palmer

Corporate VP & Chief Financial Officer

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$1,237,500	$2,475,000	$0
Short-term Incentives	$0	$928,125	$1,856,250	$0
Long-term Incentives (*1)	$0	$647,800	$9,433,257	$7,230,458
Benefits and Perquisites
Incremental Pension	$0	$0	$2,085,865	$0
Retiree Medical and Life Insurance	$0	$0	$214,820	$0
Medical/Dental Continuation	$0	$39,354	$78,708	$0
Life Insurance Coverage	$0	$0	$21,168	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Termination Payments

Sheila Cheston

Corporate VP & General Counsel

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$1,050,000	$0	$0
Short-term Incentives	$0	$787,500	$0	$300,000
Long-term Incentives (*1)	$0	$0	$2,552,770	$2,548,505
Benefits and Perquisites
Incremental Pension	$0	$0	$0	$0
Retiree Medical and Life Insurance (*3)	$0	$0	$0	$0
Medical/Dental Continuation (*4)	$0	$12,411	$0	$0
Life Insurance Coverage	$0	$0	$0	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

(*3)	Ms. Cheston commenced employment in August 2010, after the Compensation Committee had approved the termination of all change-in-control programs and agreements effective December 31, 2010. Therefore she is not eligible for any post change-in-control benefit.

(*4)	Medical and dental cost are based on forward pricing accrual rate for self-funded plan.

Termination Payments

Gary W. Ervin

Corporate VP & President, Aerospace Systems

Executive Benefits	Voluntary Termination	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability
Salary	$0	$1,237,500	$2,475,000	$0
Short-term Incentives	$0	$928,125	$1,856,250	$0
Long-term Incentives (*1)	$0	$1,628,137	$3,988,562	$2,692,121
Benefits and Perquisites
Incremental Pension	$0	$0	$2,341,200	$0
Retiree Medical and Life Insurance	$0	$0	$0	$0
Medical/Dental Continuation	$0	$39,354	$78,708	$0
Life Insurance Coverage	$0	$0	$20,820	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights and Stock Options. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Termination Payments

James F. Pitts

Corporate VP & President, Electronics Systems

Executive Benefits	Early Retirement	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability (*3)
Salary	$0	$1,237,500	$2,475,000	$0
Short-term Incentives	$0	$928,125	$1,856,250	$0
Long-term Incentives (*1)	$2,692,121	$2,692,121	$3,988,562	$2,692,121
Benefits and Perquisites
Incremental Pension	$0	$0	$0	$0
Retiree Medical and Life Insurance	$320,992	$320,992	$320,992	$320,992
Medical/Dental Continuation	$0	$5,484	$10,968	$0
Life Insurance Coverage	$0	$0	$0	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

(*3)	Retiree medical and life insurance value reflects cost associated with Disability. If termination results from death, the retiree medical and life insurance expense would be less than the disability amount indicated.

Termination Payments

Linda A. Mills

Corporate VP & President, Information Systems

Executive Benefits	Early Retirement	Involuntary Termination Not For Cause (*2)	Post-CIC Involuntary or Good Reason Termination	Death or Disability (*3)
Salary	$0	$1,125,000	$2,250,000	$0
Short-term Incentives	$0	$843,750	$1,687,500	$0
Long-term Incentives (*1)	$2,617,009	$2,617,009	$3,875,522	$2,617,009
Benefits and Perquisites
Incremental Pension	$0	$0	$845,605	$0
Retiree Medical and Life Insurance	$0	$0	$0	$0
Medical/Dental Continuation	$0	$39,354	$78,708	$0
Life Insurance Coverage	$0	$0	$20,820	$0

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights, Stock Options and Restricted Stock Rights. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).

(*2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

(*3)	Retiree medical and life insurance value reflects cost associated with Disability. If termination results from death, the retiree medical and life insurance expense would be less than the disability amount indicated.

Termination Payments

James L. Cameron

Corporate VP & President, Technical Services

Executive Benefits	Voluntary Termination
Severance	$2,979,125
Short-term Incentives	$180,277
Long-term Incentives (*1)	$1,065,178
Benefits and Perquisites
Medical/Dental Continuation	$10,187
Financial Planning/Income Tax	$15,000

Notes:

(*1)	Long-term Incentives include grants of Restricted Performance Stock Rights and Stock Options. Pro-rata treatment in accordance with Separation Agreement and General Release

Accelerated Equity Vesting Due to Change-in-Control

The terms of equity awards to the NEOs under the 2001 Long-Term Incentive Plan provide for accelerated vesting of stock options and RSRs (and for prorated payments in the case of RPSRs) when the Company is involved in certain types of “change-in-control” events that are more fully described in the Plan (e.g., certain business combinations after which the Company is not the surviving entity and the surviving entity does not assume the awards). Vested stock options that are not exercised prior to one of these changes in control may be settled in cash and terminated. Prorated payments for RPSRs made upon one of these changes in control will be based on the portion of the three-year performance period prior to the change-in-control. For example, if a change-in-control occurred on June 30 in the second year of a three-year performance period, the target number of RPSRs subject to an award would be multiplied by one-half and then multiplied by the earnout percentage that is based on the Company’s performance for the first half of the performance period. Under the terms of his offer letter, Mr. Palmer would also receive a lump-sum payment of approximately $1,489,800 for the present value of his $8,632 monthly benefit under the Supplemental Retirement Replacement Plan.

The table below provides the estimated value of accelerated equity vesting and/or payments if such a change-in-control had occurred on December 31, 2010. The value of the accelerated vesting was computed using the closing market price of the Company’s common stock on December 31, 2010 ($64.78). The value for unvested RSRs and RPSRs is computed by multiplying $64.78 by the number of unvested shares that would vest. The value of unvested stock options equals the difference between the exercise price of each option and $64.78. No value was attributed to accelerated vesting of a stock option if its exercise price was greater than $64.78.

	Stock Options	RSRs	RPSRs	Total ($)
Name and Principal Position	Acceleration of Vesting ($)	Acceleration of Vesting ($)	Prorated Payment ($)
Wesley G. Bush President and Chief Operating Officer	$7,615,304	$0	$4,840,146	$12,455,450

James F. Palmer Corporate Vice President and Chief Financial Officer	$4,173,121	$3,368,560	$1,891,576	$9,433,257

Shelia Cheston Corporate Vice President and General Counsel	$6,398	$2,137,740	$408,632	$2,552,770

Gary W. Ervin Corporate Vice President and President, Aerospace Systems	$2,360,425	$0	$1,628,137	$3,988,562

James F. Pitts Corporate Vice President and President, Electronic Systems	$2,360,425	$0	$1,628,137	$3,988,562

Linda A. Mills Corporate Vice President and President, Information Systems	$2,303,527	$0	$1,571,995	$3,875,522

James L. Cameron Corporate Vice President and President, Technical Services	$0	$0	$0	$0

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee proposes and recommends that the shareholders ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent auditor for 2011. Deloitte & Touche LLP served as our independent auditor for 2010. Although ratification is not required by the Company’s Bylaws or otherwise, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the Company’s shareholders as a matter of good corporate governance. Should the shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider this in its selection of auditors for the following year. A representative from Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Fees Billed By the Independent Auditor

The following table summarizes aggregate fees billed for the years ended December 31, 2010 and 2009 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	Fiscal Year Ended December 31,
	2010	2009
Audit Fees(a)	$14,990,000	$16,184,000
Audit-Related Fees(b)	5,942,500	7,111,500
Tax-Related Fees(c)	600,500	829,000
All Other Fees(d)	51,000	0

Total Fees	$21,584,000	$24,124,500

(a)	Audit fees for 2010 and 2009 reflect fees of $13,600,000 and $14,600,000, respectively, for the consolidated financial statement audits and include the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2010 and 2009 also include $1,320,000 and $1,509,000, respectively, for foreign statutory audits. Fees for foreign statutory audits are reported in the year in which the audits are performed. For example, foreign statutory audit fees reported in 2010 relate to audits of the company’s foreign entities for the fiscal year ended 2009. The remaining 2010 audit fees relate to services associated with our 2010 registered debt offering and our 2010 tender offers for outstanding debt and the remaining 2009 audit fees relate to services associated with the company’s Form 8-K filing recasting the presentation of the consolidated financial statements to reflect changes in the company’s organizational structure and reporting segments, and the 2009 registered debt offering.

(b)	Audit-related fees reflect fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and audits of employee benefit plans. Fees incurred in 2010 related to stand-alone audits of our subsidiaries and totaled $4,487,000 and fees incurred in 2009 related to stand-alone audits of our subsidiaries and businesses totaled $5,942,000. Fees related to independent assessment of controls concerning outsourcing activities totaled $1,300,000 for 2010 and $1,099,000 for 2009. Fees for benefit plan audits totaled $70,500 for 2010 and $70,500 for 2009, and exclude fees that totaled $1,531,500 for 2010 and $1,479,500 for 2009 related to benefit plan audits which are paid for by the plans. The remaining fees for 2010 relate to attestations that are not required by statute or regulations; no similar fees were incurred in 2009.

(c)	Tax-related fees during 2010 and 2009 reflect fees of $600,500 and $829,000, respectively, for services concerning foreign income tax compliance, foreign Value Added Tax (VAT) compliance, expatriate tax services, and other tax compliance matters.

(d)	All other fees of $51,000 relate to government contracting services; no similar fees were incurred in 2009.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services provided by any independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. These services may include audit services, audit-related services, tax-related services and other services. Pre-approval may be given at any time up to a year before commencement of the specified service. Any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority for any individual project up to a pre-determined amount to the Chairperson of the Audit Committee.

The decisions of the Chairperson to pre-approve a permitted service are reported to the Audit Committee at its next meeting. The independent auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, as well as the fees for the services performed to date.

The Audit Committee approved all audit and non-audit services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during 2010 and 2009, in each case before being engaged to provide those services.

Vote Required

Approval of this proposal requires that the votes cast “for” the proposal must exceed the votes cast “against” the proposal. Abstentions and broker non-votes (if any) will not have any effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE: APPROVAL OF THE 2011 LONG-TERM INCENTIVE STOCK PLAN

At the Annual Meeting, shareholders will be asked to approve the Northrop Grumman 2011 Long-Term Incentive Stock Plan (the “2011 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on March 15, 2011 (the “Board Approval Date”).

We believe that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of our company, and that incentive compensation plans like the proposed 2011 Plan are an important attraction, retention and motivation tool for participants in the plan.

We previously maintained the 1993 Long-Term Incentive Stock Plan, as amended and restated (the “1993 Stock Plan”) and the 2001 Long-Term Incentive Stock Plan, as amended (the “2001 Plan” and, together with the 1993 Stock Plan, the “Prior Plans”). Our ability to grant additional awards under the 1993 Stock Plan terminated as of May 16, 2001 in connection with our adoption of the 2001 Plan. The 2001 Plan expired in accordance with its terms on February 21, 2011. Accordingly, we do not currently have an incentive plan under which we may award new equity-based incentives to our employees. As of March 15, 2011, a total of -0- shares of our common stock were then subject to outstanding awards under the 1993 Stock Plan and a total of 17,170,515 shares of our common stock were then subject to outstanding awards under the 2001 Plan.

We currently maintain the 1993 Stock Plan for Non-Employee Directors, as amended and restated (the “1993 Directors Plan”) and the 1995 Stock Plan for Non-Employee Directors, as amended (the “1995 Directors Plan” and, together with the 1993 Directors Plan, the “Directors Plans”). The Directors Plans provide flexibility to make certain equity-based awards to members of the Board of Directors who are not employed by the company or one of our subsidiaries, but these plans do not provide us with the flexibility to make equity-based awards to employees of the company or our subsidiaries. As of March 15, 2011, a total of 201,754 shares of our common stock were then subject to outstanding awards under the Directors Plans and an aggregate of 92,805 shares of our common stock remained available for new award grants under the Directors Plans.

Of the aggregate 17,372,269 shares subject to awards outstanding under the Prior Plans and Directors Plans as of March 15, 2011, 12,111,550 shares were subject to outstanding stock options which had a weighted average exercise price of $56.78 and a weighted average remaining contractual term of 3.9 years, and 5,260,719 shares were subject to outstanding full-value awards. (Awards other than stock options and stock appreciation rights are referred to in this proposal as “full-value awards.”)

If shareholders approve the 2011 Plan, 39,075,942 shares of our common stock will be made available for award grants under the 2011 Plan. In addition, if shareholders approve the 2011 Plan, the 6,524,058 shares of our common stock that were available for additional award grants under the 2001 Plan immediately prior to the expiration of the authority to grant new awards under the 2001 Plan, as well as any shares of our common stock subject to outstanding awards under the 2001 Plan as of the Board Approval Date that expire, are cancelled, or otherwise terminate after the Board Approval Date will also be available for award grant purposes under the 2011 Plan. The Directors Plans will continue in effect if shareholders approve the 2011 Plan. Since all directors will be eligible to receive awards under the 2011 Plan, the 2011 Plan will provide us flexibility to continue our equity-based award grants to its independent directors once the existing share limits of the Directors Plans have been reached.

Members of the Board of Directors are eligible for awards under the 2011 Plan and thus have an interest in this proposal.

Summary Description of the 2011 Plan

The principal terms of the 2011 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2011 Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose. The purpose of the 2011 Plan is to promote the long-term success of our company and to increase shareholder value by providing directors, officers and selected employees with incentives to create excellent performance and to continue service with our company, its subsidiaries and affiliates. Both by encouraging directors, officers and employees to become owners of common stock and by providing actual ownership through 2011 Plan awards, it is intended that 2011 Plan participants will view our company from an ownership perspective.

Administration. The Compensation Committee will administer the 2011 Plan, provided that the 2011 Plan will be administered by the Board of Directors as to any award granted to a member of the Board of Directors who (at the time of grant of the award) is not employed by our company or one of our subsidiaries. The Compensation Committee may delegate its authority to make grants under the 2011 Plan to one or more committees of directors. (The appropriate acting body, be it the Board of Directors, the Compensation Committee or another authorized committee of directors, is referred to in this summary as the “Committee”). The Committee determines the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award. Subject to the other provisions of the 2011 Plan, the Committee has the authority to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award pursuant to Section 6 of the 2011 Plan.

The Committee may allow the purchase price of an award or shares of common stock under the 2011 Plan to be paid in the form of cash, by the delivery of already-owned shares of common stock, by the surrender of an award of equivalent value, through a third-party purchase where the third party agrees to sell a number of shares on behalf of a participant and the participant assigns the right to receive the proceeds from such sale to the company in payment of the purchase price, or any other form permitted by law.

No Repricing. The Committee may not cancel, exchange, or surrender for cash or other awards, or amend an outstanding option or stock appreciation right for the purpose of replacing or re-granting the award with an exercise price or base price, as applicable, that is less than the exercise or base price of the original award. (Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.)

Eligibility. Persons eligible to receive awards under the 2011 Plan include employees of our company and of any other entity that is directly or indirectly controlled by our company or in which we have a significant equity interest, and members of the Board of Directors. Approximately 78,600 officers and employees of our company and our subsidiaries (including all of our named executive officers), and each of our 10 non-employee directors, are considered eligible under the 2011 Plan at the present time.

Authorized Shares; Limits on Awards. The maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2011 Plan equals the sum of: (1) 39,075,942 shares, plus (2) the 6,524,058 shares of common stock which are available for additional award grant purposes under the 2001 Plan immediately prior to the expiration of the authority to grant new awards under the 2001 Plan, plus (3) the number of shares of common stock which are subject to stock options granted under the 2001 Plan and are outstanding on the Board Approval Date which expire, or for any reason are cancelled or terminated, after the Board Approval Date without being exercised, plus (4) the number of shares of common stock which are subject to restricted stock, restricted stock rights, restricted performance stock rights or other awards (other than stock options) granted under the 2001 Plan and are outstanding and unvested as of the Board Approval Date that are subsequently forfeited, terminated, canceled or otherwise reacquired by the company without having become vested or paid. As of March 15, 2011, approximately 17,170,515 shares of common stock were subject to awards then outstanding under the 2001 Plan. No additional awards may be granted under any of the Prior Plans.

Shares issued in respect of full-value awards will be counted against the aggregate share limit as 4.5 shares for every one share actually issued in connection with the award. For example, if we granted 100 shares of common stock under the 2011 Plan, 450 shares would be charged against the share limit with respect to that award. However, if full-value awards outstanding under the 2001 Plan become available for grant under the 2011 Plan as a result of the forfeiture, termination or cancellation of the award, the re-issuance of those shares under the 2011 Plan will count against the aggregate share limit on a 1:1 basis.

Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2011 Plan or the Prior Plans will again be available for subsequent awards under the 2011 Plan. Shares that are exchanged by a participant or withheld by us to pay the exercise price of an award granted under the 2011 Plan or the Prior Plans, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2011 Plan. To the extent that an award granted under the 2011 Plan or the Prior Plans is settled in cash or a form other than shares, the shares that would have been issued had there been no such cash or other settlement will not be counted against the share limits of that plan for purposes of determining the number of shares that remain available for issuance under the 2011 Plan. The payment of cash dividends in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2011 Plan. However, in the event that shares are delivered in respect of a dividend equivalent right granted under the 2011 Plan, the actual number of shares delivered with respect to the award will be counted against the shares available for issuance under the 2011 Plan. (For example, if 1,000 dividend equivalent rights are granted and outstanding when we pay a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 225 shares will be counted against the shares available for issuance under the 2011 Plan (after adjustment for the full-value award share counting ratio described above).) The Committee may provide that any awards under the 2011 Plan earn dividends or dividend equivalents; subject, however, to the limitations on dividend equivalent rights included in Section 9 of the 2011 Plan (which include a provision that such rights may not be granted in connection with any option or SAR).

To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under the 2011 Plan, the number of underlying shares as to which the exercise related will be counted against the shares available for issuance under the 2011 Plan as opposed to only counting the shares actually issued. (For example, if a stock appreciation right relates to 1,000 shares and is exercised at a time when the payment due to the participant is 500 shares, 1,000 shares will be counted against the shares available for issuance under the 2011 Plan.) In addition, the 2011 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of our company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2011 Plan. Our company may not increase the applicable share limits of the 2011 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

The following other limits are also contained in the 2011 Plan:

•	The maximum number of shares that may be delivered pursuant to stock options qualified as incentive stock options granted under the plan is 45,600,000 shares.

•	No more than 3,000,000 shares may be awarded to any participant during any three-year period pursuant to stock option grants and stock appreciation right grants under the 2011 Plan.

•

“Performance-Based Awards” under Section 8(c)(ii) of the 2011 Plan (other than stock options or stock appreciation rights, and without giving effect to any related dividend equivalents) that are granted to any participant during any three consecutive years may not relate to or provide for payment of more than 1,000,000 shares.

•	Performance-Based Awards payable only in cash, not related to shares, and granted to any participant in any calendar year may not provide for payment of more than $10,000,000.

As is customary in incentive plans of this nature, the number and kind of shares available under the 2011 Plan and the then outstanding awards, as well as exercise and purchase prices, performance targets under certain performance-based awards, and share limits, are subject to adjustment in the event of certain stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations, spin-offs, recapitalizations and similar events.

The 2011 Plan does not limit the authority of the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the common stock, under any other plan or authority.

Types of Awards. The 2011 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in common stock or units of common stock. The 2011 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option may not be less than the fair market value of a share of common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Treatment of Awards Under the 2011 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2011 Plan. Incentive stock options may only be granted to employees of our company or our subsidiaries.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Committee at the time of grant of the stock appreciation right and cannot be less than the fair market value of a share of common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2011 Plan include, without limitation, stock bonuses, restricted stock, restricted stock units, performance shares, or similar rights to purchase or acquire shares, and cash awards.

Performance-Based Awards. The Committee may grant awards that are intended to qualify as performance-based compensation under, and be exempt from the deductibility limitations of, Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to options and stock appreciation rights which may also qualify as performance-based compensation for Section 162(m) purposes. Performance-Based Awards may be in the form of performance-based restricted stock or stock units, performance stock, phantom stock or other rights.

The vesting or payment of Performance-Based Awards will depend on the performance of our company relative to pre-established goals on a consolidated, segment, sector, subsidiary, division, or plant basis with reference to: new business awards or backlog, revenues, operating margin (dollars or rate), net earnings (on a total or continuing basis and either before or after (i) taxes, (ii) interest and taxes, or (iii) interest, taxes, depreciation, and amortization), earnings per share (on a total or continuing basis and either before or after (i) taxes, (ii) interest and taxes, or (iii) interest, taxes, depreciation, and amortization), cash flow or free cash flow (either as dollars or as a percentage of net earnings), returns on equity, investment, assets or net assets, cash flow return on equity, investment, assets or net assets, stock price or stock price appreciation, total shareholder returns, EVA—defined as operating profit after tax (which means net earnings after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (which is based on average total capital and the weighted average cost of capital, overhead or expense containment or reduction, working capital level or working capital turnover, and/or asset levels or asset turnover. The financial metrics identified above can be measured on an as reported or pension adjusted basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative or growth basis.

The Committee will establish the criterion or criteria and target(s) on which performance will be measured. The Committee must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain.

Performance-Based Awards may be granted only to employees of our company or our subsidiaries. Performance goals may be adjusted to mitigate the impact of material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events not foreseen at the time the goals were set.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award is paid, the Committee must certify that the performance target or targets have been satisfied. The Committee has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Dividend Equivalents; Deferrals. The Committee may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Committee may provide that awards under the 2011 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2011 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be).

Acceleration of Awards; Possible Early Termination of Awards. Generally, if a change in control of the company occurs, awards under the 2011 Plan will continue in accordance with their terms and accelerated vesting will not be triggered under the 2011 Plan so long as the company is the surviving entity in the transaction or the successor to the company (or its parent entity) agrees to assume the awards. However, if the company is liquidated, all or substantially all of the company’s assets are sold, or the company is merged, consolidated or reorganized and shareholders prior to the event do not continue to own more than 60% of the combined voting power of the company or a successor after the event, then, if outstanding 2011 Plan awards are not assumed or continued after the event, generally all stock options and stock appreciation rights granted under the 2011 Plan will vest and any other types of awards will vest or be paid. The Committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2011 Plan.

Transfer Restrictions. Subject to certain exceptions contained in Section 11 of the 2011 Plan, awards under the 2011 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative.

Termination of or Changes to the 2011 Plan. The Board of Directors may amend or terminate the 2011 Plan at any time and in any manner. Shareholder approval for an amendment is required only if the amendment increases the number of shares available under the 2011 Plan, or if shareholder approval is otherwise required as a matter of law or applicable New York Stock Exchange listing requirements. (Adjustments as a result of stock splits or similar events will not be considered an amendment requiring shareholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2011 Plan will terminate on March 14, 2021.

U.S. Federal Income Tax Treatment of Awards Under the 2011 Plan

The U.S. federal income tax consequences of the 2011 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2011 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the optionee may be subject to U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2011 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2011 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code and certain related excise taxes may be triggered. Furthermore, we may not be permitted to deduct aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code in certain circumstances.

Specific Benefits under the 2011 Plan

We have not approved any awards under the 2011 Plan that are contingent on shareholder approval of this 2011 Plan proposal. If the 2011 Plan had been in existence in fiscal 2010, we expect that our award grants for fiscal 2010 would not have been substantially different from those actually made in that year under the 2001 Plan. We currently expect to continue granting awards on, in general, an annual basis. Awards for fiscal 2011 occurred in February 2011. However, we have not determined any specific awards or award grant levels with respect to any future awards. Thus, the number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2011 Plan cannot be determined at this time.

For information regarding stock options, restricted stock, and restricted performance stock right awards granted to our named executive officers during fiscal 2010, see the material under the heading “Executive Compensation.”

The closing market price for a share of our company’s common stock on March 31, 2011 was $62.71 per share.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, is required for approval of this proposal. Abstentions will be treated as votes cast on the proposal and will have the same effect as votes cast against the proposal. Broker non-votes will not be treated as votes cast on the proposal so they will affect whether the votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal, but they will not affect the actual vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL THREE.

Equity Compensation Plan Information

We currently maintain four equity compensation plans: the 2001 Plan, the 1993 Stock Plan, the 1995 Directors Plan, and the 1993 Directors Plan. Each of these plans has been approved by our shareholders.

The following table sets forth, for each of our equity compensation plans, the number of shares of Common Stock subject to outstanding stock options, the weighted-average exercise price of outstanding stock options, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options (1)	Weighted-average exercise price of outstanding options (2)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (3)
Equity compensation plans approved by shareholders	19,071,477	$55.00	9,460,217
Additional Performance shares	4,142,871
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	23,214,348	$55.00	9,460,217

(1)	Of these shares, 64,500 were subject to stock options then outstanding under the 1995 Directors Plan, 12,851,029 were subject to stock options then outstanding under the 2001 Plan, and 305,522 options as a result of conversions from Litton Industries Inc. and TRW Inc. stock plans. In addition, this number includes 4,299,874 shares that were subject to outstanding stock awards granted under the 2001 Plan, and reflects 1,260,136 awards earned at year end but pending distribution subject to final performance adjustment, and 290,416 shares subject to outstanding stock units credited under the 1993 Directors Plan. Additional performance shares of 4,142,871 reflect the number of shares deliverable under payment of outstanding restricted performance stock rights, assuming maximum performance criteria have been achieved.

(2)	This number reflects the weighted-average exercise price of outstanding stock options and has been calculated exclusive of outstanding restricted performance stock right and restricted stock right awards, and exclusive of stock units credited under the 1993 Directors Plan.

(3)	Of the aggregate number of shares that remained available for future issuance, 92,805 were available under the 1995 Directors Plan, and 9,367,412 were available under the 2001 Plan. No new awards may be granted under the 1993 Stock Plan or the 2001 Plan.

PROPOSAL FOUR: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010) and the related rules of the SEC, we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the Compensation Discussion and Analysis, the compensation and other related tables and narratives accompanying those tables).

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed and regularly reviewed to ensure that our executives’ interests are directly aligned with our shareholders. As described more fully under “Compensation Philosophy” in the Compensation Discussion and Analysis on page 28 of this Proxy Statement, the principles of our executive compensation program accordingly include the following:

•	Compensation programs must be performance-based, transparent and designed to provide pay commensurate with Company results.

•	Compensation and benefits must be competitive within the market to attract and retain key talent that drives the desired business results.

•

A significant part of compensation will be at-risk and based on the Company’s financial performance, as well as the individual executive’s personal performance, with absolute and relative shareholder value taken into consideration.

•

Successful accomplishment of business goals in both annual operating performance and the achievement of increased shareholder value should produce significant individual rewards, and failure to attain business goals should negatively affect the pay of our executives.

In furtherance of these principles, our executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that our program reinforces shareholder interests. These features are described in more detail in the Compensation Discussion and Analysis and include the following:

•

Effective January 1, 2010, Mr. Bush relinquished all of his rights under the Company’s Corporate Policy Council Supplemental Executive Retirement Program and agreed to continue participation in the Officers Supplemental Executive Retirement Program similar to other appointed (non-elected) officers.

•

Effective December 31, 2010, we terminated all of our change of control severance plans and agreements, including arrangements with certain elected officers that provided for enhanced severance benefits and potential tax gross-ups in connection with a change in control.

•

We maintain a recoupment of compensation policy that applies to the named executive officers and all other employees at the level of Vice President or above. As revised in 2010, the policy provides that the Company may recover from these employees any incentive compensation payments made based on financial results that were later restated regardless of whether misconduct was determined to have been the cause of the restatement.

•

The Company generally does not maintain employment agreements with any of its executives, or provide executives with a contractual right to any particular level of base salary, annual bonuses or other incentive compensation.

•

The mix of long-term equity awards, selection of performance criteria for our incentive programs and oversight of compensation programs, together with other programs such as our stock ownership guidelines, are designed to mitigate risk by emphasizing a long-term focus on compensation and financial performance.

•

Bonuses under our Annual Incentive Plan are based on the achievement of multiple performance goals that are both financial and non-financial in nature. Bonuses for our executives are capped at 200% of the target bonus. For elected officers, the maximum amount by which a bonus amount (determined with reference to Company performance) may be increased based on individual performance is 25% (corresponding to an Individual Performance Factor, or IPF, of 1.25) and the Compensation Committee retains full discretion to adjust bonus amounts if it determines the adjustment is warranted.

•

A substantial portion of executives’ compensation is awarded in the form of long-term equity incentives. In 2010, these awards were comprised of stock options (which have value only if the Company’s stock price increases over the market price at the time of grant) and Restricted Performance Stock Rights (“RPSRs”), the vesting of which is based on Company performance and the value of which is also directly linked to the Company’s stock price. For RPSRs granted to officers who are also members of our Corporate Policy Council, the sole performance criteria is the Company’s total shareholder return over a three-year period. Performance is measured, as to one-half of the award, relative to other leading aerospace and defense companies and, as to the other half of the award, the broader S&P Industrials Index. There is no minimum vesting for RPSRs (i.e., the entire award may be forfeited if minimum performance is not achieved), and the number of RPSRs that may vest is capped at 200% of the target number for the award.

•	We emphasize our pay-for-performance philosophy with executives by evaluating individual performance based on the following criteria:

•	Financial performance

•	Performance on non-financial goals, including Company-level goals and sector-specific operating factors

•	Strategic leadership and vision, both at the sector level and in support of Company objectives

•	Program execution and performance

•	Customer relationships

•	Peer and employee relationships/engagement

•

To promote alignment of management and shareholder interests, all elected officers are expected to meet stock ownership guidelines. In 2010, to further reinforce the importance of executive stock ownership, we implemented a holding period requirement with respect to our equity compensation program such that all officers are required to hold 50% of their net shares received from RPSR grants and stock option exercises, including shares acquired upon payment or exercise of an award within one year following the award holder’s termination of employment, for a period of three years from the date the award is paid or exercised.

We believe that these features align with our pay for performance philosophy and further align the interest of our named executive officers with the long-term interests of our shareholders, while appropriately balancing risk and reward.

Additionally, in fiscal 2010, we delivered strong financial results despite the challenging economic and regulatory environment. Northrop Grumman demonstrated substantial improvement in its business performance in 2010. Operating income and cash generation were particularly strong, exceeding our guidance for the year and demonstrating improvement across our businesses. Our employees continue to focus on performance and building a track record of consistent execution while addressing our customers’ expectations for affordable, high-quality products and services.

We generated outstanding results while undertaking several strategic initiatives. These include the Shipbuilding spin-off, the Gulf Coast consolidation, debt restructuring to reduce future interest expense and extend maturities, and ongoing streamlining activities across our Company, including the efforts related to our corporate office relocation to the Washington D.C. area. We also restructured our incentive compensation plans to drive behaviors that are consistent with our focus on long-term performance and supportive of our customers’ affordability and efficiency initiatives. Northrop Grumman is well positioned to continue creating value for our customers and shareholders.

Highlights of our 2010 financial results include:

•	Sales increased from $33.8 billion to $34.8 billion

•	Earnings per share from continuing operations increased 39% to $6.77 driven by higher segment operating margin rate and higher segment operating income

•	Cash from operations of $2.5 billion, exceeding the upper end of our prior guidance

•	Free cash flow of $1.7 billion exceeding the upper end of our prior guidance

•	19.7 million shares repurchased, made possible by strong cash flow and proceeds from the TASC sale

•	Quarterly dividend raised 9.3% in May 2010, the Company’s seventh consecutive annual increase

•	Total backlog at year-end of more than $64 billion and for the year, new awards totaled $30 billion

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

Approval of Proposal Four requires that the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not have any effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL FOUR.

PROPOSAL FIVE: ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

Beginning in 2011, under recent legislation enacted by Congress, shareholders have the opportunity to express their preference for having a say on pay vote every one, two, or three years or abstain. The non-binding “frequency” vote is required at least once every six years.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an advisory vote on executive compensation every year will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Setting a one year period for holding the shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

While the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on us or our Board, our Board will nevertheless review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to shareholders for approval at an annual meeting of shareholders within the next three years.

Shareholders may cast a vote on the preferred voting frequency by selecting one year, two years or three years (or abstaining) when voting in response to the resolution set forth below:

RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the company’s named executive officers as set forth in the company’s proxy statement should be every year, every two years or every three years.

Vote Required

Approval of Proposal Five requires that the votes cast for one of the three frequency alternatives exceeds the votes cast against that frequency alternative. For this purpose, when considering whether a particular frequency alternative is adopted by shareholders, votes cast for one of the other two frequency alternatives will be deemed votes cast against the frequency alternative under consideration. This means that a particular frequency alternative will be adopted by shareholders only if it receives more affirmative votes than the total affirmative votes of the two other alternatives combined. Abstentions and broker non-votes will not have any effect on this proposal. If the resolution is not adopted by the required vote of the shareholders, our Board of Directors will nonetheless consider the votes cast for each frequency alternative presented in determining the frequency for future advisory votes on executive compensation.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “EVERY YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL SIX: SHAREHOLDER PROPOSAL

The American Federation of Labor and Congress of Industrial Organizations, 815 Sixteenth Street, N.W., Washington, DC 20006, a beneficial owner of 215 shares of Common Stock of the Company, the proponent of a shareholder proposal, has stated that the proponent intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

Proponent’s Resolution

RESOLVED: Shareholders of Northrop Grumman Corporation (the “Company”) recommend that the Board of Directors (the “Board”) take the steps necessary to amend the Company’s certificate of incorporation to provide cumulative voting in the election of directors at any meeting of stockholders at which directors are elected by a plurality of votes cast. Cumulative voting shall not apply at any meeting of stockholders where directors are elected by a majority of votes cast.

For the purpose of this resolution, cumulative voting means that each shareholder would have the right to cast as many votes as equal the number of directors to be elected, multiplied by the number of shares held. Shareholders could cast all of such cumulated votes for a single director nominee, or distribute them among all or several nominees as each shareholder sees fit.

SUPPORTING STATEMENT

Cumulative voting increases stockholders’ ability to bring an independent perspective to a company’s board of directors. By giving proportionate weight to votes by stockholders whose holdings are sufficiently large to elect at least one but not all the directors, cumulative voting provides an opportunity for stockholders to place an independent voice on the Board. This will help to broaden the perspective of the Board, and help safeguard minority shareholder interests without interfering with the Board’s voting majority.

Our Company has implemented a majority vote requirement for directors at stockholder meetings where the Board’s director nominees are uncontested. This resolution recommends cumulative voting in situations where majority voting for directors does not apply. Under the Company’s bylaws, directors are to be elected by plurality voting when a shareholder has nominated a director candidate. In these situations, we believe that cumulative voting is appropriate to help achieve a measure of Board independence from management control.

For these reasons, we urge you to vote FOR this proposal.

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Northrop Grumman Corporation provides that each share of common stock is entitled to one vote for each Director seat up for election. The Board of Directors believes that this approach produces a Board that will represent the interests of the Company’s shareholders as a whole rather than the interests of any particular group. The Board believes that the best interests of our shareholders are fairly served through our existing voting provisions.

The Board of Directors has implemented effective governance processes to ensure that each year we nominate a Board of Directors that represents the interests of all shareholders.

•	A shareholder may recommend candidates for election to the Board of Directors. See “Shareholder Nominees for Director Election at the 2012 Annual Meeting” in this proxy statement on page 96.

•	Over 90% of the directors standing for re-election this year are independent. To be independent, a director may not have a material relationship with Northrop Grumman Corporation.

•

The Governance Committee, which is composed entirely of independent directors, and the Board of Directors each year evaluate nominees to the Board to ensure they are highly qualified and represent diversity of thought, experience and background.

The Board of Directors believes that the cumulative voting proposal advanced by the proponent could enable shareholders representing a small percentage of our shares to elect directors to represent their own particular interests or defeat directors who disagree with those special interests but otherwise are qualified and represent the interests of our shareholders as a whole. This could result in a Board of Directors on which certain directors advocate the positions of the groups responsible for their election, rather than the positions that are in the best interest of the Company and Northrop Grumman shareholders as a whole. The Board believes that directors should be elected by and accountable to all shareholders, not special interests holding a small percentage of the Northrop Grumman stock that elect directors by using cumulative voting. Therefore, the Board believes that changing the current voting procedure is not in the best interests of the shareholders and we urge a vote “against” it.

Vote required

Approval of this proposal requires that the votes cast “for” the proposal must exceed the votes cast “against” the proposal. Abstentions and broker non-votes will not have any effect on this proposal.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER SIX.

PROPOSAL SEVEN: SHAREHOLDER PROPOSAL

The Congregation of the Passion, Holy Cross Province, 5700 N. Harlem Avenue, Chicago, Illinois 60631, a beneficial owner of 106 shares of Common Stock of the Company, and Mercy Investment Services, 2039 North Geyer Road, St. Louis, Missouri, 63131, a beneficial owner of 53 shares of Common Stock of the Company, the proponents of a shareholder proposal, have stated that the proponents intend to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

Proponent’s Resolution

Resolved, that the shareholders of Northrop Grumman (the “Company”) hereby request that the Company provide a detailed report, updated semi-annually, disclosing the Company’s:

Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above; and

b.	The title(s) of the person(s) in the Company who participated in making the decisions to make the political contribution or expenditure.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the Company’s website.

Stockholder Supporting Statement

As long-term shareholders of Northrop Grumman, we support transparency and accountability in corporate spending on political activities. These include any activities considering intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Northrop Grumman’s report of 2009 political contributions posted on the company’s website falls far short of such transparency. For example, it forces shareholders to search other websites for certain information that the company could provide, fails to provide the details of other information, and omits disclosure of the portions of the Company’s dues and other payments made to trade associations used for political purposes.

The proposal asks the Company to disclose the details of all its political spending, including payments to trade associations and other tax exempt organizations for political purposes, and to post the details to its website. This would bring our Company in line with a growing number of leading companies, including Aetna, American Electric Power and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Northrop Grumman’s Board of Directors believes it is important that, as a leading provider of solutions that protect our nation’s democracy, the company participates in the democratic process to elect leaders and participates in the political environment at the federal, state and local level. In keeping with our principles of good governance and the highest standard of ethics, the processes for direct corporate contributions, political action committee contributions and membership in trade associations are subject to robust internal controls and detailed oversight by the corporation.

It is Northrop Grumman’s policy that its participation in the political process must be consistent with applicable local, state and federal law. The disclosure requirements set by the various government entities provide a broad, transparent public view of the company’s political contributions and expenditures.

Northrop Grumman currently provides convenient links to various federal and state election and political disclosure sites on its website, ensuring that direct access to these government disclosure sites is quickly and easily accessible by our shareholders and the general public.

The company also administers, consistent with federal election laws, the Employees of Northrop Grumman Political Action Committee (ENGPAC), in which employees of the company who are eligible under law can voluntarily participate. In addition to supporting the election campaigns of individual candidates, ENGPAC supports national political organizations and leadership political action committees. All ENGPAC federal contributions are fully disclosed to the Federal Election Commission (FEC) and are listed on the FEC’s website. In addition, ENGPAC state contributions are listed on the various states’ political disclosure sites.

Where permissible by state and local law, and when in the best interests of the corporation and its shareholders, Northrop Grumman Corporation may make contributions to state and local political campaigns to help ensure that our perspective is well-represented. We make the list of contributions available at http://www.northropgrumman.com/investorrelations/political-contributions.

The proposal would call on Northrop Grumman to track and report on monetary and non-monetary contributions and expenditures that are used in any attempt to influence the general public with respect to elections or referenda, which we believe cover contributions beyond the scope of current laws and regulations with no discernible benefit to shareholders. Any requirements related to disclosure of political contributions beyond current laws and regulations should apply to all participants in the political process, not just Northrop Grumman.

The Board supports Northrop Grumman’s involvement in trade, industry and civic groups and associations that generally promote and address Northrop Grumman’s corporate interests as well as provide technical, business, professional or other expertise. When these groups and associations engage in political activity or advocacy, however, they do not necessarily represent the corporate positions of Northrop Grumman. Northrop Grumman’s membership in these associations and groups does not imply that the company endorses all of the political positions that each group or association takes. It would provide an inaccurate representation of the corporation’s political positions and involvement if Northrop Grumman was required to track and publicly report all the political activities of each of the associations in which it participates.

We believe Northrop Grumman’s disclosure of political expenditures is in full compliance with all applicable laws and broadly similar to that of other companies in our industry. The Board believes that the existing public disclosure requirements and the company’s current oversight of its political activities and industry group membership and participation provide our shareholders strong controls and transparency.

Vote required

Approval of this proposal requires that the votes cast “for” the proposal must exceed the votes cast “against” the proposal. Abstentions and broker non-votes will not have any effect on this proposal.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER SEVEN.

PROPOSAL EIGHT: SHAREHOLDER PROPOSAL

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a beneficial owner of 100 shares of Common Stock of the Company, the proponent of a shareholder proposal, has stated that the proponent intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

Proponent’s Resolution

8 – Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon where present and voting (to the fullest extent permitted by law).

This proposal topic also won majority shareholder support at 13 major companies in 2010. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent are significantly related to reduced shareholder value.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm rated our company only “C” with “High Concern” in Executive Pay—$17 million for ex-CEO Ronald Sugar and $10 million for CEO Wesley Bush.

The Corporate Library said long-term equity grants of restricted performance stock rights were linked to only one performance metric, Total Shareholder Return, and were based on only 3-year performance periods. The bulk of long-term equity was stock options that similarly vested after only 3-year. Mr. Bush had a “dizzying array” of pension plans. Retiring CEO Sugar had nine pension plans. Mr. Bush will have “only” five pension plans for the time being. Northrop employees may find this good reason to ask for higher pay and benefits.

Aulana Peters (allowed on our Audit Committee no less) was on the Merrill Lynch Executive Pay Committee as Merrill’s Stanley O’Neal unceremoniously departed with $161 million after he acquired subprime assets that contributed to $40 billion in write-downs.

Karl Krapek and Stephen Frank were each marked as “Flagged (Problem) Directors” because of their respective directorships at the bankrupt Visteon and Washington Mutual. Directors Krapek and Frank were nonetheless allowed 4-seats on our most important Board Committees.

Plus the trend in new directors was disturbing with Flagged Director Karl Krapek being one of the newer directors. Other newer directors include Bruce Gordon, who brings experience from the D-rated boards of CBS and Tyco and Madeleine Kleiner, who retired early and held no other major corporate directorship.

Donald Felsinger was a CEO on our Executive Pay Committee. A lawsuit said Felsinger’s Sempra Energy built Mr. Felsinger a remote $17 million “Casa Azul” oceanfront Baja California vacation home and paid bribes.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance and financial performance: Shareholder Action by Written Consent—Yes on 8.

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Northrop Grumman’s Board of Directors believes that adoption of this proposal regarding shareholder action by written consent is unnecessary in light of the existing ability of shareholders to call special meetings and that adoption of this proposal would not be in the best interests of shareholders.

Unlike meetings of shareholders, action by written consent could deny certain shareholders the ability to vote or otherwise provide any input on proposed shareholder actions. Action by written consent would enable a majority of our shareholders to take action on a proposal without the benefit of the opinions or views of other shareholders. In addition, action by written consent eliminates the need for notice to be given to shareholders about a proposed action, and therefore, certain shareholders may not be informed about the proposed action until after the action has already been taken. This would deny these shareholders the ability to respond to the proposed action and exercise their rights, such as by providing their views on the proposed action, encouraging the Board to reconsider the matter and voting on the proposed action. The Board, therefore, believes that this proposal could adversely affect the interests of shareholders by resulting in actions being taken that Northrop Grumman and our Board would not have pursued if our shareholders had been given the opportunity to discuss, debate and vote on the matter.

The Board also believes that adoption of this proposal is unnecessary because the Company is committed to high standards of corporate governance and has already taken various other significant steps to achieve greater transparency and accountability to shareholders.

•	Shareholders of 25% of the Company’s outstanding stock can call a special meeting.

•	We do not have a classified board—all of our directors are elected each year.

•	We elect our directors by majority voting in uncontested elections.

•	We do not have “supermajority” voting for actions requiring shareholder approval.

•	Our chairman is independent.

•	We do not have a “poison pill.”

•	Our executive compensation program is strongly performance-based.

In addition, the Company welcomes dialogue with shareholders on governance matters. Methods for communicating with the Board are described under the heading in Communications with the Board of Directors on page 19 of the proxy statement.

The Board of Directors and its Governance Committee have carefully considered this shareholder proposal in the context of our strong record of good corporate governance, transparency and openness to dialogue with the shareholders and have concluded that adopting it or allowing shareholder action by written consent would undermine shareholder democracy and would adversely affect the conduct of shareholder business. As a result, this shareholder proposal is not in the best interests of shareholders and we urge a vote “against” it.

Vote required

Approval of this proposal requires that the votes cast “for” the proposal must exceed the votes cast “against” the proposal. Abstentions and broker non-votes will not have any effect on this proposal.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER EIGHT.

MISCELLANEOUS

Voting on Other Matters

We are not aware of any other business to be transacted at the Annual Meeting. Our Bylaws outline procedures, including minimum notice provisions, for shareholder nominations of directors and submission of other shareholder business to be transacted at the Annual Meeting. A copy of the pertinent Bylaw provisions is available on request to the Corporate Secretary, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067. Our Bylaws are also available in the Investor Relations section of our website at www.northropgrumman.com. If any other business properly comes before the Annual Meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.

Proposals of Shareholders for the 2012 Annual Meeting

Any shareholder who intends to present a proposal at the annual meeting in the year 2012 must deliver the proposal to the Corporate Secretary at 1840 Century Park East, Los Angeles, California 90067:

• Not later than December 10, 2011, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

• Not earlier than December 10, 2011 and not later than January 9, 2012, if the proposal is submitted pursuant to the Bylaws, but not pursuant to Rule 14a-8, in which case we are is not required to include the proposal in our proxy materials.

Any shareholder who wishes to introduce a proposal should review our Bylaws and applicable proxy rules of the SEC.

Shareholder Nominees for Director Election at the 2012 Annual Meeting

Any shareholder who intends to nominate a person for election as a director at the annual meeting in the year 2012 must deliver a notice of such nomination (along with certain other information required by our Bylaws) to the Corporate Secretary at 1840 Century Park East, Los Angeles, California 90067, not earlier than December 10, 2011 and not later than January 9, 2012.

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy to a shareholder upon written or oral request to the corporate secretary at the following address: 1840 Century Park East, Los Angeles, California 90067 (310) 201-3286. To receive separate copies of the Notice in the future, or if a shareholder is receiving multiple copies and would like to receive only one copy for the household, the shareholder should contact his or her bank, broker or other nominee record holder, or may contact the corporate secretary at the above address.

Cost of Soliciting Proxies

We will pay all costs of soliciting proxies. We have made arrangements with brokerage houses and other custodians, nominees and fiduciaries to make proxy materials available to beneficial owners. We will, upon request, reimburse them for reasonable expenses incurred. We have retained D.F. King & Co, Inc. of New York at an estimated fee of $15,500 plus reasonable disbursements to solicit proxies on our behalf. Our officers, directors and regular employees may request the return of proxies personally, by means of materials prepared for shareholders and employee-shareholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors.

No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received. We therefore urge shareholders to give voting instructions without delay.

Jennifer C. McGarey
Corporate Vice President and Secretary

April 8, 2011

NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 ON FEBRUARY 9, 2011. SHAREHOLDERS OF RECORD ON MARCH 22, 2011 MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE FROM THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 1840 CENTURY PARK EAST, LOS ANGELES, CALIFORNIA 90067.

EXHIBIT A

NORTHROP GRUMMAN 2011 LONG-TERM INCENTIVE STOCK PLAN

1. Purpose

The purpose of the Northrop Grumman 2011 Long-Term Incentive Stock Plan (the “Plan”) is to promote the long-term success of Northrop Grumman Corporation (the “Company”) and to increase shareholder value by providing its directors, officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. Both by encouraging such directors, officers and employees to become owners of the common stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective.

2. Term

The Plan was approved by the Company’s Board of Directors (the “Board”) on March 15, 2011. The Plan shall become effective upon its approval by the shareholders of the Company (the “Effective Time”). Unless previously terminated by the Board, the Plan shall terminate at the close of business on March 14, 2021. After termination of the Plan, no future awards may be granted but previously granted awards (and the Committee’s (as such term is defined in Section 3) authority with respect thereto) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. Plan Administration

(a) The Plan shall be administered by the Compensation Committee (or its successor) of the Board; provided that the Plan shall be administered by the Board as to any award granted or to be granted, as the case may be, to a member of the Board who (at the time of grant of the award) is not employed by the Company or one of its subsidiaries. Subject to the following provisions of this Section 3(a), the Compensation Committee (or its successor) may delegate different levels of authority to make grants under the Plan to different committees, provided that each such committee consists of one or more members of the Board. With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan shall be administered by a committee consisting of two or more outside directors (as this requirement is applied under Section 162(m) of the Code). Transactions in or involving awards intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), must be duly and timely authorized by the Board or a committee of non-employee directors (as this term is used in or under Rule 16b-3). (The appropriate acting body, be it the Board, the Compensation Committee or another duly authorized committee of directors, is referred to as “Committee”.)

(b) The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company (or its subsidiaries or affiliates, as applicable) operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings. Notwithstanding the foregoing and except for an adjustment pursuant to Section 6 or a repricing approved by shareholders, in no case may the Committee (1) amend an outstanding stock option or stock appreciation right (“SAR”) to reduce the exercise price or base price of the award, (2) cancel, exchange or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

(c) In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee relating to or pursuant to the Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding on all persons.

4. Eligibility

The Committee may grant one or more awards under the Plan to any individual or individuals who, at the time of grant of the particular award, are employed by the Company or a member of the Board. For this purpose, individuals eligible to receive awards include any former employees of the Company and former members of the Board eligible to receive an assumed or replacement award as contemplated in Sections 5 and 6. For purposes of this Section 4, “Company” includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5. Shares of Common Stock Subject to the Plan and Grant Limits

(a) Subject to Section 6 of the Plan, the aggregate number of additional shares of common stock of the Company (“Common Stock”) which may be issued or transferred pursuant to awards under the Plan shall not exceed the sum of:

(i) 39,075,942 shares; plus

(ii) the number of shares of Common Stock which were available for additional award grant purposes under the Company’s 2001 Long-Term Incentive Stock Plan (the “2001 Plan”) immediately prior to the expiration of the authority to grant new awards under the 2001 Plan; plus

(iii) the number of any shares of Common Stock which are subject to stock options granted under the 2001 Plan and are outstanding at the Effective Time which expire, or for any reason are cancelled or terminated, after the Effective Time without being exercised; plus

(iv) the number of any shares of Common Stock which are subject to restricted stock, restricted stock right, restricted performance stock right or other awards (other than stock options) granted under the 2001 Plan and are outstanding and unvested at the Effective Time that are subsequently forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested or paid (including, for purposes of clarity, any shares initially reserved but, at the conclusion of any applicable performance period ending after the Effective Time, not otherwise deliverable with respect to restricted performance stock right awards because actual performance for the performance period did not result in the maximum potential payout of the awards) (such awards, the “Outstanding Restricted Stock Awards”).

(b) Shares issued in respect of any award granted under the Plan other than a stock option or SAR shall be counted against the foregoing share limit as 4.5 shares for every one share issued in connection with such award; provided, however, that if shares subject to Outstanding Restricted Stock Awards become available for new award grants under the Plan by operation of clause (iv) of Section 5(a), such shares shall count against the foregoing share limit on a 1:1 basis. (For example, if a stock bonus of 100 shares of Common Stock is granted under the Plan and the shares used to settle such award are not shares that became available by virtue of the forfeiture, termination or cancellation of Outstanding Restricted Stock Awards, 450 shares shall be charged against the share limit in connection with that award.) The maximum number of shares of Common Stock that may be delivered pursuant to stock options qualified as incentive stock options under Section 422 of the Code (“ISOs”) is 45,600,000 shares.

(c) Except as provided in the next sentence, shares of Common Stock which are subject to awards granted under the Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan (including, for purposes of clarity, any shares initially reserved but, at the conclusion of the applicable performance period, not otherwise deliverable with respect to restricted performance stock right awards because actual performance for the performance period did not result in the maximum potential payout of the awards) shall again be available for subsequent awards granted under the Plan.

Shares of Common Stock that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the Plan or the 2001 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations relating to such an award, shall not be available for subsequent awards under the Plan. Except as provided in the preceding sentence, in instances where a SAR or other award is settled in cash or a form other than shares under the Plan or the 2001 Plan, the shares that would have been issued had there been no cash or other settlement shall not be counted against the shares available for issuance under the Plan and such shares shall be available for subsequent awards granted under the Plan. The payment of cash dividends in conjunction with outstanding awards shall not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the Plan, the number of shares delivered with respect to the award shall be counted against the shares available for issuance under the Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 450 shares (after giving effect to the premium counting rules of Section 5(b), assuming that the shares delivered with respect such rights did not become available by operation of clause (iv) of Section 5(a)) shall be counted against the shares available for issuance under the Plan.) To the extent that shares are delivered pursuant to the exercise of a SAR or stock option granted under the Plan, the number of underlying shares as to which the exercise related shall be counted against the shares available for issuance under the Plan as opposed to only counting the shares issued. (For purposes of clarity, if a SAR relates to 1,000 shares and is exercised at a time when the payment due to the participant is 500 shares, 1,000 shares shall be counted against the shares available for issuance under the Plan. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company (or a subsidiary or affiliate) in connection with a business or asset acquisition or similar transaction) shall not be counted against the shares available for issuance under the Plan.

(d) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

(e) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant during any three consecutive calendar years period pursuant to stock option grants and SAR grants hereunder exceed 3,000,000 shares. In no event shall “Section 162(m) Awards” under Section 8(c)(ii) (other than stock options or SARs, and without giving effect to any related dividend equivalents) that are granted to any eligible participant during any three consecutive calendar years relate to or provide for payment of more than 1,000,000 shares of Common Stock.

(f) Adjustments to the Plan’s aggregate share limit pursuant to Section 5(a), as well as the provisions of Section 5(c), are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder. Except as otherwise expressly provided in Section 5(b), the limits set forth in Sections 5(b) and 5(e) shall apply with respect to all Plan awards regardless of whether the underlying shares are attributable to the fixed number of shares made available for Plan award purposes or shares that become available under the Plan pursuant to Section 5(a) with respect to shares originally available for grant or covered by awards granted under the 2001 Plan.

6. Adjustments and Reorganizations

(a) Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Committee shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b) Notwithstanding anything to the contrary in Section 6(a), the provisions of this Section 6(b) shall apply to an outstanding Plan award if a Change in Control (as defined in Section 6(e)) occurs. If the Company undergoes a Change in Control triggered by clause (iii) or (iv) of the definition thereof and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the award following the Change in Control, or if for any other reason the award would not continue after the Change in Control, then upon the Change in Control: (i) if the award is a stock option, it shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; (ii) if the award is a SAR, it shall vest fully and completely, any and all restrictions on such SAR shall lapse, and it shall be fully exercisable; and (iii) if such award is an award or grant under Section 8(c) of the Plan, it shall immediately vest fully and completely, and all restrictions shall lapse, provided, however, that if the award is performance-based, the earnout or payout of the award, as applicable, shall be computed based on the performance terms of the award and based on actual performance achieved to the date of the Change in Control. No acceleration of vesting, exercisability and/or payment of an outstanding Plan award shall occur in connection with a Change in Control if either (i) the Company is the surviving entity, or (ii) the successor to the Company (if any) (or a parent thereof) agrees in writing prior to the Change in Control to assume the award; provided, however, that individual awards may provide for acceleration under these circumstances as contemplated by Section 6(c) below. If a stock option or other award is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to a Change in Control triggered by clause (iii) or (iv) of the definition thereof and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the award following the Change in Control, or if for any other reason the award would not continue after the Change in Control, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change in Control and based upon the then Fair Market Value of a share of Common Stock and subject, in the case of a performance-based award, to the Change in Control payment provisions set forth above). An option or other award so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an option or other award, then upon the Change in Control such option or award shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the survival, substitution or exchange of such option or right and further subject to any Change in Control settlement or payment provisions included in the applicable award agreement; provided that the option or award holder shall be given reasonable notice of such intended termination and an opportunity to exercise the option or award (to the extent an award other than an option must be exercised in order for the participant to realize the intended benefits) prior to or upon the Change in Control.

(c) Notwithstanding the provisions of Section 6(b), awards issued under the Plan may contain specific provisions regarding the consequences of a Change in Control and, if contained in an award, those provisions shall be controlling in the event of any inconsistency. (For example, and without limitation, an award may provide that (i) acceleration of vesting will occur automatically upon a Change in Control, or (ii) acceleration will occur in connection with a Change in Control if the participant is terminated by the Company without cause or the participant terminates employment for good reason.) Furthermore, and notwithstanding the provisions of Section 6(b), a Change in Control shall not accelerate the payment of any award that is subject to Section 409A of the Code to the extent such acceleration would result in any tax, penalty or interest under Section 409A of the Code; provided that the Committee retains the authority contemplated by this Section 6 to the extent any modification of an award may be made in a manner which complies with (and does not result in any tax under) Section 409A of the Code or is otherwise exempt from Section 409A of the Code. The occurrence of a particular Change in Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change in Control.

(d) The Committee may make adjustments pursuant to Section 6(a) and/or deem an acceleration of vesting of awards pursuant to Section 6(b) to occur sufficiently prior to an event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee will, in such circumstances, reinstate the original terms of an award if the related event does not actually occur.

(e) A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i) Any Person (other than those Persons in control of the Company as of the Effective Time, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company or a successor) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i): (A) “Person” or “group” shall not include underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from the Company with a view towards distribution, (B) creditors of the Company who become shareholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not, by virtue of such bankruptcy, be deemed a “group” or a single Person for the purposes of this clause (i) (provided that any one of such creditors may trigger a Change in Control pursuant to this clause (i) if such creditor’s ownership of Company securities equals or exceeds the foregoing threshold), and (C) an acquisition shall not constitute a Change in Control if made by an entity pursuant to a transaction that is covered by and does not otherwise constitute a Change in Control under clause (iii) below;

(ii) On any day after the Effective Time (the “Measurement Date”) Continuing Directors cease for any reason to constitute either: (1) if the Company does not have a Parent, a majority of the Board; or (2) if the Company has a Parent, a majority of the Board of Directors of the Controlling Parent. A director is a “Continuing Director” if he or she either:

(1)	was a member of the Board on the applicable Initial Date (an “Initial Director”); or

(2)	was elected to the Board (or the Board of Directors of the Controlling Parent, as applicable), or was nominated for election by the Company’s or the Controlling Parent’s shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.

A member of the Board (or Board of Directors of the Controlling Parent, as applicable) who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (2) above if his or her election, or nomination for election by the Company’s or the Controlling Parent’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. “Initial Date” means the later of (1) the Effective Time or (2) the date that is two (2) years before the Measurement Date.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than sixty percent (60%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, is a Parent of the Company or the successor of the Company) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent of the Company or any successor of the Company or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or a Parent of the Company or the successor entity) Beneficially Owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of twenty-five percent (25%) existed prior to the Business Combination, and (3) a Change in Control is not triggered pursuant to clause (ii) above with respect to the Company (including any successor entity) or any Parent of the Company (or the successor entity).

(iv) A complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control of the Company under clause (iii) above.

Notwithstanding the foregoing, in no event shall a transaction or other event that occurred prior to the Effective Time constitute a Change in Control. Notwithstanding anything in clause (iii) above to the contrary, a change in ownership of the Company resulting from creditors of the Company becoming shareholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not trigger a Change in Control pursuant to clause (iii) above.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act. “Controlling Parent” means the Company’s Parent so long as a majority of the voting stock or voting power of that Parent is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. In the event that the Company has more than one “Parent,” then “Controlling Parent” means the Parent of the Company the majority of the voting stock or voting power of which is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. “Parent” means an entity that Beneficially Owns a majority of the voting stock or voting power of the Company, or all or substantially all of the Company’s assets, directly or indirectly through one or more subsidiaries. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

7. Fair Market Value

“Fair Market Value” for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported by the New York Stock Exchange (the “Exchange”) for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported by the Exchange for the next preceding day on which sales of Common Stock were made on the Exchange shall be substituted.

8. Awards

The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. The types of awards that may be granted under the Plan are (subject, in each case, to the no repricing provisions of Section 3(b)):

(a) Stock Options—A grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each option shall be not less than 100% of Fair Market Value on the date of grant. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. If an ISO is granted, the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00 (otherwise, the intended ISO, to the extent of such excess, shall be rendered a nonqualified stock option). ISOs may only be granted to employees of the Company or a Subsidiary. (“Subsidiary” means a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.) The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; (iv) the Company withholding a number of shares of Common Stock otherwise deliverable pursuant to the award with a value sufficient to cover such exercise price; or (v) any combination of the above.

(b) SARs—A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

(c) Other Awards—Other awards, granted or denominated in Common Stock or units of Common Stock, may be granted under the Plan. Awards not granted or denominated in Common Stock or units of Common Stock (cash awards) also may be granted consistent with clause (ii) below.

(i) All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company (or a subsidiary or affiliate), achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Awards may be granted under this Section 8(c) to any individual eligible pursuant to Section 4; provided, however, that unless the Committee otherwise provides, awards under this Section 8(c) to employees of the Company or a Subsidiary that are either granted or become vested, exercisable or payable based on attainment of one or more of the performance goals related to the business criteria identified below, shall be deemed to be intended as Section 162(m) Awards under Section 8(c)(ii).

(ii) Without limiting the generality of the foregoing, and in addition to stock options and SAR grants, other performance-based awards within the meaning of Section 162(m) of the Code (“Section 162(m) Awards”) may be granted under the Plan, whether in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on the performance of the Company relative to pre-established goals on a consolidated, segment, sector, subsidiary, division, or plant basis with reference to:

•	New business awards or backlog

•	Revenues

•	Operating margin (dollars or rate)

•	Net earnings (on a total or continuing basis and either before or after (i) taxes, (ii) interest and taxes, or (iii) interest, taxes, depreciation, and amortization)

•	Earnings per share (on a total or continuing basis and either before or after (i) taxes, (ii) interest and taxes, or (iii) interest, taxes, depreciation, and amortization)

•	Cash flow or free cash flow (either as dollars or as a percentage of net earnings)

•	Returns on equity, investment, assets or net assets

•	Cash flow return on equity, investment, assets or net assets

•	Stock price or stock price appreciation

•	Total shareholder returns

•

EVA-defined as operating profit after tax (which means net earnings after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (which is based on average total capital and the weighted average cost of capital

•	Overhead or expense containment or reduction

•	Working capital level or working capital turnover

•	Asset levels or asset turnover

The financial metrics identified above can be measured on an as reported or pension adjusted basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative or growth basis. The applicable business criteria and the specific performance goals for Section 162(m) Awards must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance period may range from three months to ten years. Performance targets shall, to the extent determined by the Committee to be equitable and appropriate and unless otherwise expressly provided in the applicable award agreement, be adjusted to mitigate the impact of material, unusual or nonrecurring gains and losses, changes in law, regulations or in generally accepted accounting principles, accounting charges or other extraordinary events not foreseen at the time the targets were set. In no event shall share-based Section 162(m) Awards granted to any eligible person under this Plan exceed the limit set forth in Section 5(e). In no event shall grants to any eligible person under this Plan of Section 162(m) Awards payable only in cash in any calendar year and not related to shares provide for payment of more than $10,000,000. Except as otherwise permitted under Section 162(m) of the Code, before any Performance-Based Award is paid, the Committee must approve (by resolution or other valid action of the Committee) that the performance goal and any other material terms of the Performance-Based Award were in fact satisfied. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of the Plan and Section 162(m) of the Code, on the payment of individual Section 162(m) Awards. The Committee reserves the right to reduce the amount payable with respect to any Performance-Based Award in accordance with any standards the Committee may impose or on any other basis (including the Committee’s discretion) as the Committee may determine appropriate. Section 162(m) Awards may be granted only to employees of the Company or a Subsidiary. The Plan, and this Section 8(c)(ii) in particular, does not limit the Company’s authority to grant awards intended as performance-based compensation within the meaning of Section 162(m) of the Code under any other compensation plan that may be maintained by the Company or any of its Subsidiaries from time to time.

9. Dividends and Dividend Equivalents

The Committee may provide that any awards under the Plan earn dividends or dividend equivalents; provided, however, that dividend equivalent rights may not be granted in connection with any option or SAR granted hereunder. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s account, provided that as to any dividend equivalent rights granted in connection with an award granted under the Plan that is subject to performance-based vesting requirements, no payment shall be made with respect to such dividend equivalent right (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment shall be subject to forfeiture or repayment, as the case may be) unless the related performance-based vesting conditions of such award are satisfied. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10. Deferrals and Settlements

Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. Transferability and Exercisability

Unless otherwise expressly provided in (or pursuant to) this Section 11, by applicable law or by the award agreement, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company; (b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of ISOs, to the extent such transfers are permitted by the Code); (d) if the participant has suffered a disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative; or (e) the authorization by the Committee of “cashless exercise” procedures. The Committee by express provision in the award or an amendment thereto may permit an award (other than an ISO) to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the participant’s termination of employment or service with the Company (or a subsidiary or affiliate) to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

12. Award Agreements

Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall be subject to the no repricing provisions of Section 3(b) hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.

13. Plan Amendment

The Plan may only be amended by a majority of the Board of Directors as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company’s shareholders if the amendment would increase the number of shares available for issuance under the Plan (except for increases or adjustments expressly contemplated by Sections 5 and 6) or shareholder approval is otherwise required under applicable law or applicable New York Stock Exchange listing requirements.

14. Tax Withholding

The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, or deduct from any other compensation otherwise payable to the award holder a sufficient amount to cover withholding of any Federal, state or local taxes required by law with respect to such award settlement or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

15. Other Company Benefit and Compensation Programs

Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of the Company (or a subsidiary or affiliate), or any severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

17. Future Rights

No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ or service of the Company (or any subsidiary or affiliate).

18. Governing Law; Severability; Legal Compliance

The validity, construction and effect of the Plan, any award agreements or other documents setting forth the terms of an award, and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law. If any provision of the Plan, any award agreement, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan or such other document shall continue in effect.

The Plan, the granting and vesting of awards under the Plan and the issuance and delivery of Common Stock and/or the payment of money under the Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

The Plan and the awards granted under the Plan are intended to comply with (or be exempt from, as the case may be) Section 409A of the Code so as to avoid any tax, penalty or interest under Section 409A of the Code. The Plan shall be construed, operated and administered consistent with this intent.

19. Successors and Assigns

The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant’s creditors.

20. Rights as a Shareholder

Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record of shares of Common Stock.

21. Recoupment of Awards

Awards under the Plan are subject to recoupment pursuant to the Company’s Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments as in effect from time to time, and participants shall promptly make any reimbursement requested by the Board or Committee pursuant to such policy with respect to any award.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM, Eastern Time, on May 18, 2011.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/noc • Follow the steps outlined on the secured website.

(

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, and 4 and FOR an annual vote in Proposal 5.

1.	Election of Directors:	For	Against	Abstain
	01 - Wesley G. Bush	☐	☐	☐
	02 - Lewis W. Coleman	☐	☐	☐
	03 - Victor H. Fazio	☐	☐	☐
	04 - Donald E. Felsinger	☐	☐	☐

	For	Against	Abstain
05 - Stephen E. Frank	☐	☐	☐
06 - Bruce S. Gordon	☐	☐	☐
07 - Madeleine Kleiner	☐	☐	☐
08 - Karl J. Krapek	☐	☐	☐

	For	Against	Abstain	+
09 - Richard B. Myers	☐	☐	☐
10 - Aulana L. Peters	☐	☐	☐
11 - Kevin W. Sharer	☐	☐	☐

			For	Against	Abstain
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year ending December 31, 2011.		☐	☐	☐
3.	Proposal to approve the 2011 Long-Term Incentive Stock Plan.		☐	☐	☐
4.	Proposal to approve, on an advisory basis, the compensation of Named Executive Officers.		☐	☐	☐
		1 Yr	2 Yrs	3 Yrs	Abstain
5.	Proposal to vote on the preferred frequency of future advisory votes on the compensation of Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 6, 7, and 8.
		For	Against	Abstain
6.	Shareholder proposal regarding cumulative voting.	☐	☐	☐
7.	Shareholder proposal regarding additional disclosure of political contributions.	☐	☐	☐
8.	Shareholder proposal regarding shareholder action by written consent.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NORTHROP GRUMMAN CORPORATION	+

ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2011, 8:00 A.M.

The Steven F. Udvar-Hazy Center, Smithsonian National Air and Space Museum

14390 Air and Space Museum Parkway, Chantilly, Virginia 20151

This Proxy/Voting Instruction Card is Solicited on Behalf of The Board of Directors for the 2011 Annual Meeting of Shareholders

The undersigned hereby constitutes and appoints Sheila C. Cheston and Jennifer C. McGarey, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 18, 2011, at 8:00 a.m. (Eastern Daylight Time) at The Steven F. Udvar-Hazy Center, Smithsonian National Air and Space Museum, 14390 Air and Space Museum Parkway, Chantilly, Virginia 20151, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, FOR AN “ANNUAL VOTE” FOR PROPOSAL 5 AND “AGAINST” PROPOSALS 6, 7, AND 8.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

If shares are held on your behalf under any of the Company Savings Plans, the proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. Instructions must be received by 11:59 p.m. Eastern Time on May 15, 2011 to be included in the tabulation to the plan Trustee or Voting Manager. For shares represented by proxies not received by this date, the applicable plan Trustee or Voting Manager will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.

■	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, and 4 and FOR an annual vote in Proposal 5.

1.	Election of Directors:	For	Against	Abstain
	01 - Wesley G. Bush	☐	☐	☐
	02 - Lewis W. Coleman	☐	☐	☐
	03 - Victor H. Fazio	☐	☐	☐
	04 - Donald E. Felsinger	☐	☐	☐

	For	Against	Abstain
05 - Stephen E. Frank	☐	☐	☐
06 - Bruce S. Gordon	☐	☐	☐
07 - Madeleine Kleiner	☐	☐	☐
08 - Karl J. Krapek	☐	☐	☐

	For	Against	Abstain	+
09 - Richard B. Myers	☐	☐	☐
10 - Aulana L. Peters	☐	☐	☐
11 - Kevin W. Sharer	☐	☐	☐

			For	Against	Abstain
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year ending December 31, 2011.		☐	☐	☐
3.	Proposal to approve the 2011 Long-Term Incentive Stock Plan.		☐	☐	☐
4.	Proposal to approve, on an advisory basis, the compensation of Named Executive Officers.		☐	☐	☐
		1 Yr	2 Yrs	3 Yrs	Abstain
5.	Proposal to vote on the preferred frequency of future advisory votes on the compensation of Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 6, 7, and 8.
		For	Against	Abstain
6.	Shareholder proposal regarding cumulative voting.	☐	☐	☐
7.	Shareholder proposal regarding additional disclosure of political contributions.	☐	☐	☐
8.	Shareholder proposal regarding shareholder action by written consent.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

+

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NORTHROP GRUMMAN CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2011, 8:00 A.M.

The Steven F. Udvar-Hazy Center, Smithsonian National Air and Space Museum

14390 Air and Space Museum Parkway, Chantilly, Virginia 20151

This Proxy/Voting Instruction Card is Solicited on Behalf of The Board of Directors for the 2011 Annual Meeting of Shareholders

The undersigned hereby constitutes and appoints Sheila C. Cheston and Jennifer C. McGarey, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 18, 2011, at 8:00 a.m. (Eastern Daylight Time) at The Steven F. Udvar-Hazy Center, Smithsonian National Air and Space Museum, 14390 Air and Space Museum Parkway, Chantilly, Virginia 20151, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, FOR AN “ANNUAL VOTE” FOR PROPOSAL 5 AND “AGAINST” PROPOSALS 6, 7, AND 8.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

If shares are held on your behalf under any of the Company Savings Plans, the proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. Instructions must be received by 11:59 p.m. Eastern Time on May 15, 2011 to be included in the tabulation to the plan Trustee or Voting Manager. For shares represented by proxies not received by this date, the applicable plan Trustee or Voting Manager will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on the other side)